As filed with the Securities and Exchange Commission on June 12, 2019

Registration No. 333-231522

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ROCKY MOUNTAIN HIGH BRANDS, INC.

(Exact name of registrant as specified in its charter)

Nevada	2080	90-0895673
(State or other jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of incorporation or organization)	Classification Code Number)	Identification Number)

9101 LBJ Freeway, Suite 200

Dallas, TX 75243

(800)-260-9062

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael Welch

Chief Executive Officer

Rocky Mountain High Brands, Inc.

9101 LBJ Freeway, Suite 200

Dallas, TX 75243

(800)-260-9062

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Joe Laxague, Esq.

Laxague Law, Inc.

1 East Liberty, Suite 600

Reno, NV 89501

(775) 234-5221

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this Registration Statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

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If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer (Do not check if a smaller reporting company) [ ]	Smaller reporting company [X]
Emerging Growth Company [X]

Pursuant to Rule 429(a) under the Securities Act, the prospectus (“Prospectus”) included in this Registration Statement on Form S- (this “Registration Statement”) is a combined prospectus and also relates to an aggregate of 66,118 shares registered and remaining unsold (the “Previously Registered Shares”) under the registrant’s registration statements on Form S-1 (No. 333-226091), as amended (the “Prior Registration Statement”), which became effective on October 15, 2018 pursuant to Section 8(a) of the Securities Act. Pursuant to Rule 429(b), this Registration Statement, upon effectiveness, also constitutes a post-effective amendment to the Prior Registration Statement, which post-effective amendment shall hereafter become effective concurrently with the effectiveness of this Registration Statement and in accordance with Section 8(c) of the Securities Act.

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(2)	Proposed Offering Price Per Share(1) $	Proposed Maximum Aggregate Offering Price $	Amount of Registration Fee $
Common stock, par value $0.001 per share, Issuable pursuant to Securities Purchase Agreement(3)	30,000,000	$0.0765	$2,295,000	$278.16
Total	30,000,000	$0.0765	$2,295,000	$278.16

(1)	Estimated pursuant to Rule 457(c) under the Securities Act of 1933, as amended (the “Securities Act”), based on the average of the bid and asked price as of a specified date within 5 business days prior to the date of the filing of this Registration Statement.

(2)	Pursuant to Rule 416(a) under the Securities Act, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	This amount is comprised of shares to be issued to GHS Investments, LLC pursuant to the terms of a Securities Purchase Agreement.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

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The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED: JUNE 12, 2019

Rocky Mountain High Brands, Inc.

30,000,000 Shares of Common Stock

This prospectus relates to the resale of up to 30,000,000 shares of our common stock to be offered by the selling stockholder, GHS Investments, LLC (“GHS”). These 30,000,000 shares of common stock consist of up to 30,000,000 shares of common stock issuable to GHS under the terms of a Securities Purchase Agreement dated June 27, 2018.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholder will offer or sell any of such shares of common stock. The selling stockholder may sell the shares of common stock covered by this prospectus in a number of different ways and at varying prices. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution”. We will not receive any of the proceeds from the sale of common stock by the selling stockholders.

GHS is an underwriter within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. We will bear all costs, expenses and fees in connection with the registration of the common stock. The selling stockholder will bear all commissions and discounts, if any, attributable to its sales of our common stock.

Our common stock is quoted on the OTCQB tier of the electronic over-the-counter marketplace operated by OTC Markets Group, Inc. On May 8, 2019, the last reported sales price for our common stock was $0.073 per share.

Investment in our common stock involves risk. See “Risk Factors” contained in this prospectus. You should carefully read this prospectus, together with the documents we incorporate by reference, before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is June 12, 2019.

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You should rely only on the information contained in this prospectus or in any free writing prospectus that we may specifically authorize to be delivered or made available to you. We have not, and the underwriters have not, authorized anyone to provide you with any information other than that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus may only be used where it is legal to offer and sell shares of our common stock. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the selling stockholders are not, making an offer of these securities in any jurisdiction where the offer is not permitted.

For investors outside the United States: We have not and the selling stockholders have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire prospectus, including our financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in each case included elsewhere in this prospectus.

Unless the context otherwise requires, references to “we,” “our,” “us,” or the “Company” in this prospectus mean Rocky Mountain High Brands, Inc. on a consolidated basis with its wholly-owned subsidiaries.

Rocky Mountain High Brands, Inc.

Overview

Rocky Mountain High Brands, Inc. is a Nevada corporation. RMHB currently operates through its parent company, three wholly-owned subsidiaries and one minority-owned subsidiary, which the Company controls. All subsidiaries are consolidated for financial reporting purposes:

•	Rocky Mountain High Brands, Inc., an active Nevada corporation (Parent)

•	Wellness For Life Colorado, Inc. (“WFLC”) (f/k/a Rocky Mountain Hemp Company and Wellness For Life, Inc.), an active Colorado corporation (Subsidiary)

•	Eagle Spirit Land & Water Company (“Eagle Spirit”), an active Oklahoma corporation (Subsidiary)

•	Rocky Mountain High Water Company, LLC (“WaterCo”), an active Delaware limited liability company (Subsidiary-consolidated beginning November 12, 2016)

•	FitWhey Brands Inc. (“FitWhey”), an active Nevada corporation (Subsidiary)

•	Rocky Mountain High Clothing Company, Inc., an inactive Texas Corporation (Subsidiary)

•	Smarterita, LLC, an inactive Texas limited liability company (Subsidiary)

RMHB is a lifestyle brand management company that markets primarily CBD and hemp-infused products to health-conscious consumers. Our products span various categories including beverage, food, fitness, and skin care. RMHB also markets a naturally high alkaline spring water and a water-based protein drink with caffeine and B vitamins. All products comply with federal regulations on hemp products and contain 0.0% tetrahydrocannabinol (THC), the psychoactive constituent of cannabis.

In March 2018, the Company launched the HEMPd brand with gummies, water soluble drops, capsules, tinctures, lotions, and salves. The Company introduced four flavors of CBD-infused waters in 12 oz. cans in November 2018.

In July 2018, the Company acquired the assets of BFIT Brands, LLC and formed a new subsidiary, FitWhey Brands LLC. FitWhey markets a line-up of five water-based protein drinks that include caffeine and B vitamins.

During 2017 and 2018, the Company continued to market its lineup of naturally flavored hemp-infused functional beverages, as well as hemp-infused 2oz. Mango Energy Shots and Mixed Berry Energy Shots through the first half of 2018. The Company plans to introduce updated offerings of hemp seed extract-infused functional beverages in the second quarter of 2019 under the name of Rocky Mountain.

Corporate History

Rocky Mountain High Brands Inc. October 23, 2014 to present – Articles of Amendment filed with the State of Nevada f/k/a Totally Hemp Crazy Inc.

July 17, 2014 to October 23, 2014 – Articles of Amendment filed with the State of Nevada

f/k/a Republic of Texas Brands Incorporated November 2011 to July 17, 2014 – Articles of Amendment filed with the State of Nevada

f/k/a Legends Food Corporation May 2011 to November 2011 – Articles of Amendment filed with the State of Nevada

f/k/a Precious Metals Exchange Corp. – Articles of Amendment filed with the State of Nevada on December 23, 2008

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f/k/a Stealth Industries, Inc. – Articles of Amendment filed with the State of Minnesota on October 25, 1999 (name change). Articles of Incorporation filed with the State of Nevada on October 30, 2000 (Change of Domicile; Merger with Stealth Industries, Inc. (Minnesota)

f/k/a Assisted Living Corporation – Articles of Amendment filed with the State of Minnesota on November 3, 1993 (name change) f/k/a Electric Reel Corporation of America, Inc. -- Articles of Incorporation filed with the State of Minnesota on August 15, 1968

Acquisitions

Rocky Mountain High Water Company LLC

In July 2016, the Company entered into a business alliance with Poafpybitty Family, LLC to launch Eagle Spirit Spring Water, a line of purified, high-alkaline spring water sourced from Native American tribal land in Oklahoma.

The agreement calls for the Company to pay a royalty on each gallon of water collected at the spring. Production of filtered spring water filled bottles commenced in August 2016 and sales began in October 2016.

In consideration for the 20-year water and surface rights, and a related 10-year renewal option, the Company paid Poafpybitty Family, LLC cash payments of $22,500 and issued a warrant for 500,000 shares of the Company’s common stock exercisable at $.03 per share over a three-year period beginning July 27, 2016.

The agreement grants the Company an exclusive right to develop land adjacent to the spring for commercial purposes as agreed to by both parties. Additionally, the Company has agreed to grow hemp for experimental or commercial purposes on the land within three years.

On November 12, 2016, the agreement with the Poafpybitty Family was amended to give the Company a controlling voting interest of 75% of WaterCo, while the Poafpybitty Family received a majority 51% of the equity interest. The amended agreement is being accounted for as a step-acquisition, with the resulting goodwill of $59,163 included in other assets. During the six months ended December 31, 2017, the Company obtained an outside valuation of the rights to use the land and obtain the water described in the agreement. As a result of that analysis and the continued operating losses by the Company’s spring water business, the Company determined that its investment, including the related goodwill, was fully impaired. The Company recorded an impairment expense of $59,163 as of November 12, 2017. As a result of the step-acquisition, beginning on November 12, 2016 the operations of WaterCo are consolidated in the financial statements of RMHB.

FitWhey Brands Inc. (acquisition of the assets of BFIT Brands, LLC)

In July 2018, the Company purchased the assets of BFIT Brands, LLC, an Arizona-based company. The acquired assets include the cash, accounts receivable, inventory, FitWhey software, trademark, and formulas of BFIT’s FitWhey branded water-based protein drinks containing caffeine and a vitamin-B pack. The Company paid $230,438 including common stock issued to the owners of BFIT of $75,000, forgiveness of a note receivable of $80,000 plus accrued interest of $438, and $75,000 to be paid to the owners of BFIT over time based on 5% of net sales of FitWhey products. The acquisition includes $98,297 of assets including cash, accounts receivable, inventory, and prepaid production costs and $132,141 of intangible assets, including the FitWhey software, trademark, formulas, and goodwill. The Company is obtaining an outside valuation of these assets.

Our Transactions with GHS

Secured Promissory Notes

We have eight Secured Promissory Notes issued and outstanding to GHS in the amounts set forth below. The Notes bear interest at an annual rate of ten percent (10%), and are secured by all of our assets. A summary of the Notes as currently issued, the amounts due as of May 3, 2019 and due dates of the Notes are as follows:

Note	Principal Amount Owing	Accrued Interest Owing	Due Date
First Note (issued Jul 24, 2018)	$157,500.00	$13,894.52	December 1, 2019
Second Note (issued August 9, 2018)	$157,500.00	$13,204.11	January 1, 2020
Third Note (issued August 30, 2018)	$105,000.00	$8,198.63	February 1, 2020
Fourth Note (issued September 14, 2018)	$131,250.00	$9,708.90	March 1, 2020
Fifth Note (issued September 28, 2018)	$55,000.00	$3,797.26	March 1, 2020
Sixth Note (issued October 12, 2018)	$52,500.00	$3,480.82	April 1, 2020
Seventh Note (issued May 3, 2019)	$105,000.00	$1,121.92	February 3, 2020
Eighth Note (issued May 16, 2019)	$157,500.00	$1,121.92	February 16, 2020
Ninth Note (issued June 7, 2019)	$105,000.00	$115.07	February 16, 2020
Totals	$1,026,250.00	$54,643.15	March 7, 2020

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Events of default under the Notes include: (i) failure to pay installments when due, (ii) failure to timely deliver shares of common stock in the event that we have elected such conversion and sent notice of such to GHS, (iii) breach of representations or warranties made in the Notes, (iv) receivership, bankruptcy, or liquidation, (v) our failure to comply with the reporting requirements of the Exchange Act, and (vi) failure to maintain OTC quotation of our common stock.

In the event of our default, the GHS Note will bear interest at an annual rate of 20% and the balances due under the Notes will be accelerated. Further, a default penalty of 50% will apply to the outstanding balances and GHS may, as a secured creditor, enforce its lien on our assets and liquidate them under Article 9 of the Uniform Commercial Code. The Notes are not currently in default. The Notes are convertible at prices ranging from $0.03 to $0.05 per share. GHS’s ability to convert the Notes is limited such that: (i) no conversion may be effected to the extent that, following such conversion, GHS would own more that 9.99% of our issued and outstanding common stock; and (ii) for so long as we are not in default under any of the Notes, GHS may not convert, in any calendar month, any portion of a Note in excess of $50,000. In addition, for so long as we are not in default under any of the Notes, GHS may not, on any individual trading day, re-sell an amount of shares of common stock received upon conversion of all Notes that is in excess of fifteen percent (15%) of the total trading volume for such trading day.

Securities Purchase Agreement With GHS

On June 27, 2018, we entered into a Securities Purchase Agreement with GHS which provides for GHS’s purchase of up to $15,000,000 worth of our common stock (the “SPA”). We have previously registered for resale 16,000,000 shares of common stock to be purchased by GHS under the SPA. To date, we have put a total of 16,000,000 shares to GHS under the SPA for total proceeds to us of approximately $2,194,349.

We are now registering for resale by GHS up to 30,000,000 additional shares of common stock to be purchased by GHS under the SPA. Under the SPA, GHS has agreed to purchase up to $15,000,000 worth of our common stock over a period of twenty-four (24) months. Sales of common stock to GHS under SPA shall be initiated from time to time by our issuance of individual Put Notices to GHS. The price of shares put to GHS under each Put Notice shall be eighty-two (82%) percent of the “Market Price,” which is the lowest traded price of our common stock during the ten (10) consecutive trading days preceding the date of the Put Notice. However, in the event that (i) the lowest volume-weighted average price (“VWAP”) of our common stock for any given trading day during the ten (10) trading days following a Put Notice (the “Trading Period”) is less than 82% of the Market Price used to determine the Purchase Price in connection with the Put and (ii) as of the end of such Trading Period, GHS still holds shares issued pursuant to such Put Notice (the “Trading Period Shares”), then we will be required to issue such additional shares of common stock, on the trading day immediately following the Trading Period, as may be necessary to adjust the Purchase Price for that portion of the Put represented by the Trading Period Shares to equal the lowest VWAP during the Trading Period.

The amount and timing of each Put Notice will be subject to certain limitations: (i) a new Put Notice may not be issued until the prior put has closed, (ii) there must be a minimum of eight (8) trading days between each Put Notice, (iii) no Put Notice will be effective to the extent that, following the closing of the put, GHS and its affiliates would own more than 9.99% of our common stock; (iv) the maximum dollar amount of each put will not exceed two times (2x) the average of the daily trading dollar volume for our common stock during the ten (10) trading days preceding the put date; and (v) no put will be made in an amount greater than five hundred thousand dollars ($500,000).

Our ability to use the SPA facility is conditioned upon, among other things, the effectiveness of a registration statement registering the resale by GHS of the shares of common stock issuable under the SPA. Our obligations in this regard are governed by a Registration Rights Agreement with GHS dated June 27, 2018 (the “RRA”). The RRA requires us to file a Registration Statement for GHS’s resale of the Registrable Securities with thirty (30) days, and to use our best efforts to secure effectiveness of the Registration Statement with ninety (90) days after filing. Once the Registration Statement is effective, we are required to maintain its effectiveness, by appropriate amendments and/or prospectus supplements, until the earlier to occur of the following: (A) GHS has sold all the Registrable Securities; or (B) GHS has no right to acquire any additional shares of common stock under the SPA.

A total of 30,000,000 shares issuable under the SPA are being offered under this Prospectus. At a price of $0.04264 (82% of our market price as of June 11, 2019), a sale of all of these shares to GHS would represent total proceeds to us of $1,279,200. Our actual sale prices to GHS, however, will be determined by reference to the trading price of our common stock in the market, with GHS receiving a discount from the market trading price as indicated above. Because market prices of our common stock are subject to constant fluctuations, the actual amount to be received by us upon sale of the 30,000,000 shares being offered could vary substantially from the listed offering amount for shares issuable under the SPA. If our stock price were to decrease, the total proceeds available to us upon sale of the shares being offered under this Prospectus could correspondingly decrease substantially. Please see “Future Liquidity Requirements” on page 20 for an illustration of the total proceeds which would be received under a range of assumed trading prices.

Our principal executive offices are located at 9101 LBJ Freeway, Suite 200, Dallas, TX 75243. Our telephone number is (800) 260-9062. The Company’s website address is http://www.rockymountainhighbrands.com. Information contained on the Company’s website is not incorporated into this prospectus. Annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and all amendments to those reports are available free of charge through the Securities and Exchange Commission (“SEC”) website at http://www.sec.gov as soon as reasonably practicable after those reports are electronically filed with or furnished to the SEC. These reports are also available on the Company’s website.

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Summary of the Offering

Common stock offered by the selling shareholder	30,000,000 shares of common stock, consisting of up to 30,000,000 shares of common stock issuable to GHS under the terms of a Securities Purchase Agreement dated June 27, 2018.

Common stock to be outstanding after this offering	135,061,000 shares, assuming all shares issuable to GHS under the Securities Purchase Agreement are issued by us.

Use of proceeds	We will not receive any proceeds from the sale of the common stock offered by the selling stockholders.

Risk factors	See “Risk Factors” beginning on page 9 of this prospectus and the other information included in this prospectus for a discussion of factors you should carefully consider before investing in our securities.

OTCQB trading symbol	RMHB

Unless we indicate otherwise, all information in this prospectus is based on 105,598,650 shares of common stock issued and outstanding as of May 8, 2019, and excludes shares issuable upon conversion of convertible notes and shares issuable upon the conversion of outstanding warrants and options.

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RISK FACTORS

Investing in our common stock involves a high degree of risk. Prospective investors should carefully consider the risks described below and other information contained in this prospectus, including our financial statements and related notes before purchasing shares of our common stock. There are numerous and varied risks, known and unknown, that may prevent us from achieving our goals. If any of these risks actually occurs, our business, financial condition or results of operations may be materially adversely affected. In that case, the trading price of our common stock could decline and investors in our common stock could lose all or part of their investment.

We have a limited operating history and operate in a new industry, and we may not succeed.

The hemp oil and beverage businesses are highly competitive and risky, and competition from companies much bigger than us could adversely affect our operating results.

We compete with many national, regional and local businesses. We could experience increased competition from existing or new companies in the hemp oil and beverage channels, which could create increasing pressures to grow ours. If we are unable to maintain our competitive position, we could experience downward pressure on prices, lower demand for our products, reduced margins, the inability to take advantage of new business opportunities and the loss of channel share, which would have an adverse effect on our operating results. Other factors that could affect our business are:

•	Consumer tastes

•	National, regional or local economic conditions

•	Disposable purchasing power

•	Demographic trends; and

•	The price of special ingredients that go into our products.

We may fail to successfully implement our growth strategy, which includes direct-to-consumer as well as brick and mortar channels.

Our success as a national brand requires that we successfully compete online through our proprietary websites, Amazon, and eBay and place our products in national and local retailers through our distribution network. Failure to achieve sales in any of these areas will have an adverse effect on our growth.

The hemp oil and beverage industries are affected by consumer preferences and perceptions. Changes in these preferences and perceptions may lessen the demand for our products, which would reduce sales and harm our business.

The hemp oil and beverage businesses are affected by changes in consumer tastes, national, regional and local economic conditions, and demographic trends. If consumer demand for our brand categories should decrease, our business would suffer.

Increases in the cost of ingredients and raw materials could materially affect our operating results.

Our principal products contain hemp oil. Increases in the cost of hemp oil as well as other ingredients such as natural sweeteners, or other raw materials such as aluminum, which we use for our beverage cans, could have a material adverse effect on our operating results. Significant price increases, market conditions, weather, acts of God and other disasters could materially affect our operating results.

Increases in ingredients, raw materials, labor, and other costs could adversely affect our profitability and operating results.

An increase in our operating costs could adversely affect our profitability. Factors such as inflation, poor hemp harvests, increased labor costs, and increased energy costs may adversely affect our operating profits. Many of the factors affecting costs are beyond our control and we may not be able to pass these increased costs along to our customers.

We do not have long-term contracts with our suppliers, and as a result they could seek to significantly increase prices or fail to deliver.

We typically do not rely on long-term arrangements with our suppliers. Although we have not experienced significant problems with our suppliers, our suppliers may implement significant price increases or may not meet our requirements in a timely fashion, if at all. The occurrence of any of the foregoing could have a material adverse effect on our operating results.

Any prolonged disruption in the operations of any of our co-packing and fulfillment facilities could harm our business.

We generally operate through co-packing agreements. All of our hemp oil-based gummies, capsules, tinctures, water soluble drops, lotions, and salves are produced by co-packers in Colorado and direct-to-consumer orders are filled in Dallas. Our newly-formulated beverage products are co-packed at third-party production facilities in the Dallas area. As a result, any prolonged disruption in the operations of any of these facilities, whether due to technical or labor difficulties, destruction or damage to the facility, real estate issues or other reasons, could result in increased costs and reduced revenues and our profitability and prospects could be harmed.

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Loss of key personnel or our inability to attract and retain new qualified personnel could hurt our business and inhibit our ability to operate and grow successfully.

Our ability to successfully grow our brands hinges on our ability to attract and retain professionals with talent, integrity, enthusiasm and loyalty. If we are unable to attract or retain key personnel, our profitability and growth potential could be harmed.

We may not be able to adequately protect our intellectual property, which could harm the value of our brands and branded products and adversely affect our business.

We depend in large part on our brands and branded products and believe that they are very important to our business, as well as on our proprietary hemp infused processes. We rely on a combination of trademarks, copyrights, service marks, trade secrets and similar intellectual property rights to protect our brand and branded products. The success of our business depends on our continued ability to use our existing trademarks and service marks in order to increase brand awareness and further develop our branded products in both domestic and international markets. We have registered certain trademarks and have other trademark registrations pending in the United States. We may not be able to adequately protect our trademarks and our use of these trademarks may result in liability for trademark infringement, trademark dilution or unfair competition. We may from time to time be required to institute litigation to enforce our trademarks or other intellectual property rights, or to protect our trade secrets. Such litigation could result in substantial costs and diversion of resources and could negatively affect our sales, profitability and prospects regardless of whether we are able to successfully enforce our rights.

We are subject to extensive government regulation, and our failure to comply with existing or increased regulations could adversely affect our business and operating results. We are subject to numerous federal, state, local and foreign laws and regulations, including those relating to:

•	The production of beverages and other products

•	The preparation and sale of food and beverage products

•	Environmental protection

•	FDA and state agricultural requirements

•	The use of hemp, which is subject to federal regulations

•	Interstate commerce and taxation laws

•	Working and safety conditions, minimum wage and other labor requirements

Our annual and quarterly financial results are subject to significant fluctuations depending on various factors, many of which are beyond our control, which could adversely affect our ability to satisfy our debt obligations as they become due.

Our sales and operating results can vary significantly from quarter to quarter and year to year depending on various factors, many of which are beyond our control. These factors include:

•	Variations in the timing and volume of our sales

•	The timing of expenditures in anticipation of future sales

•	Sales promotions by us and our competitors

•	Changes in competitive and economic conditions generally

Consequently, our results of operations may decline quickly and significantly in response to changes in order patterns or rapid decreases in demand for our products. We anticipate that fluctuations in operating results will continue in the future. The Company's operating results may vary. We may incur net losses. The Company expects to experience variability in its revenues and net income. While we intend to implement our business plan to the fullest extent we can, we may experience net losses.

Factors expected to contribute to this variability include, among other things:

•	The general economy

•	The regulatory environment concerning hemp and food and beverage production

•	Climate, seasonality and environmental factors

•	Consumer demand for the Company’s products

•	Transportation costs

•	Competition in products

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You should further consider, among other factors, our prospects for success in light of the risks and uncertainties encountered by companies that, like us, are in their early stages. For example, unanticipated expenses, problems, and technical difficulties may occur and they may result in material delays in the operation of our business, in particular with respect to our new products. We may not successfully address these risks and uncertainties or successfully implement our operating strategies. If we fail to do so, it could materially harm our business to the point of having to cease operations and could impair the value of our common stock to the point investors may lose their entire investment.

These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern.

We will require additional capital to finance our operations in the future, but that capital may not be available when it is needed and could be dilutive to existing stockholders.

We will require additional capital for future operations. We estimate those requirements to approximate $1,500,000. We plan to finance operations and capital requirements with funds generated from the following sources:

•	Capital raised through equity and debt offerings

•	Available cash and cash investments

•	Cash provided by operating activities

Current conditions in the capital markets are such that traditional sources of capital may not be available to us when needed or may be available only on unfavorable terms. Our ability to raise additional capital, if needed, will depend on conditions in the capital markets, economic conditions and a number of other factors, many of which are outside our control, and on our financial performance. Accordingly, we cannot assure you that we will be able to successfully raise additional capital at all or on terms that are acceptable to us. If we cannot raise additional capital when needed, it may have a material adverse effect on our liquidity, financial condition, results of operations and prospects. Further, if we raise capital by issuing stock, the holdings of our existing stockholders will be diluted.

If we raise capital by issuing debt securities, such debt securities would rank senior to our common stock upon our bankruptcy or liquidation. In addition, we may raise capital by issuing equity securities that may be senior to our common stock for the purposes of dividend and liquidating distributions, which may adversely affect the market price of our common stock. Finally, upon bankruptcy or liquidation, holders of our debt securities and shares of preferred stock and lenders with respect to other borrowings will receive a distribution of our available assets prior to the holders of our common stock. Additional equity offerings may dilute the holdings of our existing stockholders or reduce the market price of our common stock, or both.

Our stock price has been extremely volatile and our common stock is not listed on a national stock exchange; as a result, stockholders may not be able to resell their shares at or above the price paid for them.

The market price of our common stock has been extremely volatile and could be subject to significant fluctuations due to changes in sentiment in the market regarding our operations or business prospects, among other factors. Further, our common stock is not listed on a national stock exchange; we intend to list the common stock on a national stock exchange once we meet the entry criteria. An active public market for our common stock currently exists on the OTC Markets (www.otcmarkets.com) but may not be sustained. Therefore, stockholders may not be able to sell their shares at or above the price they paid for them.

Among the factors that could affect our stock price are:

•	Industry trends and the business success of our vendors

•	Actual or anticipated fluctuations in our quarterly financial and operating results and operating results that vary from the expectations of our management or of securities analysts and investors

•	Our failure to meet the expectations of the investment community and changes in investment community recommendations or estimates of our future operating results

•	Announcements of strategic developments, acquisitions, dispositions, financings, product developments and other materials events by us or our competitors

•	Regulatory and legislative developments

•	Litigation

•	General market conditions

•	Other domestic and international macroeconomic factors unrelated to our performance

•	Additions or departures of key personnel

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Sales by our stockholders of a substantial number of shares of our common stock in the public market could adversely affect the market price of our common stock.

A substantial portion of our total outstanding shares of common stock may be sold into the market at any time. Some of these shares are owned by executive officers and directors, and we believe that such holders have no current intention to sell a significant number of shares of our stock. If all of the major stockholders were to decide to sell large amounts of stock over a short period of time such sales could cause the market price of our common stock to drop significantly, even if our business is doing well.

Our financial statements may not be comparable to those of other companies.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates, and our stockholders and potential investors may have difficulty in analyzing our operating results if comparing us to such companies.

The success of our new and existing products and services is uncertain.

We have committed, and expect to continue to commit, significant resources and capital to develop and market existing product enhancements and new products. These products are relatively untested, and we cannot assure you that we will achieve market acceptance for these products, or other new products that we may offer in the future. Moreover, these and other new products may be subject to significant competition with offerings by new and existing competitors. In addition, new products and enhancements may pose a variety of technical challenges and require us to attract additional qualified employees. The failure to successfully develop and market these new products or enhancements could seriously harm our business, financial condition and results of operations.

Our business is dependent upon continued market acceptance by consumers.

We are substantially dependent on continued market acceptance of our products by consumers. Although we believe that our products in the United States are gaining better consumer acceptance, we cannot predict the future growth rate and size of this market.

If we are able to expand our operations, we may be unable to successfully manage our future growth.

Since we initiated product sales in 2015, we have added additional subsidiaries and product lines. These additions have placed substantial strain on our management, operational, financial, and other resources. If we are able to continue expanding our operations in the United States and in other countries where we believe our products will be successful, as planned, we may experience periods of rapid growth, which will require additional resources. Any such growth could place increased strain on our management, operational, financial and other resources, and we will need to train, motivate, and manage employees, as well as attract management, sales, finance and accounting, international, technical, and other professionals. In addition, we will need to expand the scope of our infrastructure and our physical resources. Any failure to expand these areas and implement appropriate procedures and controls in an efficient manner and at a pace consistent with our business objectives could have a material adverse effect on our business and results of operations.

Any future litigation could have a material adverse impact on our results of operations, and financial condition and liquidity. The company holds Directors & Officers insurance with a liability limit of $2,000,000, which may not be sufficient to cover a claim.

Despite our significant efforts in quality control and preservation, we will face risks of litigation from customers, employees and others in the ordinary course of business, which may divert our financial and management resources. Any adverse litigation or publicity may negatively impact our financial condition and results of operations.

Claims of illness or injury relating to food and beverage quality or handling are common in our industry. While we believe our co-packer and fulfillment partners processes and high standards of quality control will minimize these instances, there is always a risk of occurrence, and so despite our best efforts to regulate quality control, litigation may occur. In that event, our financial condition, operating results and cash flows could be harmed.

From time to time we may be subject to litigation, including potential stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods of time. The Company holds Directors and Officers insurance with a liability limit of $2,000,000, which may not be sufficient to cover a potential claim. While neither Nevada law nor our articles of incorporation or bylaws require us to indemnify or advance expenses to our officers and directors involved in such a legal action, we expect that we would do so to the extent permitted by Nevada law.

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Our prior operating results may not be indicative of our future results.

You should not consider prior operating results with respect to revenues, net income, or any other measure to be indicative of our future operating results. The timing and amount of future revenues will depend almost entirely on our ability to sell our products to new customers. Our future operating results will depend upon many other factors, including:

•	The level of product and price competition,

•	Our success in expanding our business network and managing our growth,

•	Our ability to develop and market product enhancements and new products,

•	The timing of product enhancements, activities of and acquisitions by competitors,

•	The ability to hire additional qualified employees, and

•	The timing of such hiring and our ability to control costs.

We have only two outside Board Directors, which could create conflicts of interests and pose risks from a corporate governance perspective.

Our Board of Directors consists primarily of current executive officers, which means that we have only two outside or independent directors. The lack of independent directors may prevent the Board from being independent from management in its judgments and decisions and its ability to pursue the Board responsibilities without undue influence. For example, an independent Board can serve as a check on management, which can limit management taking unnecessary risks. Furthermore, the lack of a sufficient number of independent directors creates the potential for conflicts between management and the diligent independent decision-making process of the Board. In this regard, our lack of an independent compensation committee presents the risk that our executive officers on the Board may have influence over his/their personal compensation and benefits levels that may not be commensurate with our financial performance. Furthermore, our lack of outside directors deprives our company of the benefits of various viewpoints and experience when confronting the challenges we face. With only two independent directors on the Board of Directors, it will be difficult for the Board to fulfill its traditional role as overseeing management.

Our preferred stock may have rights senior to those of our common stock which could adversely affect holders of common stock.

Our articles of incorporation give our Board of Directors the authority to issue additional series of preferred stock without a vote or action by our stockholders. The Board also has the authority to determine the terms of preferred stock, including price, preferences, and voting rights. The rights granted to holders of preferred stock in the future may adversely affect the rights of holders of our common stock. Any such authorized class of preferred stock may have a liquidation preference – a pre-set distribution in the event of a liquidation – that would reduce the amount available for distribution to holders of common stock or superior dividend rights that would reduce the amount of dividends that could be distributed to common stockholders. In addition, an authorized class of preferred stock may have voting rights that are superior to the voting rights of the holders of our common stock.

We are an emerging growth company and, as a result of the reduced disclosure and governance requirements applicable to emerging growth companies, our common stock may be less attractive to investors.

We are an emerging growth company, as defined in the JOBS Act, and we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies, but not to emerging growth companies, including, but not limited to, a requirement to present only two years of audited financial statements, an exemption from the auditor attestation requirement of Section 404 of the Sarbanes-Oxley Act, reduced disclosure about executive compensation arrangements pursuant to the rules applicable to smaller reporting companies and no requirement to seek non-binding advisory votes on executive compensation or golden parachute arrangements, although some of these exemptions are available to us as a smaller reporting company (i.e. a company with less than $75 million of its voting equity held by non-affiliates). We have elected to adopt these reduced disclosure requirements. We cannot predict if investors will find our common stock less attractive as a result of our taking advantage of these exemptions. If some investors find our common stock less attractive as a result of our choices, there may be a less active trading market for our common stock and our stock price may be more volatile.

We do not expect to pay any cash dividends in the foreseeable future.

We intend to retain our future earnings, if any, in order to reinvest in the development and growth of our business and, therefore, do not intend to pay dividends on our common stock for the foreseeable future. Any future determination to pay dividends will be at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, and such other factors as our board of directors deems relevant. Accordingly, investors may need to sell their shares of our common stock to realize a return on their investment, and they may not be able to sell such shares at or above the price paid for them.

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We can sell additional shares of common stock without consulting stockholders and without offering shares to existing stockholders, which would result in dilution of existing stockholders’ interests in RMHB and could depress our stock price.

Our Articles of Incorporation, as amended, authorize 200,000,000 shares of common stock, of which 105,598,650 are outstanding as of May 8, 2019; 20,000,000 of preferred stock, of which 1,000,000 shares of series A preferred stock are designated and no shares are issued and outstanding; 7,000,000 shares of series B preferred stock are designated and no shares are issued and outstanding; 2,000,000 shares of series C preferred stock are designated and no shares are issued and outstanding; 2,000,000 of series D preferred stock are designated and no shares are issued and outstanding; and 789,474 shares of Series E preferred stock are designated and no shares are issued and outstanding. Our Board of Directors is authorized to issue additional shares of our common stock and preferred stock. Although our Board of Directors intends to utilize its reasonable business judgment to fulfill its fiduciary obligations to our then existing stockholders in connection with any future issuance of our capital stock, the future issuance of additional shares of our common stock or preferred stock convertible into common stock would cause immediate, and potentially substantial, dilution to our existing stockholders, which could also have a material effect on the market value of the shares.

Further, our shares do not have preemptive rights, which mean we can sell shares of our common stock to other persons without offering purchasers in this offering the right to purchase their proportionate share of such offered shares. Therefore, any additional sales of stock by us could dilute an existing stockholder’s ownership interest in our company.

You will experience future dilution as a result of future equity offerings

We may in the future offer additional shares of our common stock or other securities convertible into or exchangeable for our common stock. Although no assurances can be given that we will consummate a financing, in the event we do, or in the event we sell shares of common stock or other securities convertible into shares of our common stock in the future, additional and substantial dilution will occur. In addition, investors purchasing shares or other securities in the future could have rights superior to investors in this offering.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS AND INDUSTRY DATA

This prospectus contains forward-looking statements. Such forward-looking statements include those that express plans, anticipation, intent, contingency, goals, targets or future development and/or otherwise are not statements of historical fact. These forward-looking statements are based on our current expectations and projections about future events and they are subject to risks and uncertainties known and unknown that could cause actual results and developments to differ materially from those expressed or implied in such statements.

In some cases, you can identify forward-looking statements by terminology, such as “expects”, “anticipates”, “intends”, “estimates”, “plans”, “potential”, “possible”, “probable”, “believes”, “seeks”, “may”, “will”, “should”, “could” or the negative of such terms or other similar expressions. Accordingly, these statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed in them. Any forward-looking statements are qualified in their entirety by reference to the factors discussed throughout this prospectus.

You should read this prospectus and the documents that we reference herein and therein and have filed as exhibits to the registration statement, of which this prospectus is part, completely and with the understanding that our actual future results may be materially different from what we expect. You should assume that the information appearing in this prospectus is accurate as of the date on the front cover of this prospectus only. Because the risk factors referred to above could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. These risks and uncertainties, along with others, are described above under the heading “Risk Factors” beginning on page 9 of this prospectus. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. We qualify all of the information presented in this prospectus, and particularly our forward-looking statements, by these cautionary statements.

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SELLING STOCKHOLDER

Unless the context otherwise requires, as used in this prospectus, “selling stockholder” refers to GHS Investments, LLC.

We have prepared this prospectus to allow the selling stockholder to sell or otherwise dispose of, from time to time, up to 30,000,000 shares of our common stock. The 30,000,000 shares of common stock to be offered hereby are issuable to the selling stockholder in connection with the Securities Purchase Agreement with the Selling Stockholder.

No estimate can be given as to the amount or percentage of common stock that will be held by the selling stockholder after any sales made pursuant to this prospectus because the selling stockholder is not required to sell any of the common stock being registered under this prospectus. The following table assumes that the selling stockholder will sell all of the common stock listed in this prospectus.

Unless otherwise indicated in the footnotes below, the selling stockholder has not had any material relationship with us or any of our affiliates within the past three years other than as a security holder.

Unless otherwise indicated in the footnotes below, we believe that: (1) the selling stockholder is not a broker-dealer or affiliate of any broker-dealer, (2) the selling stockholder does not have direct or indirect agreements or understandings with any person to distribute the common stock, and (3) the selling stockholder has sole voting and investment power with respect to all common stock beneficially owned.

GHS will be deemed to be an underwriter within the meaning of the Securities Act. Any profits realized by the selling stockholder may be deemed to be underwriting commissions.

The following table sets forth information with respect to the beneficial ownership of our common stock held, as of May 3, 2018 by the selling stockholder and the number of shares of common stock being registered hereby and information with respect to shares to be beneficially owned by the selling stockholder after completion of the offering of the shares for resale. The percentages in the following table reflect the shares beneficially owned by the selling stockholder as a percentage of the total number of shares of common stock outstanding as of May 3, 2019. As of such date, 105,596,904 shares of common stock were outstanding.

Name of Selling Shareholder	Shares Owned Prior to this Offering(1)	Total Number of Shares to be Offered for Selling Shareholder Account	Total Shares to be Owned Upon Completion of this Offering	Percent Owned Upon Completion of this Offering
GHS Investments, LLC(2)	66,118	30,066,118	0	0

(1)	The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable under the Securities Purchase Agreement.

(2)	Mark Grober exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by GHS Investments LLC.

PRICE RANGE OF COMMON STOCK AND RELATED MATTERS

Our common stock is quoted on the OTCQB tier of the OTC Markets Group quotation system (www.otcmarkets.com) under the trading ticker “RMHB.” The following tables set forth the range of high and low prices for our common stock for the two years ended December 31, 2018, as reported on the OTC Market Group’s quotation system. These quotations reflect inter-dealer prices, without retail markup, markdown, or commission and may not necessarily represent actual transactions.

Quarter Ended:	High Sale Price	Low Sale Price
March 31, 2017	$3.28	$0.78
June 30, 2017	$2.22	$1.30
September 30, 2017	$1.45	$0.34
December 31, 2017	$0.68	$0.11
March 31, 2018	$0.61	$0.24
June 30, 2018	$0.34	$0.20
September 30, 2018	$0.27	$0.15
December 31, 2018	$0.33	$0.15
March 31, 2019	$0.275	$0.082

On June 11, 2019, the last sales price per share of our common stock was $0.052.

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Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders of Our Common Stock

As of May 8, 2019 there were approximately 271 holders of record of our common stock.

Securities Authorized for Issuance under Equity Compensation Plans

On March 17, 2017, our Board of Directors approved the Rocky Mountain High Brands, Inc. 2017 Incentive Plan (the “2017 Incentive Plan”). The purpose of the Incentive Plan is to provide a means for the Company to continue to attract, motivate and retain management, key employees, consultants and other independent contractors, and to provide these individuals with greater incentive for their service to the Company by linking their interests in the Company’s success with those of the Company and its shareholders. The Plan provided that up to a maximum of 1,750,000 shares of the Company’s common stock (subject to adjustment) are available for issuance under the Plan. The Board of Directors awards these shares at its sole discretion.

Also on March 31, 2017, certain of our officers and directors returned a total of 1,252,087 shares of common stock to treasury for cancellation. On that same date, we granted to each of these officers and directors an equivalent number of restricted shares of common stock under our 2017 Incentive Plan. The restricted shares so granted may not be transferred, sold, or encumbered until six (6) months from the date of issue.

On July 14, 2017 the Board of Directors increased the authorized shares in the 2017 Incentive Plan to 3,250,000.

On December 19, 2017 the Board of Directors increased the authorized shares in the 2017 Incentive Plan to 5,000,000 and issued 1,655,000 options to members of the Board, management and employees.

During the year ended December 31, 2017 the Board granted 1,550,000 options to two new members of the Board of Directors (Mr. Jerry David and Mr. Kevin Harrington), 84,500 options to consultants, and 1,755,000 options to other members of the Board of Directors, officers and employees. Messrs. David and Harrington resigned from the Board of Directors in July 2017 and joined the newly formed Advisory Board to the Board of Directors at that time.

During the year ended December 31, 2018 the Board granted 665,623 options to members of the Advisory Board and 12,716 options to consultants.

On January 31, 2019, 2,185,775 options were forfeited by former members of the Board of Directors. On February 28, 2019, 42,565 options were forfeited by former consultants.

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DIVIDEND POLICY

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business, or;

2.	Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

DILUTION

The sale of our common stock to GHS in accordance with the Securities Purchase Agreement may have a dilutive impact on our shareholders. As a result, our net income per share could decrease in future periods and the market price of our common stock could decline. In addition, the lower our stock price is at the time we exercise our put option, the more shares of our common stock we will have to issue to GHS. If our stock price decreases, then our existing shareholders would experience greater dilution for any given dollar amount raised through the offering.

The perceived risk of dilution may cause our stockholders to sell their shares, which would contribute to a decline in the price of our common stock. Moreover, the perceived risk of dilution and the resulting downward pressure on our stock price could encourage investors to engage in short sales of our common stock. By increasing the number of shares offered for sale, material amounts of short selling could further contribute to progressive price declines in our common stock.

Dilution represents the difference between the offering price (market price) and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets (product development costs) from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of shares of our common stock held by our existing shareholders.

As of December 31, 2018, the net tangible book value of our shares of common stock was ($1,060,374), or approximately ($0.0112) per share based upon 94,580,869 shares then outstanding. Upon completion of this Offering, if 100% of the shares are sold (30,000,000 shares) at a discounted market price of $0.04264 (82% of $0.052 market price) per share, the net tangible book value of the 124,580,870 shares to be outstanding will be approximately $218,826 or approximately $0.0018 per share . Based on these figures, current shareholders will not experience a dilution in terms of net tangible book value per share as a result of this offering.

MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of financial condition and results of operations should be read together with our financial statements and accompanying notes appearing elsewhere in this Prospectus. This Management’s Discussion and Analysis contains forward-looking statements that involve risks and uncertainties. Please see “Forward-Looking Statements” set forth in the beginning of this Prospectus, and see “Risk Factors” beginning on page 9 for a discussion of certain risk factors applicable to our business, financial condition, and results of operations. Operating results are not necessarily indicative of results that may occur in future periods.

Overview

The Company generates revenue from finished product sales to distributors (resellers), retailers and consumers. The wholesale market for the Company’s products includes all retailers in the convenience and grocery store channels as well as a number of specialty retail niche markets including health food, “smoke shop,” and novelty stores. Additionally, the Company has an online retail presence on Amazon.com and via our Company websites.

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Results of Operations

Three Months Ended March 31, 2019 Compared to Three Months Ended March 31, 2018

Financial Summary

The Company’s sales for the three months ended March 31, 2019 were $76,429 compared to net sales of $50,909 for the three months ended March 31, 2018.

The Company’s net loss for the three months ended March 31, 2019 was $1,263,260 compared to a net loss of $2,332,064 for the three months ended March 31, 2018.

Sales

For the three months ended March 31, 2019 sales were $76,429 compared to net sales of $50,909 for the three months ended March 31, 2018, an increase of $25,520 or 50%. The sales increase was driven by the incremental sales of our HEMPd product line-up, which was launched in late March 2018 and our newly-acquired FitWhey branded protein beverages, partially offset by a decrease in sales of our hemp-infused functional beverages. Sales were lower than expected due to production issues at the Company’s beverage co-packer. These issues delayed the production and delivery of HEMPd and private label beverages into the second quarter of 2019. We also experienced a decrease in sales of our natural spring water due to production-related issues with our water co-packer. In the three months ended March 31, 2019 sales consisted of approximately 80% online sales, 2% distributor sales, and18% direct to retailer sales, compared to approximately 53% online sales, 37% distributor sales, and 10% direct to retailer sales for the three months ended March 31, 2018.

Cost of Sales

For the three months ended March 31, 2019 cost of sales was $75,730 or 99% of sales, compared to $66,990 or 132% of sales for the three months ended March 31, 2018 an increase of $8,740 or 13%. For the three months ended March 31, 2019 cost of sales increased as a result of increased sales and decreases as a percent of sales as a result of improved production and freight cost controls in 2019 over the prior year.

Operating Expenses

For the three months ended March 31, 2019, operating expenses were $1,166,030 or 1526% of sales, compared to $1,150,340 or 2260% of sales for the three months ended March 31, 2018. Areas in which the Company experienced significant changes in operating expenses are discussed below.

General and Administrative

For the three months ended March 31, 2019, general and administrative expenses were $956,640 or 1252% of sales, compared to $1,080,518 or 2122% of sales for the three months ended March 31, 2018, a decrease of $123,878 or 11%. The decrease in general and administrative expenses in 2018 was primarily driven by decreases in officer compensation, partially offset by increases in legal expenses and research and development costs.

Advertising and Marketing

For the three months ended March 31, 2019, advertising and marketing expenses were $209,390 or 274% of sales, compared to $69,822 or 137% of sales for the three months ended March 31, 2018, an increase of $139,568 or 200%. The increase in advertising and marketing expenses in 2019 was result of expenditures for our HEMPd product line-up, which was launched in late March 2018, and the newly-acquired FitWhey branded protein beverages.

Other (Income) Expense

Interest Expense

For the three months ended March 31, 2019, interest expense was $293,386, compared to $2,817,128 for the three months ended March 31, 2018, a decrease of $2,523,742. The decrease in interest expense, which includes the amortization of the discount on convertible debt, and the excess of the beneficial conversion feature on certain convertible notes payable, was due to decreased debt levels and activity in 2019.

Loss on Extinguishment of Debt

For the three months ended March 31, 2018, the Company recorded a net loss on extinguishment of debt of $196,500 related to the settlement of convertible debt. There was no gain or loss on extinguishment of debt for the three months ended March 31, 2019.

Gain on Change in Fair Value of Derivative Liability

For the three months ended March 31, 2019, the Company recorded a gain on the change in fair value of derivative liability of $195,457 compared to a gain of $1,847,985 for the three months ended March 31, 2018. In 2019 the gain resulted from the decrease in the price of the Company’s underlying stock, which is used to calculate the fair value of the related derivative liability, from the beginning of the three-month period to the end of the period, and the lack of variable rate convertible notes payable in 2019.

Income Taxes

For the three months ended March 31, 2019 and March 31, 2018, the Company recorded no income tax provision due to a full valuation allowance provided on deferred tax assets resulting from net operating losses.

Year Ended December 31, 2018 Compared to the Year Ended December 31, 2017

Financial Summary

The Company’s sales for the year ended December 31, 2018 were $379,238 compared to $141,289 for the year ended December 31, 2017.

The Company’s net loss for the year ended December 31, 2018 was $3,355,937 compared to a net loss of $11,643,339 for the year ended December 31, 2017.

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Sales

For the year ended December 31, 2018, sales were $379,238 compared to $141,289 for the year ended December 31, 2017, an increase of $237,949 or 168%. The sales increase was driven by the introduction of our new line of HEMPd products in March 2018, sales of FitWhey products, and increased sales of our high alkaline natural spring water. These sales increases were partially offset by the decrease in sales of our Rocky Mountain High branded hemp-infused energy drinks as the Company sold off remaining inventory in anticipation of the 2019 rebranding of these drinks. For the year ended December 31, 2018, sales by channel were 21% distributor, 12% retailer, and 67% online compared to the year ended December 31, 2017 during which sales by channel were 24% distributor, 15% retailer, and 61% online.

Cost of Sales

For the year ended December 31, 2018, cost of sales was $410,818 or 108% of sales, versus $297,487 or 211% of sales for the year ended December 31, 2017, an increase of $113,331 or 38%. In 2018 the Company recorded inventory obsolescence expense of $25,145 compared to $165,271 in 2017. In 2018 the obsolescence expense related primarily to E-Juice and vape products that the Company no longer carries. In 2017 the obsolescence expense was comprised of the write-down of the remaining hemp-infused beverage and shots inventory to reflect selling price reductions.

Operating Expenses

For the year ended December 31, 2018, operating expenses were $4,523,108, compared to $7,407,789 for the year ended December 31, 2017, a decrease of $2,884,681 or 38%. Areas in which the Company experienced significant changes in operating expenses are discussed below.

General and Administrative

For the year ended December 31, 2018, general and administrative expenses were $3,689,175 or 973% of sales, compared to $6,465,861 or 4576% of sales for the year ended December 31, 2017, a decrease of $2,776,686 or 42%. The decrease in general and administrative expenses in 2018 was driven by decreases in compensation expense to former members of the Board of Directors and bad debt expense, partially offset by increases in legal expenses.

Advertising and Marketing

For the year ended December 31, 2018, advertising and marketing expenses were $833,933 or 220% of sales, compared to $882,765 or 625% of sales for the year ended December 31, 2017, a decrease of $48,832 or 6%. The decrease in advertising and marketing expenses in 2018 was a result of management’s decision to decrease advertising and marketing expenditures on the Company’s hemp-infused beverages and energy shots, partially offset by an increase in costs related to the launch of the new HEMPd products and advertising for the newly-acquired FitWhey brand. Additionally, in 2017 the Company executed a large marketing contract with a third-party promoter and issued stock to a distributor in exchange for promotional activity.

Impairment Expense

During the year ended December 31, 2017, the Company recorded an impairment expense of $59,163 related to its investment in Rocky Mountain High Water Company. This represented a 100% impairment on this investment. There was no impairment recorded in 2018.

Other (Income) Expense

Interest Expense

For the year ended December 31, 2018, interest expense was $1,275,693, compared to $2,700,221 for the year ended December 31, 2017, a decrease of $1,424,528 or 53%. The decrease in interest expense, which includes the amortization of the discount on convertible debt, beneficial conversion features on convertible debt, interest on Series C Preferred Stock, and interest on newly issued convertible debt was due to decreased debt activity in 2018.

Gain (Loss) on Extinguishment of Debt

For the year ended December 31, 2018, the Company recorded a net loss on extinguishment of debt of $191,138 related to the settlement of convertible debt. During the year ended December 31, 2017, the Company recorded a net gain on extinguishment of debt of $1,200,092 related to the settlement of convertible debt.

Gain on Change in Redemption Value of Series C Preferred Stock

For the year ended December 31, 2017, the Company recorded a gain of $834,242 on the change in redemption value of Series C Preferred Stock related to the valuation of these shares. There was no change in redemption value in 2018 as the Series C Preferred Stock was cancelled in October 2017 as part of a legal settlement with the holder.

Gain on Lawsuit Judgment and Legal Settlement

For the year ended December 31, 2018, the Company recorded a $654,289 gain on a lawsuit judgment against the Company’s former Chairman of the Board, a $34,435 gain related to the settlement of a lawsuit with Statewide Beverage, and a gain on a judgment against the holder of our Series A Preferred Stock of $1,000, which represented the par value of the 1,000,000 shares. There were no such gains in 2017.

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Gain (Loss) on Change in Fair Value of Derivative Liability

For the year ended December 31, 2018, the Company recorded a gain on the change in fair value of derivative liability of $1,975,858 compared to a loss of $3,413,465 for the year ended December 31, 2017. In 2018 the gain resulted from the decrease in the price of the Company’s underlying stock, which is used to calculate the fair value of the related derivative liability, from the beginning of the nine-month period to the end of the period and a decrease in the balance of variable rate convertible notes payable. In 2017 the gain resulted from an increase in the risk-free interest rate and the Company’s stock volatility factors that are inputs in the derivative liability calculation.

Income Taxes

For the years ended December 31, 2018 and December 31, 2017, the Company recorded no income tax provision due to a full valuation allowance provided on deferred tax assets resulting from net operating losses.

Six Months Ended December 31, 2017 Compared to Six Months Ended December 31, 2016

Financial Summary

The Company’s sales for the six months ended December 31, 2017 were $59,653 compared to $320,338 for the six months ended December 31, 2016.

The Company’s net loss for the six months ended December 31, 2017 was $5,507,781 compared to a net loss of $3,140,693 for the six months ended December 31, 2016.

Sales

For the six months ended December 31, 2017, sales were $59,653 compared to $320,338 for the six months ended December 31, 2016, a decrease of $260,685 or 81%. The sales decrease was driven primarily by the lack of funding for inventory production, direct sales support, and advertising and promotion of the Company’s products. Also, in 2017 the Company has reduced prices on its existing drinks and shots inventory in order to clear out existing inventory and prepare for the launch of its new HEMPd product line. The prior year sales amount included a large sale to a distributor. In the six months ended December 31, 2017 sales consisted of approximately 68% online sales, 22% retailer sales, and 10% distributor sales, compared to 97% distributor sales and 3% online sales for the six months ended December 31, 2016.

Cost of Sales

For the six months ended December 31, 2017, cost of sales was $173,043 or 290% of sales, versus $127,476 or 40% of sales for the six months ended December 31, 2016, an increase of $45,567 or 36%. In 2017 the Company recorded inventory obsolescence expense of $93,110 compared to $28,837 in 2016, resulting in a high cost of sales percentage. In 2017 the obsolescence expense was comprised of the write-down of the remaining hemp-infused beverage and shots inventory to reflect selling price reductions. In 2016, the obsolescence expense was due to the write-off of the Company’s expired brownie inventory.

Operating Expenses

For the six months ended December 31, 2017, operating expenses were $2,744,840 or 4,214% of sales, compared to $2,602,148 or 812% of sales for the six months ended December 31, 2016, an increase of $142,692 or 6%. Areas in which the Company experienced significant changes in operating expenses are discussed below.

General and Administrative

For the six months ended December 31, 2017, general and administrative expenses were $2,567,486 or 4,304% of sales, compared to $1,853,089 or 579% of sales for the six months ended December 31, 2016, an increase of $714,396 or 39%. The increase in general and administrative expenses in 2017 was driven by fees and penalties paid on convertible debt.

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Advertising and Marketing

For the six months ended December 31, 2017, advertising and marketing expenses were $118,191 or 198% of sales, compared to $749,059 or 234% of sales for the six months ended December 31, 2016, a decrease of $630,868 or 84%. The decrease in advertising and marketing expenses in 2017 was driven by the lack of funding for advertising and promotional expenditures and the decreased need to advertise and promote the Company’s existing products in anticipation of the launch of the new product line.

Impairment Expense

During the six months ended December 31, 2017, the Company recorded an impairment expense of $59,163 related to its investment in Rocky Mountain High Water Company. This represented a 100% impairment on this investment. There was no impairment recorded during the six months ended December 31, 2016.

Other (Income) Expense

Interest Expense

For the six months ended December 31, 2017, interest expense was $2,054,438, compared to $398,648 for the six months ended December 31, 2016, an increase of $1,655,790 or 415%. The increase in interest expense, which includes the amortization of the discount on convertible debt, beneficial conversion features on convertible debt, interest on Series C Preferred Stock, and interest on newly issued convertible debt was due to increased debt activity in 2017.

Gain on Extinguishment of Debt

For the six months ended December 31, 2017, the Company recorded a gain of $1,200,092 on the extinguishment of debt. The gain was a result of the amendment of two convertible notes into non-convertible notes. There was no change gain or loss on the extinguishment of debt during the six months ended December 31, 2016.

Loss on Change in Fair Value of Derivative Liability

For the six months ended December 31, 2017, the Company recorded a loss on the change in fair value of derivative liability of $1,795,205 compared to a loss of $332,759 during the six months ended December 31, 2016. In 2017 the loss resulted from the increase in convertible debt and the related increase in the value of the conversion features, partially offset by the decrease in the price of the Company’s underlying stock, which is used to calculate the fair value of the related derivative liability, over the period from July 1, 2017 to December 31, 2017. The smaller loss in 2016 resulted from the relative stability of the price of the Company’s common stock between July 1, 2016 and December 31, 2017.

Income Taxes

For the six months ended December 31, 2017 and 2016, the Company recorded no income tax benefit due to a full valuation allowance provided on deferred tax assets resulting from net operating losses.

Liquidity and Capital Resources

As of March 31, 2019, the Company had current assets of $1,175,447, consisting of cash of $277,455, accounts receivable (net) of $9,909, inventory of $439,066, and prepaid expenses and other current assets of $449,017. As of March 31, 2019, the Company had current liabilities of $2,137,658, consisting of accounts payable and accrued liabilities of $631,595, convertible notes payable (net) of $760,346, notes payable of $34,346, accrued interest of $43,164, deferred revenue of $466,300, and derivative liability of $201,907.

Cash flows from operating activities

Net cash used in operating activities during the three months ended March 31, 2019 was $1,350,130 compared to $997,793 used during the three months ended March 31, 2018. The change was principally driven by a buildup of inventory and prepaid expenses and other current assets in anticipation of production runs in the second quarter of 2019 compared to 2018.

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Cash flows from investing activities

There were no investing activities during the three months ended March 31, 2019 compared to $32,270 during the three months ended March 31, 2018. In 2018, the Company invested $31,220 in new software for the HEMPd brand.

Cash flows from financing activities

Net cash provided by financing activities during the three months ended March 31, 2019 was $1,013,899 compared to $1,594,026 during the three months ended March 31, 2018. In 2019, proceeds of $1,017,046 were from the issuance of common stock compared to $1,470,000 in 2018. Also in 2019, the Company repaid $3,147 on notes payable. In 2018, the Company received proceeds of $300,000 related to the issuance of convertible notes payable, repaid $172,932 of convertible notes payable, and repaid $3,042 on notes payable.

Outstanding Material Indebtedness

Recently, the Company’s operations have been funded primarily through the private sales of common stock or the issuance of convertible promissory notes, which are convertible to common stock at a fixed price of $0.10 or at a discount to market price (as defined in the agreements) of 50%. As of March 31, 2019, the Company had total notes payable outstanding of $794,692 (net of discount).

On October 12, 2017 the Company executed an Equity Financing Agreement (“EFA”) with GHS Investments LLC (“GHS”). Under the agreement, GHS has committed to purchase up $12 million of the Company’s common stock over a 24-month period at a 20% discount off the market price, as defined in the agreement. The agreement contains certain restrictions on the timing of the stock purchases and required the Company to file a registration statement with the Securities and Exchange Commission (“SEC”) to register the common shares issuable under the agreement. On November 1, 2017, the Company filed a Registration Statement on Form S-1 to register 15,000,000 common shares to be resold by GHS. On February 9, 2018 the Company received a Notice of Effectiveness from the SEC on an amended Form S-1 registering 12,500,000 common shares. The Company began stock sales to GHS on February 13, 2018 and has since sold all 12,500,000 shares to GHS.

On June 27, 2018, the Company entered into a Securities Purchase Agreement (“SPA”) with GHS, which provides for GHS to purchase up to $15,000,000 of the Company’s common stock over a 24-month period based on a contractually agreed upon market discount. The SPA replaces the EFA the Company entered into with GHS on October 12, 2017. On August 8, 2018, the Company filed a registration statement with the Securities and Exchange Commission (“SEC”) to register up to 16,000,000 shares of our common stock to be purchased by GHS under the SPA. The registration statement became effective on October 10, 2018. Management believes the SPA, along with bridge financing from GHS, will provide sufficient cash flows until cash flows from operations become consistently positive.

Known Trends and Uncertainties Expected to Have a Material Impact on Revenues

We expect our revenues to increase materially during the remainder of 2019 and in 2020, primarily due to anticipated sales under our private label manufacturing contract with CBD Alimentos SA de CV (“CBD Alimentos”), which will purchase our inventory through its sister company CBD Life. The initial order from CBD Life is expected to ship late in the second quarter or early third quarter of 2019 with additional orders to follow. We received the initial purchase order and deposit of $466,300 in December 2018. We also expect to begin shipping product under our private label agreement with Green Lotus in the second quarter of 2019. Lastly, we expect revenue growth from our new HEMPd branded CBD-infused flavored and unflavored waters and other HEMPd branded products. Revenue from the new HEMPd products is inherently difficult to project and will depend on the level of market acceptance and market penetration that can be achieved for these new products.

The Company is in discussions with two separate national distribution companies as well as other regional distributors that are interested in carrying the Company’s products. The Company expects to execute supply agreements with one or more of these distributors in the second quarter of 2019.

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Future Liquidity Requirements

The Company’s anticipated operational shortfall for the next twelve months is $1,000,000 to $1,500,000. We plan to utilize the SPA executed with GHS in June 2018 to raise the required capital.

The Company expects the SPA with GHS to cover the operational shortfall over the next twelve months. In the event that the SPA does not provide adequate funding, either for contractual, market, or other reasons, the Company would seek funding from other financing sources as it has done in the past. There are no guarantees the Company would be able to source such incremental funding. In this case, the Company would have to curtail its expansion plans.

Below is a summary of the potential total proceeds to be received under the SPA under a range of trading prices, including our $0.052 June 11, 2019 closing price and prices which are 30% greater and lesser than such price in order to reflect a range of possibilities depending on the price fluctuations which are typical of our common stock:

	@ 82% of Close	@ 82% of Close (+30%)	@82% of Close (-30%)
Closing Stock Price – June 11, 2019	$.052	$.052	$.052
As Adjusted for Discount	$.04264	$.05543	$.02985
Registered Shares	30,000,000	30,000,000	30,000,000
Total Proceeds	$1,279,200	$1,662,960	$895,440,060

Off-Balance Sheet Arrangements

As of December 31, 2018, there were no off-balance sheet arrangements.

Going Concern

The Company has a shareholders’ deficit of $702,555, an accumulated deficit of $35,018,351 as of December 31, 2018, and has generated operating losses since inception. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate revenues and its ability to continue raising capital from third parties. Management believes the SPA will provide sufficient cash flows until cash flows from operations become consistently positive.

Critical Accounting Policies and Estimates

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. We do not believe that the following accounting policies currently fit this definition:

Use of Estimates

The preparation of the financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of the Company’s estimates could be affected by external conditions, including those unique to its industry, and general economic conditions. It is possible that these external factors could have an effect on the Company’s estimates that could cause actual results to differ from its estimates. The Company re-evaluates all of its accounting estimates at least quarterly based on these conditions and record adjustments when necessary.

Revenue Recognition

The Company follows the guidance of the Accounting Standards Codification (“ASC”) Topic 606, “Revenue from Contracts with Customers,” as amended. We record revenue when persuasive evidence of an arrangement exists, product delivery has occurred, the selling price to the customer is fixed or determinable and collectability of the revenue is reasonably assured. The Company has not experienced any significant returns from customers and accordingly, in management’s opinion, no reserve for returns has been provided. Payments received prior to shipment of goods are recorded as deferred revenue.

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Accounts Receivable and Allowance for Doubtful Accounts Receivable

The Company has a policy of reserving for uncollectible accounts based on the best estimate of the amount of probable credit losses in our existing accounts receivable. We extend credit to customers based on an evaluation of their financial condition and other factors. The Company generally does not require collateral or other security to support accounts receivable and perform ongoing credit evaluations of customers and maintain an allowance for potential bad debts if required.

It is determined whether an allowance for doubtful accounts is required by evaluating specific accounts where information indicates the customers may have an inability to meet financial obligations. In these cases, we use assumptions and judgment, based on the best available facts and circumstances, to record a specific allowance for those customers against amounts due to reduce the receivable to the amount expected to be collected. These specific allowances are re-evaluated and adjusted as additional information is received. The amounts calculated are analyzed to determine the total amount of the allowance. The Company may also record a general allowance as necessary.

Direct write-offs are taken in the period when we have exhausted our efforts to collect overdue and unpaid receivables or otherwise evaluate other circumstances that indicate the collectability of receivables.

Inventories

Inventories, which consist of the Company’s finished products held for resale, raw materials, and packaging, are stated at the lower of cost, determined using the first-in, first-out, and net realizable value. Net realizable value is the estimated selling price, in the ordinary course of business, less estimated costs to dispose of the product.

If the Company identifies excess, obsolete or unsalable items, its inventories are written down to their realizable value in the period in which the impairment is first identified. Shipping and handling costs incurred for inventory purchases and product shipments are recorded in cost of sales in the Company’s statements of operations.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The carrying amounts of our short and long-term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features such as concurrent issuances of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

•	Level 1 — quoted prices in active markets for identical assets or liabilities.

•	Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable.

•	Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions).

The derivative liability, which relates to the conversion feature of convertible debt and common stock warrants and options, is classified as a Level 3 liability, and is the only financial liability measure at fair value on a recurring basis.

The change in the Level 3 financial instruments is as follows:

Balance, June 30, 2017	$5,072,579
Issued	4,017,623
Exercises/Conversions	$(5,276,018)
Change in fair value recognized in operations	$1,795,205
Balance, December 31, 2017	$5,609,389
Issued	$—
Exercises/Conversions	$(3,257,359)
Change in fair value recognized in operations	$(1,975,858)
Balance, December 31, 2018	$376,172

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The estimated fair value of the derivative instruments was valued using the Black-Scholes option pricing model, using the following assumptions as of December 31, 2018 and December 31, 2017:

	December 31, 2018	December 31, 2017
Estimated dividends	None	None
Expected volatility	106%	165%
Risk free interest rate	2.41	1.39%
Expected term	.1 to 4.0 years	1 to 4.8 years

Property and Equipment

 Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided for on a straight-line basis over the useful lives of the assets. Expenditures for additions and improvements are capitalized; repairs and maintenance are expensed as incurred.

Impairment of Long-Lived Assets

The Company evaluates intangible assets for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flow and recognizes an impairment loss when the estimated undiscounted future cash flow expected to result from the use of the asset plus the net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. When the Company identifies an impairment, it reduces the carrying amount of the asset to its estimated fair value based on a discounted cash flow approach or, when available and appropriate, to comparable market values. During the six months and year ended December 31, 2017 the Company recorded an impairment charge on the goodwill related to the acquisition of Rocky Mountain High Water Company in the amount of $59,163. As of December 31, 2018 and 2017, the goodwill related to this acquisition is fully impaired. No impairment charges were recorded during the year ended December 31, 2018.

Share-Based Payments

Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values, in accordance with FASB ASC Topic 718. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company issued restricted stock to consultants and employees for various services. Cost for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is to be measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815 “Derivatives and Hedging Activities.” Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as freestanding derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

Preferred Stock

We apply the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity” when determining the classification and measurement of preferred stock. Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. We classify conditionally redeemable preferred shares (if any), which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control, as temporary equity. At all other times, we classify our preferred shares in shareholders’ equity. Our preferred shares do not feature any redemption rights within the holders’ control or conditional redemption features not within our control. Accordingly, unless otherwise noted, all issuances of preferred stock are presented as a component of consolidated shareholders’ equity (deficit).

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Recently Issued Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 840), which requires lessees to recognize on the balance sheet a right-of-use asset, representing their right to use the underlying asset for the lease term, and a lease liability for all leases with terms greater than 12 months. The guidance also requires qualitative and quantitative disclosures designed to assess the amount, timing and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for the Company beginning January 1, 2020. The Company is currently evaluating the impact that ASU 2016-02 will have on its consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires the immediate recognition of management’s estimates of current and expected credit losses. ASU 2016-13 is effective for the Company beginning January 1, 2021. The Company is currently evaluating the potential impact of adopting this guidance on our financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations: Clarifying the Definition of a Business (Topic 805), which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. ASU 2017-01 is required to be applied prospectively and will be effective for the Company beginning January 1, 2019. The impact on our consolidated financial statements will depend on the facts and circumstances of any specific future transactions.

In May 2018, the FASB issued ASU 2018-09, Compensation-Stock Compensation: Scope of Modification Accounting. This ASU amends the scope of modification accounting for share-based payment arrangements, provides guidance on the types of changes to the terms or conditions of share-based payment awards an entity is required to apply modification accounting under ASC 718. This update is effective for the Company beginning January 1, 2021. The Company is currently evaluating the impact that ASU 2018-09 will have on its consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. The guidance is intended to reduce the complexity associated with issuers’ accounting for share-based payment transactions for acquiring goods and services. The ASU is effective for the Company beginning January 1, 2022. The Company is currently evaluating the impact that ASU 2018-07 will have on its consolidated financial statements.

Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. The guidance is intended to reduce the complexity associated with issuers’ accounting for certain financial instruments with characteristics of liabilities and equity. Specifically, a down round feature (as defined) would no longer cause a freestanding equity-linked financial instrument (or an embedded conversion option) to be accounted for as a derivative liability at fair value with changes in fair value recognized in current earnings. The amendments in this ASU are effective for the Company beginning January 1, 2020. The Company is currently evaluating the impact that ASU 2018-11 will have on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurements: Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement. This update modifies the disclosure requirements on fair value measurements in Topic 820. The ASU is effective for the Company beginning January 1, 2021. The Company is currently evaluating the impact that ASU 2018-13 will have on its consolidated financial statements.

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BUSINESS

Our Current Business

RMHB is a lifestyle brand management company that markets primarily CBD and hemp-infused products to health-conscious consumers. Our products span various categories including beverage, food, fitness, and skin care. RMHB also markets a naturally high alkaline spring water and a water-based protein drink with caffeine and B vitamins. All products comply with federal regulations on hemp products and contain 0.0% tetrahydrocannabinol (THC), the psychoactive constituent of cannabis.

In March 2018, the Company launched the HEMPd brand with gummies, water soluble drops, capsules, tinctures, lotions, and salves. The Company introduced four flavors of CBD-infused waters in 12 oz. cans in November 2018.

In July 2018, the Company acquired the assets of BFIT Brands, LLC and formed a new subsidiary, FitWhey Brands LLC. FitWhey markets a line-up of five water-based protein drinks that include caffeine and B vitamins.

During 2017 and 2018, the Company continued to market its lineup of naturally flavored hemp-infused functional beverages, as well as hemp-infused 2oz. Mango Energy Shots and Mixed Berry Energy Shots through the first half of 2018. The Company plans to introduce updated offerings of hemp seed extract-infused functional beverages in the second quarter of 2019 under the name of Rocky Mountain.

Current Product Offerings

The Company’s Wellness For Life Colorado, Inc. subsidiary currently markets the following lineup of CBD-infused products under the HEMPd brand:

•	CBD-Infused Waters – The Company’s initial production run of CBD-Infused waters consisted of 12 oz. cans each containing 5mg of CBD. The Company raised the CBD content to 20mg per can in its March 2019 production run.

•	Gummies – Each bottle contains 30 gummies containing 25mg of full plant hemp extract in assorted flavors. Gummies are made to be chewed and ingested for absorption for hemp absorption.

•	Water Soluble Concentrate – Each bottle contains 1,500mg of full plant hemp extract. Consumers place approximately 8 drops of this water-soluble concentrate in 12-16 oz. of water for a daily dose of hemp.

•	Tinctures – Each bottle contains 300mg of full plant hemp extract. Consumers place these drops under their tongue. Flavors include tangerine, lemon, and spearmint.

•	Capsules – Each bottle contains 30 capsules containing 25mg of full plant hemp extract. The capsules are swallowed for ingestion and hemp absorption.

•	Triple Relief Salve – Each jar contains 250mg of full plant hemp extract. The salve is used directly on skin for pain relief in muscles, bones and joints.

•	Serenity Hemp Lotion – Each bottle contains 250mg of full plant hemp extract. Lotion is meant to be applied to any part of the skin for absorption into your body.

Under its Rocky Mountain High Brands name, the Company marketed a lineup of five hemp-infused 16 oz. beverages in 2017 and 2018, including:

•	Naturally Flavored Citrus Energy Drink - A citrus energy drink that contains 100mg of hempseed extract and is complemented with ginseng and guarana extract, caffeine and other ingredients

•	Naturally Flavored Mango Energy Drink - A mango energy drink that contains 100mg of hempseed extract and is complemented with ginseng and guarana extract, caffeine and other ingredients.

•	Low Calorie Coconut Energy Lime - A low-calorie coconut lime energy drink that contains 100mg of hempseed extract and is complemented with ginseng and guarana extract, caffeine and other ingredients.

•	Naturally Flavored Lemonade - A lemonade drink that contains 100mg of hempseed extract and is complemented with ginseng extract and other ingredients.

•	Naturally Flavored Black Tea - A black tea drink that contains 100mg of hempseed extract and is complemented with black tea and ginseng extract and other ingredients.

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RMHB sold its remaining inventory of these products in March 2019.

Our Eagle Spirit Land and Water Company currently markets its naturally high alkaline spring water in two sizes: a 500ml (16.9 oz.) plastic bottle sold in cases of 24 and a 1-liter bottle sold in cases of 12. The Company also previously sold a 10-liter (2.64-gallon) Bag in a Box product.

Private Label

CBD Life

In December 2017, the Company executed a three-year Master Manufacturing Agreement with CBD Alimentos SA de CV (“CBD-Alimentos”), a Mexican food and beverage distributor. Under the agreement (as amended), CBD Alimentos, through its sister company, CBD Life, will be our exclusive distributor in Mexico for all of our CBD-infused energy and functional beverages. In turn, we will be CBD Alimentos’ exclusive supplier of such products. The beverages supplied to CBD Alimentos will be private label products made to order for CBD Alimentos, and we will cooperate on laboratory and taste-testing of each batch of beverages at the co-packing facility. In accordance with the Agreement, RMHB opened a separate operating bank account for all deposits made by CBD Alimentos towards the purchase of ingredients and packaging. CBD Alimentos is required to maintain a positive cash balance in the account at all times. The Company will have full unilateral authority to disburse funds from the bank account to vendors, suppliers, co-packers and the Company solely for the purposes of production and the Company’s margin on the sale. CBD Alimentos’ initial purchase order, including a deposit of $466,300 was received in December 2018. Due to ingredient and packaging sourcing delays, production did not commence in 2018 as expected. The Company’s initial production run of 2,000,000 cans is expected to be completed in June 2019.

Green Lotus

On February 21, 2019 the Company entered into a Beverage Manufacture and Supply Agreement with Texas Wellness Center, LLC, a marketer and distributor of hemp and CBD products under the “Green Lotus” brand. Under the Agreement, the Company will be the exclusive supplier to Texas Wellness for hemp-infused beverages for the Green Lotus brand. The Company will produce a Green Lotus Premium Sparkling Hemp Water in Watermelon and Grapefruit flavors, each containing 25mg of naturally occurring cannabinoids. Texas Wellness will supply the hemp-derived ingredients for the beverages, and Rocky Mountain High Brands will provide all other materials necessary for the production, processing, batching, labeling, and packaging of the beverages. The Agreement runs for an initial term of three years, with subsequent automatic annual renewals. The Agreement may be terminated upon 180 days written notice. The Company’s initial production run of 100,000 cans is expected to be completed in the second quarter of 2019.

Upcoming Product Offerings

The Company is currently updating the formulations of its hemp-infused drinks under the Rocky Mountain brand name and will reintroduce them in the second quarter of 2019. These drinks will contain 250mg of hemp seed extract and be carbonated.

The Company’s WFLC subsidiary plans to introduce hemp-infused flavored waters under the HEMPd brand name in the second quarter of 2019. These drinks will contain 250mg of hemp seed extract be sold exclusively to our national distributor.

The Company’s Eagle Spirit subsidiary plans to launch the Spirit Water brand in 2019.

The Company plans to continually update and improve its product offerings in accordance with consumer demand, changes in federal and local regulations, and internal research and development. Ongoing research and development costs are not expected to be material.

Sales Channels

The Company sells its products to retailers, distributors, and online directly to consumers via Amazon and the Company’s websites: www.HEMPd.com, www.EagleSpiritWater.com, and www.LiveRockyMountainHigh.com. For the year ended December 31, 2018, sales by channel were 21% distributor, 12% retailer, and 67% online. In 2018 the Company’s two largest customers represented 12% and 7% of sales.

For the year ended December 31, 2017, sales by channel were 24% distributor, 15% retailer, and 61% online. In 2017 the Company’s two largest customers represented 21% and 12% of sales. For the six months ended December 31, 2017, sales by channel were 10% distributor, 22% retailer, and 68% online. In the same period the Company’s two largest customers each represented 6% of sales.

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Outsourced Production and Storage Services

In May 2016, the Company executed a one-year agreement with MBA Beverage to coordinate the manufacturing of our hemp-infused beverage products. MBA Beverage acted as our outsourced supply-chain management and coordinated every aspect of the manufacturing process. The contract expired in May 2017 and was not renewed.

Through early 2018, Blues City Brewery, LLC (“Blues City”) in Memphis, Tennessee, a subsidiary of City Brewing Company, LLC, completed all beverage production and canning. Blues City is an FDA registered facility that is audited annually to ensure compliance with FDA GMP (Good Manufacturing Practices) for food safety. MBA Beverage schedules beverage production with Blues City. Upon completion of the production, the Company stored finished product at Blues City, awaiting sale. The Company did not contract with Blues City directly.

On January 9, 2019 the Company executed an agreement with Optimus Fulfill LLC in Coppell Texas to co-pack beverages. The agreement terminates on December 31, 2024. The Company will utilize other co-packers as necessary to supplement Optimus’ production capabilities.

The Company utilizes numerous vendors to collaborate on product formulation. All formulas developed for the Company through outside vendors are the property of the Company.

Our naturally high alkaline spring water is cold-filtered and packaged by a third-party water processor, Water Event Pure Water Solutions (“Water Event”).

On February 24, 2018 the Company executed an Amazon Brand Development and Launch Agreement with BuyDMi, Inc. (DBA GoodforYou.com) for the new HEMPd product line. Under this contract GoodforYou.com is creating an Amazon page for the initial 17 HEMPd products, converting all HEMPd products to Amazon Prime offerings, providing customer phone and email support, managing inventory forecasting, shipping, storage, and returns, and launching sponsored ad campaigns. The Company cancelled this contract in December 2018 and is currently performing these functions through other less expensive vendors.

On March 20, 2018 the Company executed a Fulfillment and Customer Support Services Agreement with GoodforYou.com for the new HEMPd product line. Under this contract GoodforYou.com managed inventory and providing storage, shipping, and customer support services. The Company cancelled this contract in December 2018 and is currently performing these functions through other less expensive vendors.

 Regulatory Requirements

We are subject to numerous federal, state, local, and foreign laws and regulations, including those relating to:

•	The production of beverages and other related products;

•	The preparation and sale of beverage;

•	Environmental protection;

•	Interstate commerce and taxation laws; and

•	Workplace and safety conditions, minimum wage and other labor requirements

The Company’s hemp and CBD products are derived from industrial hemp, not marijuana. There is a clear scientific distinction between the two plants: The Company’s products contain less than 0.3% tetrahydrocannabinol (“THC”), the psychoactive compound found in marijuana. (Most marijuana contains over 10% THC). There is also a clear legal distinction between the two plants. While marijuana is illegal under U.S. federal law, the industrial hemp used in our products is 100% legal at the federal level. It is grown under a duly-licensed state agricultural pilot program conducted by the Colorado Department of Agriculture, as authorized by the 2014 U.S. Farm Bill. The Farm Bill explicitly exempts hemp products from the definition of “marijuana” and explicitly exempts hemp products from the purview and regulation of the Controlled Substances Act. Furthermore, the 2016 Omnibus Appropriations Act specifically instructs federal agencies not to interfere with the transport or sale of pilot program hemp products such as the ones sold by the Company. The 2018 Farm Bill specifically removed hemp from Schedule 1 of the Controlled Substances Act. The law also prohibits states from interfering with the transportation of hemp and hemp products from one state to another.

Our beverage products are not subject to direct FDA approval as the FDA does not perform review testing or approval of food, beverages or dietary supplements. The FDA requires that we manufacture our products in commercial manufacturing facilities that are annually audited to ensure that they pass inspection based on Good Manufacturing Practices for food safety.

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Employees and Independent Contractors

The Company currently has four officers and three non-officer employees. The Company uses independent contractors, when necessary, to support operational or back-office functions.

Implications of Emerging Growth Company Status

As a company with less than $1 billion in revenue in our last fiscal year, we are defined as an “emerging growth company” under the Jumpstart Our Business Startups (“JOBS”) Act. We will retain “emerging growth company” status until the earliest of:

•	The last day of the fiscal year during which our annual revenues are equal to or exceed $1 billion;

•	The last day of the fiscal year following the fifth anniversary of our first sale of common stock pursuant to a registration statement filed under the Securities Act of 1933, as amended, which we refer to in this document as the Securities Act;

•	The date on which we have issued more than $1 billion in nonconvertible debt in a previous three-year period; or

•	The date on which we qualify as a large accelerated filer under Rule 12b-2 adopted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (i.e., an issuer with a public float of $700 million that has been filing reports with the U.S. Securities and Exchange Commission (“SEC”) under the Exchange Act for at least 12 months).

•	As an emerging growth company, we may take advantage of specified reduced disclosure and other requirements that are otherwise applicable generally to SEC reporting companies. For so long as we remain an emerging growth company we will not be required to:

•	Have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Wall Street Reform and Consumer Protection Act of 2002;

•	Comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	Submit certain executive compensation matters to stockholder non-binding advisory votes;

•	Submit for stockholder approval golden parachute payments not previously approved;

•	Disclose certain executive compensation related items, as we will be subject to the scaled disclosure requirements of a smaller reporting company with respect to executive compensation disclosure; and

•	Present more than two years of audited financial statements and two years of selected financial data in a registration statement for our initial public offering of our securities.

Pursuant to Section 107(b) of the JOBS Act, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(2) of The JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates. Section 107 of the JOBS Act provides that our decision to opt into the extended transition period for complying with new or revised accounting standards is irrevocable.

Because the worldwide market value of our common stock held by non-affiliates, or public float, is below $75 million, we are also a “smaller reporting company” as defined under the Exchange Act. Some of the foregoing reduced disclosure and other requirements are also available to us because we are a smaller reporting company and may continue to be available to us even after we are no longer an emerging growth company under the JOBS Act but remain a smaller reporting company under the Exchange Act. As a smaller reporting company we are not required to:

•	Have an auditor report on our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; and
•	Present more than two years of audited financial statements in our registration statements and annual reports on Form 10-K and present any selected financial data in such registration statements and annual reports.

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Intellectual Property

We currently hold the following trademarks related to our products:

•	Rocky Mountain High
•	HEMPd
•	HEMPFIT
•	Smarterita
•	Totally Hemp Crazy
•	Blue Leaf
•	Rock the Road Trip
•	Eagle Spirit
•	Eagle Paa
•	FitWhey

Properties

At present, we do not own any real property. As of December 31, 2018, we leased approximately 7,000 square feet of office space at 9101 LBJ Freeway, Suite 200, Dallas, Texas 75243. Our lease period began on September 1, 2016 and terminates on August 31, 2019. Payments under the lease are as follows:

Lease Period	Base Rent (monthly)
9/1/2016 to 8/31/2017	$7,715.00
9/1/2017 to 8/31/2018	$7,972.17
9/1/2018 to 8/31/2019	$8,229.33

In connection with the new lease, we also purchased used office furniture from the landlord and financed this purchase with a note payable in the amount of $40,122 with an interest rate of 0% and monthly payments of $1,114 over thirty-six monthly installments.

On January 18, 2018, the RMHC entered into a 12-month office use agreement for office space in Denver, Colorado. Monthly payments are $91. This agreement renewed on January 19, 2019 for another 12-month period.

The Company leases the following warehouse space on a month-to-month basis:

•	Water Event, Carrollton, Texas – We lease space for both hemp-infused beverages and spring water. The Company also stores small quantities of ice barrels and other packaging at this location. As of March 30, 2019, the Company held no inventory at this location.
•	American Fitness Wholesale, Tempe, Arizona – We lease space on a month-to-month basis for FitWhey beverages at this location.

•	Pet Healthy Brands, Dallas, Texas – We lease space on a month-to-month basis for packaging and ingredients at this location.

Our monthly rent varies depending on how much inventory is stored. Inventory levels fluctuate based on production and sales.

The Company is currently evaluating its growth requirements and researching alternatives to lower its recurring expenses for warehouse space.

Legal Proceedings

Rocky Mountain High Brands, Inc. v Lyonpride Music, LLC, United States District Court Northern District of Texas, 3:18-cv-00045-C, now Lyonpride Music LLC v Rocky Mountain High Brands, Inc., Before the American Arbitration Association, 01-18-0003-1428.

The Company filed a suit against Lyonpride Music, LLC (“Lyonpride”) for fraud and for declaratory relief with respect to a contract between the parties. Lyonpride is seeking monetary damages from the Company for breach of contract and the Company is seeking monetary damages against Lyonpride. The case has been referred to binding arbitration as referenced above. The parties are conducting discovery.

Dallas County Texas, Case Number DC-17-15441 filed November 8, 2017. Rocky Mountain High Brands, Inc. f/k/a Republic of Texas Brands, Inc. Plaintiff, vs. Jerry Grisaffi, Joe Radcliffe, LSW Holdings, LLC, Lily Li, Epic Group One, LLC, Kenneth Radcliffe, Dennis Radcliffe, Phil Uhrik, Michael Radcliffe, Frank Izzo, Morgan Albright, John Garrison, BB Winks, LLC, Crackerjack Classic, LLC, and Universal Consulting, LLC.

The Company sought the return of our Series A Preferred Stock (“Series A”) issued to Jerry Grisaffi (“Grisaffi”), RMHB’s former Chairman of the Board, and common stock issued to certain other defendants or later obtained by certain other defendants for little or no consideration paid to the Company. The Company alleged, among other things, that Grisaffi breached his fiduciary duty to the Company by issuing these Series A shares to himself and common stock to himself and others. RMHB also sought to void the Indemnification and Release Agreement (“Indemnification”) between the Company and Grisaffi that was executed in June 2017.

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Grisaffi filed a counterclaim against the Company seeking payment for two promissory notes allegedly owed to him, as well as relief under the Indemnification. Those notes have been accounted for in the Company’s consolidated financial statements. Those counterclaim matters had been proactively addressed in the Company’s original suit, seeking to void the Indemnification and the two notes based on, among other things, fraud of Grisaffi. Grisaffi had also filed a derivative suit within the main lawsuit. The Company filed a motion to dismiss the derivative suit and on August 3, 2018 the Trial Court entered an Order Dismissing Derivative Claims, dismissing the derivative suit with prejudice. That Order is final.

In June 2018 LSW Holdings, LLC (“LSW”) and Lily Li (“Li”) filed counterclaims against the Company, generally seeking an increase of voting rights of the Series A shares to 1200:1, a declaration that the Series A shares were validly issued to Grisaffi, challenging the authorized share increase of the Company, claiming securities fraud by the Company with respect to the Series A Shares purchased from Grisaffi and other common stock allegedly purchased by LSW and Li, as well as fraud, breach of contract and negligent misrepresentation by the Company. LSW seeks $10,000,000 in damages from the Company, for the $3,500,000 which was paid to Grisaffi for the Series A shares and for which LSW claims to be the responsibility of the Company to cover, and the remaining $6,500,000 for money allegedly spent by LSW in “developing a distribution system in China” and other alleged “investments” of Li and LSW in the Company. LSW and Li also sought exemplary damages.

On August 30, 2018, the Trial Court entered a final judgment and order in the Company’s favor and against Grisaffi. On August 29, 2018, after a show cause hearing, the Trial Court entered an order sanctioning Grisaffi for his repeated and unexcused refusals to make discovery in the case. As a sanction, the Trial Court struck Grisaffi’s pleadings in the case and, on August 30, 2018, entered a Default Judgment against him. Under the Trial Court’s Default Judgment:

1.	The Court entered a monetary judgment against Grisaffi and in favor of the Company in the amount of $3,500,000 for fraud, breach of fiduciary duty, and conversion with respect to the Series A preferred stock.

2.	The Court declared that the Employment Agreement with Grisaffi dated April 1, 2013 was void ab initio and unenforceable, and that all stock and promissory notes issued in connection with the Employment Agreement were also void ab initio and of no force and effect, including but not limited to:

a.	The 1,000,000 shares of Series A Preferred Stock issued to Grisaffi;
b.	The Convertible Promissory Note issued to Grisaffi in the principal amount of $184,300 dated April 1, 2016; and
c.	The Convertible Promissory Note issued to Grisaffi in the principal amount of $200,150 dated June 19, 2017.

3.	The Court declared that Grisaffi’s sale of the Series A Preferred Stock to LSW was made with actual intent to hinder, delay, or defraud creditors and was thus a fraudulent transfer under Texas law.

4.	The Court declared that the issuance of 10,000,000 shares of common stock to Li and the 11,000,000 shares of common stock issued to Epic One Group, LLC were made without lawful consideration, and constituted breaches of fiduciary duty by Grisaffi.

5.	The Court declared that an Indemnification was procured through fraud and breach of fiduciary duty and is therefore void and unenforceable.

6.	The Court ruled that Grisaffi shall take nothing by his counterclaims in the case.

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Furthermore, the Court ruled that our continuing claims against the other defendants in the case were to be severed and docketed under a separate cause of action and case number. We have continued to pursue our claims against the other defendants in the below referenced case.

The judgment and order entered August 30, 2018 concludes our litigation in district court as against Grisaffi. On September 4, 2018, Mr. Grisaffi filed a Notice of Appeal in the case against him.

In The Court Of Appeals For The Fifth District Of Texas Dallas, Texas, Jerry Grisaffi, Appellant v. Rocky Mountain High Brands, Inc, f/k/a Republic of Texas Brands, Inc., Appellee, No. 05-18-01020-CV.

Grisaffi has filed an appeal of the Default Judgment, and submitted his brief on or about February 28, 2019. The Company is preparing its brief which is currently due April 1, 2019. Grisaffi did not appeal the Order Dismissing Derivative Claims. Grisaffi only seeks in his appeal to reverse in part the Default Judgment by striking the paragraph awarding monetary damages, leaving the remainder of the Default Judgment intact.

Dallas County Texas, Case Number DC-18-13491. Rocky Mountain High Brands, Inc. f/k/a Republic of Texas Brands, Inc. Plaintiff, vs. Joe Radcliffe, LSW Holdings, LLC, Lily Li, Epic Group One, LLC, Kenneth Radcliffe, Dennis Radcliffe, Phil Uhrik, Michael Radcliffe, Frank Izzo, Morgan Albright, John Garrison, BB Winks, LLC, Crackerjack Classic, LLC, and Universal Consulting, LLC.

This is the surviving case of the above case, having been severed on September 12, 2018. In this case, on October 26, 2018 the Court granted our Motion For Summary Judgment, per a Summary Judgment Order, against LSW, holding that all Series A Preferred Shares in RMHB, including the shares issued to Grisaffi and later sold by him to LSW evidenced by Stock Certificate N0. 604 issued by RMHB, to LSW Holdings LLC in the amount of 1,000,000 shares, were void ab initio, and any potential rights thereunder were terminated as of July 11, 2014, when the bankruptcy court signed the Order Confirming Debtor’s Amended Plan of Reorganization. The Series A Preferred Shares have no legal force or effect. The Court also granted a take nothing judgment against LSW on counterclaim Counts 1, 2 and 3. The Company’s transfer agent has cancelled the Series A Preferred Shares. Later, on November 26, 2018, the Court entered an Order of Sanctions against Li and LSW. In the Order of Sanctions, and in response to Li and LSW’s repeated refusals to make proper discovery in the case, the Court struck the pleadings of these parties and ruled that RMHB was entitled to take a default judgment against them.

On February 4, 2019, the Court entered its Default Judgment against Li and LSW. In the Default Judgment, the Court ruled as follows:

1.	The Employment Agreement with Grisaffi dated April 1, 2013 was void ab initio and unenforceable, and that all stock or other instruments issued on the basis or authority of that Employment Agreement were also void ab initio and of no force and effect;

2.	The Series A Preferred Shares that RMHB issued to Grisaffi and later sold by Grisaffi to LSW were void ab initio and any potential rights or remedies thereunder were terminated on July 11, 2014 pursuant to the Order Confirming Debtor’s Amended Plan of Reorganization;

3.	Grisaffi’s issuance and transfer to himself of the 1,000,000 Series A Preferred Shares, and his subsequent transfer of those shares to LSW Holdings, were fraudulent transfers and are voided and set aside;

4.	Grisaffi breached his fiduciary duties to RMHB by, among other things: (i), purporting to sell the Series A Preferred Shares to LSW, (ii) causing the issuance of 11,000,000 shares of common stock to Epic Group One, LLC, and 10,000,000 shares of common stock to Li for no consideration, and (iii) causing the issuance of 113,688,625 shares to the Radcliffe Group at deeply discounted prices;

5.	LSW and Li knowingly participated in Grisaffi’s breaches of fiduciary duty and are therefore jointly and severally liable for all damages and equitable relief arising from such breaches;

6.	The issuance of 10,000,000 shares of common stock to Li was not authorized by the Board of Directors and was both void ab initio and a fraudulent conveyance;

7.	RMHB is entitled to recover all damages proximately resulting from the improper issuance of the 10,000,000 shares of common stock to Li;

8.	Li did not perform and materially breached her agreement to raise money for RMHB;

9.	The 10,000,000 shares of purported common stock issued to Li belongs to RMHB and Li has no further rights or remedies arising out of or related to the 10,000,000 shares;

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10.	By virtue of their actions described above, Li and LSW have taken advantage of RMHB and have unjustly enriched themselves at Rocky Mountain High Brands’ expense, and RMHB is entitled to full restitution of all its losses and damages;

11.	LSW Holdings and Li engaged in a civil conspiracy with Grisaffi to commit the wrongs against RMHB described above, and RMHB is entitled to recover from them actual, consequential, and special damages resulting from such wrongs, including their knowing participation in Grisaffi’s breaches of fiduciary duty, breaches of contract, receipt of fraudulent conveyances, and unjust enrichments.

12.	The torts against RMHB committed by LSW Holdings and Li were aggravated by fraud and malice, and RMHB is therefore entitled to exemplary damages.

13.	LSW Holdings and Li shall take nothing by their counterclaims; and

14.	RMHB is entitled to court costs and reasonable attorneys’ fees from LSW Holdings and Li.

The amount of damages and attorneys’ fees to be awarded to RMHB and against LSW Holdings and Li will be determined in a trial currently scheduled for June 3, 2019. We are continuing to pursue our claims against the remaining defendants in the case, which will be adjudicated at trial, currently scheduled for June 3, 2019.

Rocky Mountain High Brands, Inc. v La Dolce Vita Trust and Christine Guthrie, In Her Capacity As Trustee, In The 382nd District Court of Rockwall County, Texas, Cause No. 1-18-1608.

This is a case whereby the Company is attempting to collect on the Default Judgment obtained against Grisaffi. More specifically the Company is requesting the Court to order the La Dolce Vita Trust to turnover fraudulently transferred assets and for additional relief necessary to enforce the Company’s judgment against Grisaffi.

Chet – 5 Broadcasting, Inc. v Rocky Mountain High Brands, Inc., Supreme Court of the State of New Your, County of Ulster, Case No. 18-4416.

The Plaintiff sued the Company, seeking $21,000.00 in damages for breach of contract. The Company is contesting that claim in its entirety and has filed a counterclaim against the Plaintiff for an unspecified amount of damages. This case is new and the parties have not yet conducted any discovery.

MANAGEMENT

The following table sets forth, as of April 22, 2019, the name, age and positions of our executive officers and directors.

NAME	AGE	POSITION
Michael Welch	65	Chairman of the Board, President and Chief Executive Officer

Jens Mielke	52	Chief Financial Officer

David Seeberger	63	Director and Vice President, Legal

Charles Smith	62	Director and Chief Operating Officer

Winton Morrison	80	Director

Dean Blythe	60	Director

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The business background and certain other information about our directors and executive officers is set forth below:

MICHAEL WELCH – CHAIRMAN OF THE BOARD, PRESIDENT, AND CHIEF EXECUTIVE OFFICER

Michael Welch joined the Company in January 2016 as Chief Financial Officer. He was appointed President and Chief Executive Officer in February 2016. In September 2017 Mr. Welch was appointed Chairman of the Board of Directors.

Mr. Welch brings more than thirty years of executive and financial management experience to the Rocky Mountain High Brands team. Prior to joining RMHB, Mr. Welch served as CFO Managing Partner for Aventine Hill Partners, a professional services firm from July 2014 to December 2015. Mr. Welch served as Chief Financial Officer and Consultant for multiple small cap companies in Dallas, Texas from June 2011 to June 2014. Mr. Welch was the Chief Financial Officer and one of the founders of Stephan Pyles Concepts, a Dallas-based, privately-held restaurant holding company from February 2005 to May 2011.

In the late 90’s, Mr. Welch was part of the founders group of Resources Global Professionals (RGP), a publicly-traded, international consulting firm that was initially owned by Deloitte. Prior to his involvement with RGP, for more than ten years Mr. Welch was employed by Landmark Land Company, a publicly traded multi-state real estate developer and operator of golf and tennis resorts and hotels, commercial and residential real estate, life insurance, mortgage and savings and loans. His positions included Chief Operating Officer, Vice President of Management Systems, and Controller. Mr. Welch also served as Chief Financial Officer of Oak Tree Savings Bank, a subsidiary of Landmark Land Company and a statewide savings and loan based in New Orleans, LA.

Mr. Welch is an alumnus of the audit staff at Deloitte and joined the firm immediately after earning a Bachelor of Business Administration from the University of Oklahoma. Mr. Welch is a Louisiana CPA (inactive status) and has recently completed a term on a not-for-profit board. Mr. Welch currently serves on an Advisory Board for a privately held services company with which he directed a management-led buyout from the founder of the company. Mr. Welch serves on the Board of Directors of the U.S. Hemp Roundtable.

JENS MIELKE – CHIEF FINANCIAL OFFICER

Jens Mielke joined the Company in August 2016 as Chief Financial Officer.

Mr. Mielke has over 28 years’ experience in accounting and finance leadership positions. Prior to joining RMHB, Mr. Mielke was National Partner, Technical Accounting for Aventine Hill Partners, a Texas-based professional services firm. He founded and led that firm’s Technical Accounting Group where he provided technical accounting and finance services to public and private clients. Prior to Aventine Hill, Mr. Mielke was Chief Financial Officer for a high-growth, publicly-traded retailer, but spent the majority of his career at Deloitte where he was audit partner in the firm’s Dallas office. He also previously served as senior financial analyst at PepsiCo’s corporate headquarters in Purchase, NY. His experience includes working with public and private companies in strategic management, accounting, financial reporting, Sarbanes-Oxley compliance, investor relations, initial and secondary public offerings, mergers, acquisitions and divestitures, process improvement and systems implementations.

Mr. Mielke received his Master and Bachelor of Business Administration degrees from Southern Methodist University.

DAVID SEEBERGER – DIRECTOR AND VICE PRESIDENT, LEGAL

David Seeberger joined the Company in March 2016 as Vice President, Legal. In September 2017 Mr. Seeberger was appointed to the Board of Directors.

Mr. Seeberger received his B.A. from Grinnell College in Grinnell, Iowa and earned his J.D. from the University of Toledo - College of Law in Toledo, Ohio. Mr. Seeberger is admitted to practice before the Supreme Court of Texas and the United States District Courts for the Northern and Eastern Districts of Texas. He has also practiced in other State and Federal Courts on a pro hoc basis. Mr. Seeberger is also admitted to practice before the Securities and Exchange Commission (SEC).

Mr. Seeberger’s legal experience spans in excess of twenty-five years of professional practice within the Dallas, Texas area. Mr. Seeberger has been privileged to associate with and has been a partner in various small law firms throughout his legal career – for the past decade, Mr. Seeberger has been in private practice, and maintains membership in the State Bar of Texas and the Dallas Bar Association.

Mr. Seeberger’s career has included all areas of corporate and small business - due diligence, corporate and business litigation as well as the areas associated therewith, including general legal counsel for corporate, real estate and commercial bankruptcy proceedings and corporate turnaround efforts. Mr. Seeberger is an AV Preeminent rated attorney resulting from the AV Preeminent-Peer Review Rating as conducted by Martindale-Hubbell. Mr. Seeberger has been engaged, contracted with, or employed by RMHB since 2012.

CHARLES SMITH – DIRECTOR, CHIEF OPERATING OFFICER, AND PRESIDENT OF EAGLE SPIRIT LAND AND WATER COMPANY

Charles (Chuck) Smith joined the Company in February 2016 as a Director and Chief Operating Officer. In November 2016, Mr. Smith was also appointed President of Eagle Spirit Land & Water Company.

Within the last six years, Mr. Smith has served in several key strategic roles entailing a wide-range of corporate governance. During the time period from 2007 to 2014, Mr. Smith served as a Managing Partner and Managing Member of San Carlos Associates, a multi-million-dollar investment entity located in Dallas, Texas. In addition, until the properties recently sold in 2011, Mr. Smith served as a former Managing Partner and Managing member to several investment partnerships in Midland and El Paso, Texas, with indicated values that exceed $30 million. These properties included Cornerstone Village and Villa De Madison. Similarly, Mr. Smith currently retains a partnership interest and maintains a consulting relationship at Sawyers Mill in Arlington, Texas – an entity that he has maintained a relationship with since the early 1990’s.

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Mr. Smith graduated with honors from University of Texas at Dallas with a Bachelor's Degree in Economics and Finance. He has been an active participant in real estate investment opportunities for almost 35 years.

WINTON MORRISON – INDEPENDENT DIRECTOR

Winton “Win” Morrison joined the Company in February 2016 as a Director.

Mr. Morrison is Principal Broker and Owner of Win Morrison Realty. Mr. Morrison spent many years as an IBM executive, based in the former IBM Kingston facility. He operated his own retail business for a time (the Snowflake Ski Shop), and also worked as an antique dealer for most of his adult life. Mr. Morrison opened the Kingston office of Win Morrison Realty in 1982. Win Morrison Realty now has five offices to serve the region. Currently, the company is actively pursuing expansion into other locations within other parts of the region.

DEAN BLYTHE – INDEPENDENT DIRECTOR

Dean Blythe joined the Company in March 2018 as a Director.

Mr. Blythe is the Founder and Managing Partner of TDF Resources, an advisory and investment firm he founded in January 2009 that provides advisory, management, and transaction services to public and private companies across a wide spectrum of industries.  Mr. Blythe served on the Board of Directors of Journal Communications, Inc., an NYSE-listed company, from 2013 until its sale in 2015. Mr. Blythe served on the Board of Directors of Total Outdoor Corp. from 2011 to 2013 and served as its Co-President and Chief Financial Officer from 2012 to 2013. From 2001 to 2009, Mr. Blythe was with Harte-Hanks, Inc., a NYSE-listed direct and targeted marketing services company. He served in various roles at Harte-Hanks, including as a member of the Board of Directors, President and Chief Executive Officer, Executive Vice President and Chief Financial Officer, Secretary, and Vice President – Legal. Prior to joining Harte-Hanks, Mr. Blythe served as Senior Vice President – Corporate Development & General Counsel of Hearst-Argyle Television, Inc., a NYSE-listed company, and its predecessor, Argyle Television, Inc. Mr. Blythe previously served on the Boards of Directors of Argyle Security, Inc., where he chaired its Audit Committee, and New Vision Television, Inc.

Mr. Blythe holds a Juris Doctor degree from Duke University and a Bachelor of Science degree from Miami University in Oxford, Ohio.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, during the past ten years, none of the following occurred with respect to a present or former director, executive officer, or employee: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time other than the Chapter 11 bankruptcy proceeding of the Company in 2013 - 2014; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his or her involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

On December 16, 2013 the Company filed a Chapter 11 bankruptcy petition in the United States Bankruptcy Court for the Northern District of Texas, Dallas Division, Case Number 13-36434-bjh-11. In early 2013, the Company sought to acquire a barbeque company and sought to raise capital and entered into an agreement with Empire Capital LLC (“Empire”) to assist in the raising of capital for the acquisition. By late 2013, the acquisition had fallen through due to the inability to obtain the needed financing. Empire then sued the Company claiming it was owed approximately $200,000 for its services on behalf of the Company along with additional damages. The Company disputed the claims and filed the Chapter 11 bankruptcy to restructure its current indebtedness and to provide a framework for moving forward. On May 22, 2014 the Company filed its Disclosure Statement and Plan of Reorganization, and on July 2, 2014 a hearing was held and the Plan of Reorganization was confirmed by written order of the Bankruptcy Court dated July 11, 2014.

The material terms of the Order Confirming Debtor’s Plan of Reorganization (the “Bankruptcy Order”) are contained within the Amended Plan of Reorganization (the “Plan”). The Plan was a consensual plan, in that a majority of all creditors in all classes and the equity holders voting voted to accept the Plan. The fundamental material terms of the Plan relate to the allowance or disallowance of claims and treatment of allowed claims and classes of claims, and then to the means for execution of the Plan.

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The Plan created five classes of creditors. The Plan contained a separate and distinct obligation of the Company for each of the classes of creditors. The treatment of the Company’s obligation for each class was set forth in Article 5 of the Plan. The Class 1 Claimants consisted of allowed administrative claims and were to be paid in full on the effective date of the Plan. The only Class 1 Claimant was the Debtor’s attorney, who was paid in full after Court approval of his fee application. Class 2 Claimants consisted of allowed non-insider general unsecured claims. Those Class 2 Claimants were to be paid in full on their claims by receiving 5% of their allowed claim on the effective date of the Plan, and the remainder in 60 equal monthly payments. The Class 3 Claimants consisted of allowed insider general unsecured claims. The Class 3 Claimants consisted of three claimants and their claims were resolved by the issuance of stock of the Debtor. Class 4 Claimants consisted of the allowed claims of the Empire Group, as defined in Class 4. The Class 4 Claimants consisted of four claimants and their claims were resolved by the settlement of pending bankruptcy and non-bankruptcy litigation and other matters with the Class 4 Claimants, which included the return of shares of Debtor’s stock to treasury by one claimant of that Class and the issuance of other shares and delivery of a payment of $50,000.00 to another claimant of that Class. Class 5 Claimants consisted of allowed equity interest holders, and those claimants retained their shares of stock in the Debtor.

The means for execution of the Plan are set forth in Article 6 of the Plan, which contains the matters to be addressed by the Company, primarily those dealing with the obligations to the classes of creditors.

Committees of the Board

On February 5, 2019, the Board of Directors formed three committees of the Board of Directors: Executive Committee, Litigation Committee, and the Nominations Committee. Michael Welch, Charles Smith, David Seeberger, and Dean Blythe are members of each of these committees. Until further determination by the Board, the full Board of Directors will continue to undertake the duties of the Audit Committee and Compensation Committee. Prior to this meeting, there were no committees of the Board of Directors.

Nominating Committee

On February 5, 2019 our Board of Directors formed a nominating committee with Michael Welch, Charles Smith, David Seeberger, and Dean Blythe as members. Currently, no written charter governs the director nomination process. When evaluating director nominees, our directors consider the following factors:

•	The appropriate size of our Board of Directors;
•	Our needs with respect to the particular talents and experience of our directors;
•	The knowledge, skills and experience of nominees, including experience in finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;
•	Experience in political affairs;
•	Experience with accounting rules and practices; and
•	The desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by new Board members.

Our goal is to assemble a Board that brings together a variety of perspectives and skills derived from high quality business and professional experience. In doing so, the Board will also consider candidates with appropriate non-business backgrounds.

Other than the foregoing, there are no stated minimum criteria for director nominees, although the Board may also consider such other factors as it may deem are in our best interests as well as our stockholders. In addition, the Board identifies nominees by first evaluating the current members of the Board willing to continue in service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination. If any member of the Board does not wish to continue in service or if the Board decides not to re-nominate a member for re-election, the Board then identifies the desired skills and experience of a new nominee in light of the criteria above. Current members of the Board are polled for suggestions as to individuals meeting the criteria described above. The Board may also engage in research to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate or assist in identifying potential nominees, although we reserve the right in the future to retain a third-party search firm, if necessary. The Board does not typically consider shareholder nominees because it believes that its current nomination process is sufficient to identify directors who serve our best interests.

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Audit Committee

We do not have a separately designated standing audit committee. The entire Board of Directors performs the functions of an audit committee, but no written charter governs the actions of the Board when performing the functions of what would generally be performed by an audit committee. The Board approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the Board reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

Advisory Board to the Board of Directors

In March 2018 the Board of Directors formed an informal Advisory Board consisting of non-employee members who provide advice to the Board of Directors. The Advisory Board was dissolved on October 31, 2018.

Code of Conduct

In August 2017 the Company adopted a Code of Conduct for all directors, officers, employees, and contractors.

Compensation of Executive Officers and Directors

Compensation Discussion and Analysis

In 2014, the Company entered into a five-year employment agreement with David M. Seeberger, Vice President and General Counsel. Under the agreement, we agreed to compensate Mr. Seeberger at a rate of $120,000 per year and to bonus obligations based on the profitability of the Company. We also agreed to grant Mr. Seeberger an option to purchase 2,000,000 shares of common stock for par value at any time after January 1, 2015. On February 1, 2018, the Company entered into a new three-year employment agreement with Mr. Seeberger. The new agreement includes base compensation of $120,000 per year and discretionary bonuses as approved by the Board of Directors.

In January 2016, the Company entered into a five-year employment agreement with Michael Welch, Chief Financial Officer. Under the agreement, we agreed to compensate Mr. Welch at a rate of $120,000 per year and to pay a bonus based on the profitability of the Company. Mr. Welch also became Chief Executive Officer on March 1, 2016. His salary was increased to $150,000 per year. In addition, Mr. Welch received 10,000,000 warrants for common stock at a price of $.001 on January 4, 2016 that were exercisable on July 25, 2016. On February 1, 2018, the Company entered into a new three-year employment agreement with Mr. Welch. The new agreement includes base compensation of $150,000 per year and discretionary bonuses as approved by the Board of Directors.

On December 18, 2017, the Company entered into a five-year employment agreement with John Blackington, Chief Commercialization Officer. The agreement includes base compensation of $140,000 per year, 7,000,000 common stock options, an annual bonus of up to 30%, and discretionary bonuses as approved by the Board of Directors.

On February 1, 2018, the Company entered into a three-year employment agreement with Jens Mielke, Chief Financial Officer. The agreement includes base compensation of $140,000 per year and discretionary bonuses as approved by the Board of Directors.

On February 1, 2018, the Company entered into a three-year employment agreement with Charles Smith, Chief Operating Officer. The agreement includes base compensation of $120,000 per year and discretionary bonuses as approved by the Board of Directors.

Summary Compensation Table

The following table sets forth the compensation earned by Executive Officers during the years ended December 31, 2018 and 2017:

Name and Principal Position	Year	Salary	Bonus	Stock Awards	Warrant Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Michael Welch, President and CEO (1)	2018	$146,192	$—	$108,801	$—	$—	$—	$—	$254,993
	2017	93,143	—	27,004	—	—	—	—	$100,643
Jens Mielke, Chief Financial Officer (2)	2018	136,446	—	94,334	—	—	—	—	$230,780
	2017	72,077	—	23,861	—	—	—	—	$95,938
Charles Smith, Chief Operating Officer (3)	2018	104,769	—	68,557	—	—	—	—	$173,326
	2017	30,000	—	18,083	—	—	—	—	$48,083
David Seeberger, Vice President and General Counsel(4)	2018	116,954	—	125,202	—	—	—	—	$242,156
	2017	81,368	—	9,172	—	—	—	—	$90,540
Lily Li, Former Executive Vice President(5)	2018	—	—	—	—	—	—	—	$—
	2017	—	—	—	—	—	—	—	$—
John Blackington, Chief Commercialization Officer(6)	2018	119,539	—	59,834	—	—	—	—	$179,3763
	2017	—	—	—	—	—	—	—	$—

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Narrative Disclosure to the Summary Compensation Table

1.	Michael Welch was employed as a 1099 contractor in December 2015 and received compensation of $10,000. Mr. Welch initially joined the Company as Chief Financial Officer on January 1, 2016 at a salary of $120,000 per year and also became President and Chief Executive Officer on March 1, 2016 and also served as Chief Financial Officer until August 22, 2016. His salary was increased to $150,000 per year. In addition, Mr. Welch received 10,000,000 warrants with an anti-dilution clause and a cashless exercise option for common stock at a strike price of $.001 on January 4, 2016 which were exercised on July 25, 2016 for 10,434,419 shares of common stock. On February 25, 2017, Mr. Welch agreed to take 60% of his base salary in shares of common stock. On September 19, 2017 Mr. Welch was granted 789,474 shares of Series E Preferred Stock in lieu of cash compensation. On November 1, 2017 Mr. Welch converted his 789,474 shares of Series E Preferred Stock to 789,474 common shares. Mr. Welch was granted 755,000 shares of common stock as compensation on December 7, 2017. On December 19, 2017, Mr. Welch was awarded 7,000,000 stock options. On February 1, 2018, the Company entered into a new three-year employment agreement with Mr. Welch. The new agreement includes base compensation of $150,000 per year and discretionary bonuses as approved by the Board of Directors.

2.	Jens Mielke joined the Company as Chief Financial Officer on August 22, 2016 at a salary of $120,000 per year. At that time, Mr. Mielke agreed to take 50% of his base salary in shares of common stock. Prior to joining the Company as an officer in August 2016, Mr. Mielke earned $1,892 as a non-employee consultant in July and August 2016. During the fiscal year ended June 30, 2017, Mr. Mielke was granted an additional 700,000 shares of common stock as compensation. On October 1, 2017 the Board of Directors changed Mr. Mielke’s annual base salary to $140,000 and changed the cash portion of Mr. Mielke’s compensation to 80%. On December 19, 2017, Mr. Mielke was awarded 5,000,000 stock options. On February 1, 2018, the Company entered into a three-year employment agreement with Mr. Mielke. The agreement includes base compensation of $140,000 per year and discretionary bonuses as approved by the Board of Directors. In March 2018, Mr. Mielke’s base compensation was changed to 100% cash.

3.	Charles (Chuck) Smith is a member of the Board of Directors, and is Chief Operating Officer. He agreed to forego a salary until the Company was fully-funded. On October 1, 2017, Mr. Smith began accruing an annual base salary of $120,000. On Mr. Smith was awarded 7,000,000 warrants with an anti-dilution clause and a cashless exercise option for common stock at a strike price of $.001 on February 28, 2016 for his service on the Board of Directors. His options were exercised on July 29, 2016 for 7,216,500 shares of common stock, which is included in the Director Compensation Table. During fiscal year ended June 30, 2017, Mr. Smith was granted 2,500,000 shares of common stock as compensation. On December 19, 2017 Mr. Smith was awarded 3,500,000 stock options. On February 1, 2018, the Company entered into a three-year employment agreement with Mr. Smith. The agreement includes base compensation of $120,000 per year and discretionary bonuses as approved by the Board of Directors.

4.	David Seeberger’s contract specifies that he receive compensation at the rate of $120,000 per year once the Company is fully-funded and Mr. Seeberger was awarded 2,000,000 shares of the Company’s common stock on August 21, 2014 valued at $33,200 at the time of issuance. Since the Company has not yet received fully-funded status, he was paid $62,915 in fiscal year 2016 as a 1099 contractor. The Company added Mr. Seeberger to its payroll as of March 1, 2016 at a salary of $120,000 per year. In addition, Mr. Seeberger received 6,000,000 warrants with an anti-dilution clause and a cashless exercise option for common stock at a strike price of $.001 on January 4, 2016, which were exercised on July 29, 2016 for 6,282,771 shares of common stock. On February 25, 2017, Mr. Seeberger agreed to take 50% of his base salary in shares of common stock. During the fiscal year ended June 30, 2017, Mr. Seeberger was granted an additional 700,000 shares of common stock as compensation. On December 19, 2017 Mr. Seeberger was awarded 8,000,000 stock options. This included 2,000,000 options available to Mr. Seeberger under his original employment agreement dated July 2, 2014. On February 1, 2018, the Company entered into a new three-year employment agreement with Mr. Seeberger. The new agreement includes base compensation of $120,000 per year and discretionary bonuses as approved by the Board of Directors.

5.	Lily Li was appointed Executive Vice President on December 20, 2016. She agreed to forego a salary, but received compensation via common stock grants. In December 2016, Ms. Li exercised 5,000,000 warrants that had been granted to her prior to her employment with the Company. In February 2017 Ms. Li was granted 10,000,000 shares of common stock as compensation.

6.	John Blackington was employed by the Company beginning February 1, 2018. From November 1, 2017 until January 31, 2018, Mr. Blackington was a non-employee contractor to the Company and accrued $6,000 per month for his services. On December 19, 2017 Mr. Blackington was awarded 7,000,000 stock options. On December 18, 2017, the Company entered into a five-year employment agreement with John Blackington, Chief Commercialization Officer. The agreement included base compensation of $140,000 per year, 7,000,000 common stock options, an annual bonus of up to 30%, and discretionary bonuses as approved by the Board of Directors. The contract was terminated effective February 6, 2019.

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Outstanding Equity Awards at December 31, 2018

As of December 31, 2018, there were no unexercised options, unexercised warrants, stock that has not vested, and equity incentive plan awards for any executive officer.

Compensation of Directors Table

The table below summarizes all compensation paid to our Directors during the year ended December 31, 2018:

Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Michael Welch (1)	$—	$—	$36,166	$—	$—	$—	$—
Charles Smith (2)	—	—	18,083	—	—	—	$—
David Seeberger (3)	—	—	42,980	—	—	—	$—
Winton Morrison (4)	—	1,932	—	—	—	—	$1,932
Dean Blythe (5)	25,000	22,888	—				$47,888
Gerry David (6)	24,000	—	56,000	—	—	—	$80,000
Kevin Harrington (6)	24,000	—	56,000	—	—	—	$80,000

Narrative Disclosure to the Director Compensation Table

(1)	Michael Welch joined the Board of Directors as Chairman on September 11, 2017. His compensation as President and CEO is included in the Summary Compensation Table.
(2)	Charles Smith joined the Board of Directors in February 2016. His compensation as Chief Operating Officer is included in the Summary Compensation Table.
(3)	David Seeberger joined the Board of Directors on September 11, 2017. His compensation as Vice President and General Counsel is included in the Summary Compensation Table.
(4)	Winton Morrison joined the Board of Directors in February 2016. Mr. Morrison receives $500 per month as a fee for his Board service, but has deferred payment. On February 9, 2018, Mr. Morrison was awarded 166,667 shares of common stock.
(5)	Dean Blythe joined the Board of Directors on March 19, 2018. He is paid Board fees of $5,000 per quarter and was paid $10,000 to Chair an Independent Committee of the Board. On April 2, 2018, Mr. Blythe was awarded 2,000,000 shares of common stock.

(6)	Gerry David and Kevin Harrington joined the Board of Directors on May 11, 2019 and left the Board on September 11, 2017. Subsequent to their Board service, they provided consulting services to the Company and were compensated with cash and options to purchase the Company’s common stock. Their contracts were terminated on October 31, 2018. All stocks options awards to Messrs. David and Harrington were forfeited by them on January 31, 2019. This table only reflects compensation paid to them during their tenure on the Board of Directors.

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SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of May 8, 2019, the beneficial ownership of the Company’s capital stock by each Executive Officer and Director, by each person known to beneficially own more than 5% of our common stock and by the executive officers and directors as a group. Except as otherwise indicated, all shares are owned directly and the percentage shown is based on 105,598,650 shares of common stock issued and outstanding.

Title of class	Name and address of beneficial owner(1)	Amount of beneficial ownership	Percent of class(2)	Percent of Voting Power (3)
Current Executive Officers & Directors:
Common Stock	Michael R. Welch 10626 Cox Lane Dallas, TX 75229	1,341,809	1.27%	1.27%
Common Stock	Jens R. Mielke 4403 Vandelia St. Dallas, TX 75219	487,163	0.46%	0.46%
Common Stock	Charles Smith 479 Medina Dr. Highland Village, TX 75077	902,142	0.85%	0.85%
Common Stock	David M. Seeberger 1252 N. Selva Dallas, TX 75218	1,263,062	1.19%	1.19%
Common Stock	Dean Blythe 11059 Windjammer Dr. Frisco, TX 75034	100,001	0.09%	0.09%
Common Stock	Winton Morrison 277 Driftwood Rd., SE St. Petersburg, FL 33705	664,784	0.63%	0.63%
Common Stock Total of All Current Directors and Officers:		4,758,961	4.49%	4.49%

More than 5% Beneficial Owners
None		—	—	—

(1)	As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). In addition, for purposes of this table, a person is deemed, as of any date, to have “beneficial ownership” of any security that such person has the right to acquire within 60 days after such date.

(2)	Based on 105,598,650 shares of common stock issued and outstanding as of May 8, 2019.

(3)	Based on a total of 105,598,650 possible votes consisting of shares of common stock issued and outstanding as of May 8, 2019.

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Item 13. Certain Relationships and Related Transactions, and Director Independence

Except as described below, there have been no transactions or presently proposed transactions since our incorporation to which we have been a participant in which: (1) the amount involved exceeded or will exceed the lesser of: (i) $120,000, or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years; and (2) any of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons, has any material interest, direct or indirect:

1.	In 2014, the Company entered into a five-year employment agreement with David M. Seeberger, Vice President and General Counsel. Under the agreement, we agreed to compensate Mr. Seeberger at a rate of $120,000 per year and to bonus obligations based on the profitability of the Company. We also agreed to grant Mr. Seeberger an option to purchase 2,000,000 shares of common stock for par value at any time after January 1, 2015. On February 1, 2018, the Company entered into a new three-year employment agreement with Mr. Seeberger. The new agreement includes base compensation of $120,000 per year and discretionary bonuses as approved by the Board of Directors.

2.	In January 2016, the Company entered into a five-year employment agreement with Michael Welch, Chief Financial Officer. Under the agreement, we agreed to compensate Mr. Welch at a rate of $120,000 per year and to pay a bonus based on the profitability of the Company. Mr. Welch became Chief Executive Officer on March 1, 2016. His salary was increased to $150,000 per year. In addition, Mr. Welch received 10,000,000 warrants for common stock at a price of $.001 on January 4, 2016 that were exercisable on July 25, 2016. During fiscal year 2017, Mr. Welch was granted an additional 755,000 shares of common stock as compensation. On February 1, 2018, the Company entered into a new three-year employment agreement with Mr. Welch. The new agreement includes base compensation of $150,000 per year and discretionary bonuses as approved by the Board of Directors. In 2018, the Company advanced Mr. Welch $21,500 to pay OTC Markets and Hemp Roundtable membership fees on behalf of the Company.

3.	On December 18, 2017, the Company entered into a five-year employment agreement with John Blackington, Chief Commercialization Officer. The agreement includes base compensation of $140,000 per year, 7,000,000 common stock options, an annual bonus of up to 30%, and discretionary bonuses as approved by the Board of Directors. The contract was terminated effective February 6, 2019.
4.	On February 1, 2018, the Company entered into a three-year employment agreement with Jens Mielke, Chief Financial Officer. The agreement includes base compensation of $140,000 per year and discretionary bonuses as approved by the Board of Directors.

5.	On February 1, 2018, the Company entered into a three-year employment agreement with Charles Smith, Chief Operating Officer. The agreement includes base compensation of $120,000 per year and discretionary bonuses as approved by the Board of Directors.

6.	As of December 31, 2017 and June 30, 2017 the Company had two notes payable to our former Chairman of the Board and shareholder Jerry Grisaffi in the aggregate amount of $384,450. Accrued interest on these notes as of December 31, 2017 and June 30, 2017 was $23,118 and $11,420, respectively. One note in the amount of $184,300 relates to Mr. Grisaffi’s deferred compensation in fiscal years 2015 and 2016. The other note in the amount of $200,150 relates to advances Mr. Grisaffi made to the Company. Both notes bear interest at 6% and are convertible to common stock at prices ranging from $.01 to 50% of market. Both notes were voided ab initio by a court in August 2018 and extinguished from the financial statements.

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7.	In June 2017, Mr. Grisaffi resigned from the Board of Directors. In connection with his resignation, the Company and Mr. Grisaffi entered into an Indemnification and Release Agreement whereby both parties agreed to mutually release each other from the terms of Mr. Grisaffi’s employment agreement. The Company is seeking to void the Indemnification and Release Agreement.
8.	On May 19, 2017 the Company made a convertible promissory note to LSW Holdings, LLC (“LSW”). Lily Li, was then our Executive Vice President and is Managing Member of LSW. The principal amount of the note is $79,000 with a term of six months. The note bears interest at 6% annually and is convertible to the Company’s common stock at 50% of market price, as defined in the note. On July 11, 2017 the Company made another convertible promissory note to LSW. The principal amount of the note is $100,000 with a term of six months. The note bears interest at 6% annually and is convertible to the Company’s common stock at 50% of market price, as defined in the note. Ms. Li was terminated from her position on April 5, 2018. The notes are the subject of a lawsuit brought by the Company against Ms. Li and LSW.

We are not a “listed issuer” within the meaning of Item 407 of Regulation S-K and there are no applicable listing standards for determining the independence of our directors. Applying the definition of independence set forth in Rule 4200(a)(15) of The NASDAQ Stock Market, Inc., we have two independent directors: Dean Blythe and Winton Morrison.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Except as described below, there have been no transactions or presently proposed transactions since our incorporation to which we have been a participant in which: (1) the amount involved exceeded or will exceed the lesser of: (i) $120,000, or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years; and (2) any of our directors or executive officers, nor any proposed nominee for election as a director, nor any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities, nor any members of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the foregoing persons, has any material interest, direct or indirect:

1.

1.	In January 2016, the Company entered into a five-year employment agreement with Michael Welch, then Chief Financial Officer. Under the agreement, we agreed to compensate Mr. Welch at a rate of $120,000 per year and to pay a bonus based on the profitability of the Company. Mr. Welch also became Chief Executive Officer on March 1, 2016. His salary was increased to $150,000 per year. In addition, Mr. Welch received 10,000,000 warrants for common stock at a price of $.001 on January 4, 2016. During fiscal year 2017, Mr. Welch was granted an additional 755,000 shares of common stock as compensation.

2.	In July 2014, the Company entered into a five-year employment agreement with David M. Seeberger, Vice President – Legal. Under the agreement, we agreed to compensate Mr. Seeberger at a rate of $120,000 per year and to bonus obligations based on the profitability of the Company. We also agreed to grant Mr. Seeberger an option to purchase 2,000,000 shares of common stock for par value at any time after January 1, 2015. During fiscal year 2017, Mr. Seeberger was granted an additional 700,000 shares of common stock as compensation.

3.	As of December 31, 2017 and June 30, 2017 the Company had two notes payable to our former Chairman of the Board and shareholder Jerry Grisaffi in the aggregate amount of $384,450. Accrued interest on these notes as of December 31, 2017 and June 30, 2017 was $23,118 and $11,420, respectively. One note in the amount of $184,300 relates to Mr. Grisaffi’s deferred compensation in fiscal years 2015 and 2016. The other note in the amount of $200,150 relates to advances Mr. Grisaffi made to the Company. Both notes bear interest at 6% and are convertible to common stock at prices ranging from $.01 to 50% of market.

4.	In June 2017, Mr. Grisaffi resigned from the Board of Directors. In connection with his resignation, the Company and Mr. Grisaffi entered into an Indemnification and Release Agreement whereby both parties agreed to mutually release each other from the terms of Mr. Grisaffi’s employment agreement. The Company is seeking to void the Indemnification and Release Agreement.

5.	On May 19, 2017 the Company made a convertible promissory note to LSW Holdings, LLC (“LSW”). Lily Li, who was then our Executive Vice President is Managing Member of LSW. The principal amount of the note is $79,000 with a term of six months. The note bears interest at 6% annually and is convertible to the Company’s common stock at 50% of market price, as defined in the note. On July 11, 2017 the Company made another convertible promissory note to LSW. The principal amount of the note is $100,000 with a term of six months. The note bears interest at 6% annually and is convertible to the Company’s common stock at 50% of market price, as defined in the note. The notes are the subject of a lawsuit brought by the Company against Ms. Li and LSW.

We are not a “listed issuer” within the meaning of Item 407 of Regulation S-K and there are no applicable listing standards for determining the independence of our directors. Applying the definition of independence set forth in Rule 4200(a)(15) of The NASDAQ Stock Market, Inc., we have two independent directors, Winton Morrison and Dean Blythe.

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DESCRIPTION OF SECURITIES

Our Articles of Incorporation authorize 200,000,000 shares of common stock, of which 105,598,650 are outstanding as of May 8, 2019; 20,000,000 of preferred stock, of which 1,000,000 shares of series A preferred stock are designated and no shares are issued and outstanding; 7,000,000 shares of series B preferred stock are designated and no shares are issued and outstanding; 2,000,000 shares of series C preferred stock are designated and no shares are issued and outstanding; 2,000,000 of series D preferred stock are designated and no shares are issued and outstanding; and 789,474 shares of Series E preferred stock are designated and no shares are issued and outstanding.

Common Stock

As of May 8, 2019 there were 105,598,650 shares of our common stock issued and outstanding. Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and amount of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights, and there are no redemption provisions applicable to our common stock.

Options, Warrants, and Other Convertible Securities

As of May 8, 2019, there were warrants to purchase 632,500 shares of common stock outstanding, and options to purchase an additional 500,000 shares of common stock. In addition, there were outstanding convertible notes in the total amount of $894,098, with an average conversion price of $.08 per share.

Indemnification of Directors and Officers

Neither our articles of incorporation, nor our bylaws, prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

44

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our charter provides that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification. We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Our bylaws provide that a director or officer of the Company shall have no personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.3900 of the NRS as it may from time to time be amended or any successor provision thereto.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and preferred stock is Signature Stock Transfer. Its address is 14673 Midway Rd., Ste. 220 Addison, TX 75001 and its telephone number is (972) 612-4120.

PLAN OF DISTRIBUTION

The selling stockholder may, from time to time, sell any or all of its shares of Company common stock on OTC Markets or any other stock exchange, market or trading facility on which the shares of our common stock are traded, or in private transactions. These sales may be at fixed prices, prevailing market prices at the time of sale, at varying prices, or at negotiated prices. The selling stockholder may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share; or

•	a combination of any such methods of sale.

Additionally, broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commissions in compliance with FINRA Rule 2440; and in the case of a principal transaction, a markup or markdown in compliance with FINRA IM-2440.

GHS is an underwriter within the meaning of the Securities Act of 1933, and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales. Any commissions received by such broker-dealers or agents, and any profit on the resale of the shares purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. GHS has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Company’s common stock. Pursuant to a requirement by FINRA, the maximum commission or discount to be received by any FINRA member or independent broker-dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act of 1933.

45

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholder. The selling stockholder may agree to indemnify any agent, dealer, or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933. We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholder. We will receive proceeds from the sale of our common stock to GHS under the Securities Purchase Agreement. Neither the Securities Purchase Agreement with GHS nor any rights of the parties under the Securities Purchase Agreement with GHS may be assigned or delegated to any other person.

We have entered into an agreement with GHS to keep this prospectus effective until GHS (i) has sold all of the common shares purchased by it under the Securities Purchase Agreement and (ii) has no further right to acquire any additional shares of common stock under the Securities Purchase Agreement.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder.

LEGAL MATTERS

The validity of the securities being offered by this prospectus has been passed upon for us by Laxague Law, Inc., Reno, NV.

EXPERTS

The consolidated financial statements of Rocky Mountain High Brands, Inc. as of December 31, 2018 have been so included in reliance on the report of Prager Metis CPAs LLC, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting. The consolidated financial statements of Rocky Mountain High Brands, Inc. as of December 31, 2017 have been so included in reliance on the report of Paritz & Company, P.A., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We are a reporting company and file annual, quarterly and special reports, and other information with the SEC. Copies of the reports and other information may be read and copied at the SEC’s Public Reference Room at 100 F Street N.E., Washington, D.C. 20549. You can request copies of such documents by writing to the SEC and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains a web site at http://www.sec.gov that contains reports, proxy and information statements, and other information regarding registrants that file electronically with the SEC.

This prospectus is part of a registration statement on Form S-1 that we filed with the SEC. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the SEC. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information you may:

•	read a copy of the registration statement, including the exhibits and schedules, without charge at the SEC’s Public Reference Room; or

•	obtain a copy from the SEC upon payment of the fees prescribed by the SEC.

46

Index to Financial Statements Required by Article 8 of Regulation S-X:

Audited Financial Statements:

F-1	Report of Prager Metis, CPAs, LLC, Independent Registered Public Accounting Firm
F-2	Report of Paritz & Company, P.A., Independent Registered Public Accounting Firm
F-3	Consolidated Balance Sheets as of December 31, 2018 and December 31, 2017
F-4	Consolidated Statements of Operations for the years ended December 31, 2018 and December 31, 2017, and the six months ended December 31, 2017 and December 31, 2016
F-5	Consolidated Statements of Cash Flows for the years ended December 31, 2018 and December 31, 2017, and the six months ended December 31, 2017 and December 31, 2016
F-6	Consolidated Statements of Shareholder’s Deficit for the years ended December 31, 2018 and December 31, 2017
F-7	Consolidated Statements of Shareholder’s Deficit for the six months ended December 31, 2017 and December 31, 2016
F-8	Notes to Consolidated Financial Statements

Unaudited Financial Statements:

F-24	Consolidated Balance Sheets as of March 31, 2019 and December 31, 2018 (unaudited);
F-25	Consolidated Statements of Operations for the three months ended March 31, 2019 and 2018 (unaudited);
F-26	Consolidated Statements of Cash Flows for the three months ended March 31, 2019 and 2018 (unaudited);
F-27	Consolidated Statements of Shareholders’ Deficit for the three months ended March 31, 2019 and 2018 (unaudited);
F-28	Notes to Consolidated Financial Statements (unaudited).

47

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Rocky Mountain High Brands, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Rocky Mountain Brands, Inc. (the Company) as of December 31, 2018, and the related consolidated statement of operations, stockholders’ deficit, and cash flows for the year ended December 31, 2018, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2018, and the results of its operations and its cash flows for the year ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the consolidated financial statements, the Company has a shareholders’ deficit of $702,555, an accumulated deficit of $35,018,351 as of December 31, 2017, and has generated operating losses since inception. These factors, among others, raise substantial doubt regarding the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3 to the accompanying financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Prager Metis CPA’s LLC

We have served as the Company’s auditor since 2018.

Hackensack, New Jersey
April 12, 2019

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Rocky Mountain High Brands, Inc.

Opinion on the Consolidated Financial Statements

We have audited the accompanying consolidated balance sheet of Rocky Mountain Brands, Inc. (the Company) as of December 31, 2017, and the related consolidated statement of operations, stockholders’ deficit, and cash flows for the six months ended December 31, 2017, and the related notes (collectively referred to as the consolidated financial statements). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017, and the results of its operations and its cash flows for the six months ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the consolidated financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements. We believe that our audits provide a reasonable basis for our opinion.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As described in Note 3 to the consolidated financial statements, the Company has a shareholders’ deficit, an accumulated deficit, and a working capital deficit as of December 31, 2017, and has generated operating losses since inception. These factors, among others, raise substantial doubt regarding the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3 to the accompanying financial statements. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Paritz & Company, P.A.

We have served as the Company’s auditor since 2015.

Hackensack, New Jersey
April 2, 2018

F-2

Rocky Mountain High Brands, Inc.

Consolidated Balance Sheets

	December 31, 2018	December 31, 2017
CURRENT ASSETS

Cash	$613,686	$16,983
Accounts Receivable, net of allowance of $5,275 and $195,632, respectively	17,324	2,844
Inventory	146,722	82,312
Prepaid Expenses and Other Current Assets	388,074	634,722
TOTAL CURRENT ASSETS	1,165,806	736,861

Property and Equipment, net	34,280	35,681
Intangible Assets	148,647	—
Other Assets	26,245	29,093

TOTAL ASSETS	$1,374,978	$801,635

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES

Accounts Payable and Accrued Liabilities	$505,214	$750,807
Related Party Convertible Notes Payable, net of debt discount	—	174,456
Convertible Notes Payable, net of debt discount	666,596	677,698
Notes Payable	37,493	549,936
Redemption Value of Series C Preferred Stock	—	—
Accrued Interest	25,758	81,248
Deferred Revenue	466,300	—
Derivative Liability	376,172	5,609,389
TOTAL CURRENT LIABILITIES	2,077,533	7,843,534

SHAREHOLDERS' DEFICIT
Preferred Stock - Series A - Par Value of $.001; 1,000,000 shares designated; No shares issued and outstanding as of December 31, 2018 and 1,000,000 shares issued and outstanding as of December 31, 2017	—	1,000
Preferred Stock - Series B - Par Value of $.001; 7,000,000 shares designated; No shares issued and outstanding as of December 31, 2018 and December 31, 2017	—	—
Preferred Stock - Series C - Par Value of $.001; 2,000,000 shares designated; No shares issued and outstanding as of December 31, 2018 and December 31, 2017	—	—
Preferred Stock - Series D - Par Value of $.001; 2,000,000 shares designated; No shares issued and outstanding as of December 31, 2018 and December 31, 2017	—	—
Preferred Stock - Series E - Par Value of $.001; 789,474 shares designated; No shares issued and outstanding as of December 31, 2018 and December 31, 2017	—	—
Common Stock - Par Value of $.001; 4,000,000,000 shares authorized as of December 31, 2018 and December 31, 2017; 1,891,617,372 shares issued and outstanding as of December 31, 2018; 1,159,706,457 shares issued and outstanding as of December 31, 2017	1,891,617	1,159,706
Additional Paid-In Capital	32,424,179	23,459,809
Accumulated Deficit	(35,018,351)	(31,662,414)
TOTAL SHAREHOLDERS' DEFICIT	(702,555)	(7,041,899)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$1,374,978	$801,635

 The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

F-3

Rocky Mountain High Brands, Inc.

Consolidated Statements of Operations

	Year Ended		Six Months Ended
	December 31, 2018	December 31, 2017	December 31, 2017	December 31, 2016
		(Unaudited)		(Unaudited)

Sales	$379,238	$141,289	$59,653	$320,338

Cost of Sales	385,673	132,216	79,933	98,639
Inventory Obsolescence	25,145	165,271	93,110	28,837

Gross Profit (Loss)	(31,580)	(156,198)	(113,390)	192,862

Operating Expenses
General and Administrative	3,689,175	6,465,861	2,567,486	1,853,089
Advertising and Marketing	833,933	882,765	118,191	749,059
Impairment Expense	—	59,163	59,163	—
Total Operating Expenses	4,523,108	7,407,789	2,744,840	2,602,148

Loss from Operations	(4,554,688)	(7,563,987)	(2,858,230)	(2,409,286)

Other (Income)/Expenses:
Interest Expense	1,275,693	2,700,221	2,054,438	398,648
(Gain) Loss on Extinguishment of Debt	191,138	(1,200,092)	(1,200,092)	—
(Gain) Loss on Change in Redemption Value of Series C Preferred Stock	—	(834,242)	—	—
(Gain) Loss on Lawsuit Judgment and Legal Settlement	(689,724)	—	—	—
(Gain) Loss on Change in Fair Value of Derivative Liability	(1,975,858)	3,413,465	1,795,205	332,759
Total Other (Income) Expenses	(1,198,751)	4,079,352	2,649,551	731,407

Loss Before Income Tax Provision	(3,355,937)	(11,643,339)	(5,507,781)	(3,140,693)

Income Tax Provision	—	—	—	—

Net Loss	$(3,355,937)	$(11,643,339)	$(5,507,781)	$(3,140,693)

Net Loss per Common Share - Basic and Diluted	$(0.00)	$(0.01)	$(0.01)	$(0.00)

Weighted Average Shares Outstanding	1,605,719,345	813,528,472	855,469,994	629,289,895

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

F-4

Rocky Mountain High Brands, Inc.

Consolidated Statements of Cash Flows

	Year Ended		Six Months Ended
	December 31, 2018	December 31, 2017	December 31, 2017	December 31, 2016
		(Unaudited)		(Unaudited)
Operating Activities:
Net Loss	$(3,355,937)	$(11,643,339)	$(5,507,781)	$(3,140,693)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	456,007	1,976,388	468,291	409,062
Stock-based payments to vendors	80,445	548,084	—	465,267
Warrants and options issued for services rendered	108,205	1,846,944	180,163	407,447
Non-cash interest expense	1,160,857	2,700,220	2,054,438	398,649
Fees and penalties on debt	120,251	729,929	729,929	—
Gain on change in redemption value of Series C Preferred Stock	—	(834,242)	—	—
Gain on lawsuit judgment and legal settlement	(689,724)	—	—	—
(Gain) Loss on change in fair value of derivative liability	(1,975,858)	3,413,465	1,795,205	332,759
(Gain) Loss on extinguishment of debt	191,138	(1,200,092)	(1,200,092)	—
Bad debt expense	1,536	246,520	61,554	—
Loss on disposal of equipment	—	15,912	—	43,221
Depreciation and amortization expense	34,423	25,211	13,116	18,691
Impairment expense	—	59,163	59,163	—
Inventory obsolescence	25,145	165,271	93,110	28,837
Changes in operating assets and liabilities:
Accounts receivable	(16,017)	13,064	(1,131)	(242,052)
Inventory	(89,556)	(29,312)	49,273	43,260
Prepaid expenses	(22,076)	(169,470)	3,966	164,928
Other assets	(12,765)	(7,569)	(11,000)	(3,431)
Accounts payable and accrued liabilities	(211,156)	194,531	375,462	284,253
Deferred revenue	466,300	—	—	—
NET CASH USED IN OPERATING ACTIVITIES	(3,728,782)	(1,949,322)	(836,334)	(789,802)

Investing Activities:
Investments in other assets	(31,220)	(4,252)	—	(39,774)
Cash acquired in business acquisition	15,612
Acquisition of property and equipment	(18,307)	(10,705)	(1,496)	(36,635)
Disposal of property and equipment	—	832	832	—
NET CASH USED IN INVESTING ACTIVITIES	(33,915)	(14,125)	(664)	(76,409)

Financing Activities:
Proceeds from issuance of convertible notes	877,500	590,000	220,000	330,000
Repayment of convertible notes	(172,932)	—	—	—
Proceeds from issuance of related party convertible notes	—	289,000	100,000	100,600
Repayment of related party convertible notes	—	(25,000)	—	—
Proceeds from issuance of notes payable	—	440,000	440,000	35,960
Repayment of notes payable	(14,672)	(11,831)	(6,194)	(4,193)
Proceeds from issuance of common stock	3,669,504	543,200	8,500	456,650
NET CASH PROVIDED BY FINANCING ACTIVITIES	4,359,400	1,825,369	762,306	919,017

INCREASE (DECREASE) IN CASH	596,703	(138,078)	(74,692)	52,806

CASH - BEGINNING OF PERIOD	16,983	155,061	91,675	102,255

CASH - END OF PERIOD	$613,686	$16,983	$16,983	$155,061

Supplemental cash flow information:
Cash paid for interest	$56,742	$1,654	$740	$705
Cash paid for taxes	$—	$—	$—	$—
Supplemental disclosure of non-cash financing and investing activities:
Common stock issued for conversion of debt	$4,000,604	$3,056,572	$3,055,140	$188,023
Common stock issued for acquisition	$75,000	$—	$—	$—
Common stock issued as part of legal settlement	$—	$1,439,975	$1,439,975	$500,000
Debt and accrued interest converted for common stock	$499,053	$3,951,186	$3,889,083	$442,633
Derivative liability relieved upon conversion of related debt	$3,021,935	$5,310,518	$5,276,018	$318,125
Derivative liability incurred for debt discount	$—	$4,676,772	$4,017,622	$—
Beneficial conversion feature recognized as debt discount	$1,351,790	$—	$—	$212,771
Series C Preferred Stock redeemed for common stock	$—	$1,661,424	$1,661,424	$—

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

F-5

Rocky Mountain High Brands, Inc.

Consolidated Statement of Shareholders' Deficit for the Year Ended December 31, 2018

	Common Stock		Preferred Stock A		Preferred Stock C		Preferred Stock E
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	APIC	Accumulated Deficit	Equity/(Deficit)
Balance - December 31, 2017	1,159,706,457	$1,159,706	1,000,000	$1,000	—	$—	—	$—	$23,459,809	$(31,662,414)	$(7,041,899)

Shares issued for cash	386,051,448	386,051							3,283,452		3,669,503

Shares issued for compensation	13,597,469	13,598							144,589		158,187

Shares issued for stock option exercises	29,096,402	29,096									29,096

Options issued for compensation	—	—							108,205		108,205

Shares issued upon conversion of convertible notes	289,370,558	289,370							3,731,895		4,021,265

Shares to vendors for services rendered	8,150,531	8,151							74,112		82,263

Shares issued for acquisition	7,462,688	7,463							67,537		75,000

Shares returned as part of lawsuit judgment and legal settlement	(1,818,181)	(1,818)	(1,000,000)	(1,000)							(2,818)

Beneficial conversion feature recognized on convertible notes payable	—	—							1,554,580		1,554,580

Net loss for the year ended December 31, 2018	—	—	—	—	—	—	—	—	—	(3,355,937)	(3,355,937)

Balance - December 31, 2018	1,891,617,372	$1,891,617	—	$—	—	$—	—	$—	$32,424,179	$(35,018,351)	$(702,555)

Rocky Mountain High Brands, Inc.

Consolidated Statement of Shareholders' Deficit for the Year Ended December 31, 2017

(Unaudited)

	Common Stock		Preferred Stock A		Preferred Stock C		Preferred Stock E
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	APIC	Accumulated Deficit	Equity/(Deficit)
Balance - December 31, 2016	735,080,314	$735,081	1,000,000	$1,000	—	$—	—	$—	$14,727,383	$(20,019,075)	$(4,555,611)

Shares issued for cash	24,682,293	24,682		—		—		—	518,518		543,200

Shares issued for compensation	700,550	701		—		—	789,474	789	29,570		31,060

Warrant exercise	1,500,000	1,500		—		—		—	33,000		34,500

Preferred shares converted to common shares	789,474	789					(789,474)	(789)	14,211		14,211

Shares issued upon conversion of convertible notes	323,331,050	323,330		—		—		—	3,872,003		4,195,333

Stock options issued to Board members and employees	—	—		—		—		—	1,642,127		1,642,127

Shares to vendors for services rendered	28,622,776	28,623		—		—		—	1,266,023		1,294,646

Shares issued as part of a legal settlement	45,000,000	45,000	—	—		—		—	1,356,975		1,401,975

Beneficial conversion feature recognized on convertible notes payable	—	—		—		—		—	—		—

Net loss for the year ended December 31, 2017	—	—	—	—	—	—	—	—	—	(11,643,339)	(11,643,339)

Balance - December 31, 2017	1,159,706,457	$1,159,706	1,000,000	$1,000	—	$—	—	$—	$23,459,809	$(31,662,414)	$(7,041,899)

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

F-6

Rocky Mountain High Brands, Inc.

Consolidated Statement of Shareholders' Deficit for the Six Months Ended December 31, 2017

	Common Stock		Preferred Stock A		Preferred Stock C		Preferred Stock E
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	APIC	Accumulated Deficit	Equity/(Deficit)

Balance - June 30, 2017	786,525,118	$786,525	1,000,000	$1,000	—	$—	—	$—	$18,062,830	$(26,154,633)	$(7,304,278)

Shares issued for cash	500,000	500							8,000		8,500

Shares issued for compensation							789,474	789	14,211		15,000

Preferred shares converted to common shares	789,474	789					(789,474)	(789)			—

Stock options issued to Board members and employees									179,116		179,116

Shares issued upon conversion of convertible notes	321,291,865	321,292							3,626,114		3,947,406

Stock options issued for services rendered	5,600,000	5,600							174,563		180,163

Shares issued as part of a legal settlement	45,000,000	45,000							1,394,975		1,439,975

Net loss for the six months ended December 31, 2017	—	—	—	—	—	—	—	—	—	(5,507,781)	(5,507,781)

Balance - December 31, 2017	1,159,706,457	$1,159,706	1,000,000	$1,000	—	$—	—	$—	$23,459,809	$(31,662,414)	$(7,041,899)

Rocky Mountain High Brands, Inc.

Consolidated Statement of Shareholders' Deficit for the Six Months Ended December 31, 2016

	Common Stock		Preferred Stock A		Preferred Stock C		Preferred Stock E
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	APIC	Accumulated Deficit	Equity/(Deficit)

Balance - June 30, 2016	537,989,764	$537,990	1,000,000	$1,000	—	$—	—	$—	$12,366,476	$(16,878,382)	$(3,972,916)

Shares issued for cash	41,485,294	41,485							415,165		456,650

Shares issued for compensation	11,933,557	11,934							399,330		411,264

Shares issued for services rendered	15,701,363	15,701							449,567		465,268

Shares issued upon conversion of convertible notes	75,761,502	75,762							112,261		188,023

Cashless warrant exercise	45,408,834	45,409							278,614		324,023

Shares issued as part of a legal settlement	6,800,000	6,800							493,199		499,999

Beneficial conversion feature on convertible related party notes payable									212,771		212,771

Net loss for the six months ended December 31, 2016	—	—	—	—	—	—	—	—	—	(3,140,693)	(3,140,693)

Balance - December 31, 2016	735,080,314	$735,081	1,000,000	$1,000	—	$—	—	$—	$14,727,383	$(20,019,075)	$(4,555,611)

The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

F-7

Rocky Mountain High Brands, Inc.

Notes to Consolidated Financial Statements

NOTE 1 – General

Rocky Mountain High Brands, Inc. (“RMHB” or the “Company”) is incorporated under the laws of the State of Nevada. On July 17, 2014, the Company changed its name from Republic of Texas Brands Incorporated to Totally Hemp Crazy, Inc and on October 23, 2014, the Company changed its name to Rocky Mountain High Brands, Inc.

RMHB currently operates through its parent company, three wholly-owned subsidiaries and one minority-owned subsidiary, which the Company controls. All subsidiaries are consolidated for financial reporting purposes.

RMHB is a lifestyle brand management company that markets primarily CBD and hemp-infused products to health-conscious consumers. Our products span various categories including beverage, food, fitness, and skin care. RMHB also markets a naturally high alkaline spring water and a water-based protein drink with caffeine and B vitamins. All products comply with federal regulations on hemp products and contain 0.0% tetrahydrocannabinol (THC), the psychoactive constituent of cannabis.

In March 2018, the Company launched the HEMPd brand with gummies, water soluble drops, capsules, tinctures, lotions, and salves. The Company introduced four flavors of CBD-infused waters in 12 oz. cans in November 2018.

In July 2018, the Company acquired the assets of BFIT Brands, LLC and formed a new subsidiary, FitWhey Brands Inc. FitWhey markets a line-up of five water-based protein drinks that include caffeine and B vitamins.

During 2017 and 2018, the Company continued to market its lineup of naturally flavored hemp-infused functional beverages, as well as hemp-infused 2oz. Mango Energy Shots and Mixed Berry Energy Shots through the first half of 2018. The Company plans to introduce updated offerings of hemp seed extract-infused functional beverages in the second quarter of 2019 under the name of Rocky Mountain.

NOTE 2 – Summary of Significant Accounting Policies

Principles of Consolidation

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States. The consolidated financial statements include the accounts of the Company, its wholly-owned and controlled subsidiaries. All intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of the financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of the Company’s estimates could be affected by external conditions, including those unique to its industry, and general economic conditions. It is possible that these external factors could have an effect on the Company’s estimates that could cause actual results to differ from its estimates. The Company re-evaluates all of its accounting estimates at least quarterly based on these conditions and record adjustments when necessary.

Cash

The Company considers all short-term highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents.

F-8

Accounts Receivable and Allowance for Doubtful Accounts Receivable

The Company has a policy of reserving for uncollectible accounts based on the best estimate of the amount of probable credit losses in our existing accounts receivable. We extend credit to customers based on an evaluation of their financial condition and other factors. The Company generally does not require collateral or other security to support accounts receivable and perform ongoing credit evaluations of customers and maintain an allowance for potential bad debts if required.

It is determined whether an allowance for doubtful accounts is required by evaluating specific accounts where information indicates the customers may have an inability to meet financial obligations. In these cases, we use assumptions and judgment, based on the best available facts and circumstances, to record a specific allowance for those customers against amounts due to reduce the receivable to the amount expected to be collected. These specific allowances are re-evaluated and adjusted as additional information is received. The amounts calculated are analyzed to determine the total amount of the allowance. The Company may also record a general allowance as necessary.

Direct write-offs are taken in the period when we have exhausted our efforts to collect overdue and unpaid receivables or otherwise evaluate other circumstances that indicate the collectability of receivables.

Inventories

Inventories, which consist of the Company’s finished products held for resale, raw materials, and packaging, are stated at the lower of cost, determined using the first-in, first-out, and net realizable value. Net realizable value is the estimated selling price, in the ordinary course of business, less estimated costs to dispose of the product.

If the Company identifies excess, obsolete or unsalable items, its inventories are written down to their realizable value in the period in which the impairment is first identified. Shipping and handling costs incurred for inventory purchases and product shipments are recorded in cost of sales in the Company’s statements of operations.

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures”, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The carrying amounts of our short and long-term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features such as concurrent issuances of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

•	Level 1 — quoted prices in active markets for identical assets or liabilities.
•	Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable.
•	Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions).

The derivative liability, which relates to the conversion feature of convertible debt and common stock warrants and options, is classified as a Level 3 liability, and is the only financial liability measure at fair value on a recurring basis.

The change in the Level 3 financial instruments is as follows:

Balance, June 30, 2017	$5,072,579
Issued	4,017,623
Exercises/Conversions	$(5,276,018)
Change in fair value recognized in operations	$1,795,205
Balance, December 31, 2017	$5,609,389
Issued	$—
Exercises/Conversions	$(3,257,359)
Change in fair value recognized in operations	$(1,975,858)
Balance, December 31, 2018	$376,172

F-9

The estimated fair value of the derivative instruments was valued using the Black-Scholes option pricing model, using the following assumptions as of December 31, 2018 and December 31, 2017:

	December 31, 2018	December 31, 2017
Estimated dividends	None	None
Expected volatility	106%	165%
Risk free interest rate	2.41%	1.39%
Expected term	.1 to 4.0 years	1 to 4.8 years

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided for on a straight-line basis over the useful lives of the assets. Expenditures for additions and improvements are capitalized; repairs and maintenance are expensed as incurred.

Impairment of Long-Lived Assets

The Company evaluates intangible assets for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flow and recognizes an impairment loss when the estimated undiscounted future cash flow expected to result from the use of the asset plus the net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. When the Company identifies an impairment, it reduces the carrying amount of the asset to its estimated fair value based on a discounted cash flow approach or, when available and appropriate, to comparable market values. During the six months and year ended December 31, 2017 the Company recorded an impairment charge on the goodwill related to the acquisition of Rocky Mountain High Water Company in the amount of $59,163. As of December 31, 2018 and 2017, the goodwill related to this acquisition is fully impaired. No impairment charges were recorded during the year ended December 31, 2018.

Share-based Payments

Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values, in accordance with FASB ASC Topic 718. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period).

The Company issued restricted stock to consultants and employees for various services. Cost for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is to be measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815 “Derivatives and Hedging Activities.” Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as freestanding derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

Preferred Stock

We apply the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity” when determining the classification and measurement of preferred stock. Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. We classify conditionally redeemable preferred shares (if any), which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control, as temporary equity. At all other times, we classified our preferred shares in stockholders’ equity. Our preferred shares do not feature any redemption rights within the holders’ control or conditional redemption features not within our control. Accordingly, unless otherwise noted, all issuances of preferred stock are presented as a component of consolidated stockholders’ equity (deficit).

F-10

Revenue From Contracts with Customers

During the year ended December 31, 2017 the Company recognized revenue in accordance with ASC 605, “Revenue Recognition.” Revenue was considered realized or realizable and earned when all of the following criteria were met: (1) persuasive evidence of an arrangement exists, (2) product delivery has occurred, (3) the selling price to the customer is fixed or determinable, and (4) collectability of the revenue is reasonably assured.

On January 1, 2018, the Company adopted ASU 2014-09, “Revenue from Contracts with Customers” and all the related amendments, which are also codified into ASC 606. The adoption of this guidance did not have a material effect on the Company’s financial position, results of operations or cash flows.

The following table represents sales by sales channel for each of the periods:

	Year Ended		Six Months Ended
	December 31, 2018	December 31, 2017 (Unaudited)	December 31, 2017	December 31, 2016 (Unaudited)
Online	$254,316	$84,404	$40,646	$9,610
Distributor	78,853	32,551	5,753	310,728
Retailer	46,069	24,334	13,254	—
Total	$379,238	$141,289	$59,653	$320,338

All sales for all periods presented were to domestic customers.

Due to the nature of the Company’s revenue from contracts with customers, the Company does not have material contract assets or liabilities that fall under the scope of ASC 606.

The Company’s revenues accounted for under ASC 606, generally, do not require significant estimates or judgments based on the nature of the Company’s revenue streams. The sales prices are generally fixed at the point of sale and all consideration from contracts is included in the transaction price. The Company’s contracts do not include multiple performance obligations or material variable consideration.

Advertising and Marketing

Advertising and marketing expenses are charged to operations as incurred.

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company has no material uncertain tax positions.

Segments

The Company has determined that it operates one reportable operating segment. This determination was made based on the management approach, as described in FASB ASC 280, “Reportable Segments.” The management approach is based on an entity’s internal organization and the information that the chief operating decision maker uses to make decisions about operating matters. It also takes into consideration the nature of products, production processes, types and classes of customers, distribution methods, the Company’s regulatory environment, and whether discrete financial information is available for reportable segments.

Recently Issued Accounting Pronouncements

Unless otherwise noted, we have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of our election, our financial statements may not be comparable with other public companies.

In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 840), which requires lessees to recognize on the balance sheet a right-of-use asset, representing their right to use the underlying asset for the lease term, and a lease liability for all leases with terms greater than 12 months. The guidance also requires qualitative and quantitative disclosures designed to assess the amount, timing and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for the Company beginning January 1, 2020. The Company is currently evaluating the impact that ASU 2016-02 will have on its consolidated financial statements.

In June 2016, the FASB issued ASU 2016-13, Financial Instruments-Credit Losses (Topic 326), which requires the immediate recognition of management’s estimates of current and expected credit losses. ASU 2016-13 is effective for the Company beginning January 1, 2021. The Company is currently evaluating the potential impact of adopting this guidance on our financial statements.

In January 2017, the FASB issued ASU 2017-01, Business Combinations: Clarifying the Definition of a Business (Topic 805), which clarifies the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. ASU 2017-01 is required to be applied prospectively and will be effective for the Company beginning January 1, 2019. The impact on our consolidated financial statements will depend on the facts and circumstances of any specific future transactions.

In May 2018, the FASB issued ASU 2018-09, Compensation-Stock Compensation: Scope of Modification Accounting. This ASU amends the scope of modification accounting for share-based payment arrangements, provides guidance on the types of changes to the terms or conditions of share-based payment awards an entity is required to apply modification accounting under ASC 718. This update is effective for the Company beginning January 1, 2021. The Company is currently evaluating the impact that ASU 2018-09 will have on its consolidated financial statements.

In June 2018, the FASB issued ASU 2018-07, Compensation-Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting. The guidance is intended to reduce the complexity associated with issuers’ accounting for share-based payment transactions for acquiring goods and services. The ASU is effective for the Company beginning January 1, 2022. The Company is currently evaluating the impact that ASU 2018-07 will have on its consolidated financial statements.

In July 2018, the FASB issued ASU 2018-11, Earnings Per Share (Topic 260); Distinguishing Liabilities from Equity (Topic 480): Derivatives and Hedging (Topic 815): (Part I) Accounting for Certain Financial Instruments with Down Round Features, (Part II) Replacement of the Indefinite Deferral for Mandatorily Redeemable Financial Instruments of Certain Nonpublic Entities and Certain Mandatorily Redeemable Noncontrolling Interests with a Scope Exception. The guidance is intended to reduce the complexity associated with issuers’ accounting for certain financial instruments with characteristics of liabilities and equity. Specifically, a down round feature (as defined) would no longer cause a freestanding equity-linked financial instrument (or an embedded conversion option) to be accounted for as a derivative liability at fair value with changes in fair value recognized in current earnings. The amendments in this ASU are effective for the Company beginning January 1, 2020. The Company is currently evaluating the impact that ASU 2018-11 will have on its consolidated financial statements.

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurements: Disclosure Framework Changes to the Disclosure Requirements for Fair Value Measurement. This update modifies the disclosure requirements on fair value measurements in Topic 820. The ASU is effective for the Company beginning January 1, 2021. The Company is currently evaluating the impact that ASU 2018-13 will have on its consolidated financial statements.

F-11

NOTE 3 – Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a shareholders’ deficit of $702,555, an accumulated deficit of $35,018,351 as of December 31, 2018, and has generated operating losses since inception. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate revenues and its ability to continue raising capital from third parties.

On June 27, 2018, the Company entered into a Securities Purchase Agreement (“SPA”) with GHS Investments, LLC (“GHS”), which provides for GHS to purchase up to $15,000,000 of the Company’s common stock over a 24-month period based on a contractually agreed upon market discount. In October 2018 the Company began sales of common stock to GHS under the SPA. Management believes the SPA will provide sufficient cash flows until cash flows from operations become consistently positive.

NOTE 4 – Inventory

As of December 31, 2018 and December 31, 2017, inventory consists of the following:

	December 31, 2018	December 31, 2017
Finished inventory	$84,730	$77,517
Raw materials and packaging	61,992	4,795
Total	$146,722	$82,312

NOTE 5 – Prepaid Expenses and Other Current Assets

As of December 31, 2018 and December 31, 2017, prepaid expenses and other current assets consists of the following:

	December 31, 2018	December 31, 2017
Prepaid officers’ compensation	$291,617	$445,149
Prepaid directors’ compensation	29,442	147,207
Prepaid marketing expenses	2,750	13,750
Other prepaid expenses and current assets	64,265	28,616
Total	$388,074	$634,722

NOTE 6 – Property and Equipment

As of December 31, 2018 and December 31, 2017, property and equipment consists of the following:

	December 31, 2018	December 31, 2017
Vehicles	$29,598	$29,598
Furniture and equipment	41,422	42,538
Personal computers	17,901	2,379
	88,921	74,515
Less: accumulated depreciation	54,641	38,834
Total	$34,280	$35,681

F-12

NOTE 7 – Acquisitions

Rocky Mountain High Water Company LLC

In July 2016, the Company entered into a business alliance with Poafpybitty Family, LLC to launch Eagle Spirit Spring Water, a line of purified, high-alkaline spring water sourced from Native American tribal land in Oklahoma. The agreement calls for the Company to pay a royalty on each gallon of water collected at the spring. Production of filtered spring water filled bottles commenced in August 2016 and sales began in October 2016.

In consideration for the 20-year water and surface rights, and a related 10-year renewal option, the Company paid Poafpybitty Family, LLC cash payments of $22,500 and issued a warrant for 500,000 shares of the Company’s common stock exercisable at $.03 per share over a three-year period beginning July 27, 2016.

The agreement grants the Company an exclusive right to develop land adjacent to the spring for commercial purposes as agreed to by both parties. Additionally, the Company has agreed to grow hemp for experimental or commercial purposes on the land within three years.

On November 12, 2016, the agreement with the Poafpybitty Family was amended to give the Company a controlling voting interest of 75% of WaterCo, while the Poafpybitty Family received 51% of the equity interest. The amended agreement is being accounted for as a step-acquisition, with the resulting goodwill of $59,163 included in other assets. During the six months ended December 31, 2017, the Company obtained an outside valuation of the rights to use the land and obtain the water described in the agreement. As a result of that analysis and the continued operating losses by the Company’s spring water business, the Company determined that its investment, including the related goodwill, was fully impaired. The Company recorded an impairment expense of $59,163 as of November 12, 2017. As a result of the step-acquisition, beginning on November 12, 2016 the operations of WaterCo are consolidated in the financial statements of RMHB.

FitWhey Brands Inc. (acquisition of the assets of BFIT Brands, LLC)

On July 25, 2018, the Company purchased the assets of BFIT Brands, LLC, an Arizona-based company. The acquired assets include the cash, accounts receivable, inventory, FitWhey trademark, recipes and formulas of BFIT’s FitWhey branded water-based protein drinks containing caffeine and a vitamin-B pack. The Company paid $230,438 including common stock issued to the owners of BFIT of $75,000, forgiveness of a note receivable of $80,000 plus accrued interest of $438, and $75,000 to be paid to the owners of BFIT over time based on 5% of net sales of FitWhey products. No liabilities were assumed by the Company in the transaction.

The purchase price of the assets of BFIT Brands, LLC assets was preliminarily allocated as follows:

Purchase Price
Common stock issued	$75,000
Note payable and accrued interest forgiven	80,438
Earnout liability	75,000
Total	$230,438

Allocation
Cash	$15,612
Accounts receivable	5,763
Inventory	76,922
Software	31,000
Formulas	12,500
Trademark	2,500
Goodwill	86,141
Total	$230,438

The Company is obtaining an outside valuation of these assets.

The following represents the unaudited pro forma statement of operations of the Company for the year ended December 31, 2018 had FitWhey been acquired on January 1, 2018:

Year Ended December 31, 2018
Sales	$448,685
Cost of Sales	465,400
Inventory Obsolescence	25,145
Gross Loss	(41,860)
Operating Expenses	4,577,323
Loss From Operations	(4,619,183)
Other Expenses	535,142
Loss Before Income Tax Provision	(5,154,325)
Income Tax Provision	—
Net Loss	$(5,154,325)
Net Loss Per Common Share-Basic and Diluted	$(0.00)
Weighted Average Shares Outstanding	1,605,719,345

F-13

NOTE 8 – Accounts Payable and Accrued Liabilities

As of December 31, 2018 and December 31, 2017, accounts payable and accrued liabilities consist of the following:

	December 31, 2018	December 31, 2017
Accounts payable	$308,717	$373,882
Accrued compensation	25,500	215,026
Other accrued expenses	170,997	161,899
Total	$505,214	$750,807

NOTE 9 – Related Party Convertible Notes Payable

As of December 31, 2018 and December 31, 2017, the Company’s related party convertible notes payable consists of the following:

	Interest Rate	Term	December 31, 2018	December 31, 2017
Related party convertible notes payable	6%	—	$—	$179,000
Discount			—	(4,544)
Total			$—	$174,456

As of December 31, 2017, the related party convertible notes include two notes payable to LSW Holdings, LLC (“LSW”) in the amounts of $79,000 and $100,000. They are convertible to shares of the Company’s common stock at 50% of market price, as defined in the notes payable agreements. These notes were reclassified to Convertible Notes Payable during 2018 upon the termination of Lily Li, Executive Vice President, who is also the managing partner of LSW.

The Company has determined that the conversion feature embedded in the notes referred to above that contain a potential variable conversion amount constitutes a derivative which has been bifurcated from the note and recorded as a derivative liability, with a corresponding discount recorded to the associated debt. The excess of the derivative value over the face amount of the note is recorded immediately to interest expense at inception. For the years ended December 31, 2018 and 2017 and the six months ended December 31, 2018 and 2017, the Company recorded interest expense of $0, $0, $44,901 and $0, respectively, at the inception of the notes relating to the excess of derivative value over the face of the notes.

For the years ended December 31, 2018 and 2017 and the six months ended December 31, 2018 and 2017, the Company recorded interest expense on these notes, including amortization of the discount, of $3,499, $345,239, $262,613 and $160,089, respectively.

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NOTE 10 – Convertible Notes Payable

As of December 31, 2018 and December 31, 2017, the Company’s convertible notes payable consists of the following:

	Interest Rates	Terms	Conversion Rates	December 31, 2018	December 31, 2017
GHS Investments, LLC (fixed conversion)	10%	.3-.6 years	$0.005	$871,079	$—
GHS Investments, LLC (variable conversion)	8%	—	(a)	—	182,545
LSW Holdings, LLC (variable conversion)	6%	—	(b)	179,000	—
Other convertible notes (fixed conversion)	6%-8%	—	0.02-0.024
Other convertible notes (variable conversion)	8%	—	(c)	—	844,450
Discount				(383,483)	(349,297)
Total				$666,596	$677,698

(a) 50% discount off the lowest trading price for the common stock during the 10 trading days prior to conversion ($0.003).

(b) 50% discount on the average of the 3 lowest closing bid prices during the 10 trading days prior to conversion ($0.008).

(c) 45% discount off the lowest trading price for the common stock during the 20 trading days prior to conversion ($0.003).

The Company has determined that the conversion feature embedded in the notes referred to above that contain a potential variable conversion amount constitutes a derivative which has been bifurcated from the note and recorded as a derivative liability, with a corresponding discount recorded to the associated debt. The excess of the derivative value over the face amount of the note is recorded immediately to interest expense at inception. For the years ended December 31, 2018 and 2017 and the six months ended December 31, 2018 and 2017, $0, $1,446,168, $1,179,140 and $0, respectively, was recorded at the inception of the notes relating to the excess of derivative value over the face of the notes.

As of June 30, 2017, our former Chairman of the Board held two notes payable with principal amounts of $200,150 and $184,300. The $200,150 note, which was due on December 19, 2017, converts at 50% of the average of the 3 lowest bid prices of the common stock during the 10 days prior to the conversion. The $184,300 note, which was renewed through December 30, 2017, is convertible at $.01 with an anti-dilutive clause that becomes effective with any dilution of the Company’s common stock greater than 1% of the shares outstanding at the time of split. Both notes accrue interest at 6%. During the six months ended December 31, 2017, $384,450 of related party convertible notes payable were reclassified as convertible notes payable due to Mr. Grisaffi’s resignation. Both of Mr. Grisaffi’s convertible notes payable were voided by a District Court in Dallas, County Texas in 2018 and were derecognized in the financial statements.

For the years ended December 31, 2018 and 2017 and the six months ended December 31, 2018 and 2017, interest expense on these notes, including amortization of the discount, was $1,255,081, $1,140,238, $543,164, and $77,743, respectively.

All tangible and intangible assets of the Company are pledged as security.

NOTE 11 – Notes Payable

As of December 31, 2018 and December 31, 2017, the Company’s notes payable consists of the following:

	Interest Rates	Term	December 31, 2018	December 31, 2017
Notes payable	0% - 6%	.7 –.8 years	$37,493	$549,936

As of December 31, 2018, notes payable includes three notes: two non-interest bearing notes totaling $30,000 that originated prior to the Company’s 2014 bankruptcy proceedings and a three-year note executed on September 1, 2016 relating to the purchase of used office furniture and equipment from our landlord. The Company executed the note payable in the amount of $40,122 at an interest rate of 0% and with monthly payments of $1,115. The Company imputed interest on the note and recorded a discounted note balance of $36,634 on September 1, 2016. The term of the note is three years. As of December 31, 2018 and 2017 and June 30, 2017 the balance on this note was $7,493, $19,936 and $26,130, respectively.

On November 30, 2017 the Company amended two notes payable to GHS in the aggregate principal amount of $500,000. The notes, which were originally made on October 12 and November 2, 2017 and included conversion prices at 20% discount off market price, as defined in the agreements. The amendments removed the conversion features in the notes. Upon amendment, the Company recorded a loss on extinguishment of these notes of $15,256. As of December 31, 2017 the notes, which were previously included in convertible notes payable are included in notes payable. The notes were amended to become convertible notes in 2018 and as of December 31, 2018 are included in convertible notes payable.

For the years ended December 31, 2018 and 2017 and the six months ended December 31, 2018 and 2017, the Company recorded interest expense on these notes of $931, $1,407, $493 and $710, respectively.

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NOTE 12 – Deferred Revenue

In December 2017, the Company executed a three-year Master Manufacturing Agreement with CBD Alimentos SA de CV (“CBD-Alimentos”), a Mexican food and beverage distributor. Under the agreement (as amended), CBD Alimentos, through its sister company, CBD Life, will be our exclusive distributor in Mexico for all of our CBD-infused energy and functional beverages. In turn, we will be CBD Alimentos’ exclusive supplier of such products. The beverages supplied to CBD Alimentos will be private label products made to order for CBD Alimentos, and we will cooperate on laboratory and taste-testing of each batch of beverages at the co-packing facility. In accordance with the Agreement, RMHB opened a separate operating bank account for all deposits made by CBD Alimentos towards the purchase of ingredients and packaging. CBD Alimentos is required to maintain a positive cash balance in the account at all times. The Company will have full unilateral authority to disburse funds from the bank account to vendors, suppliers, co-packers and the Company solely for the purposes of production and the Company’s margin on the sale. CBD Alimentos’ initial purchase order, including a deposit of $466,300 was received in December 2018. The $466,300 is accounted for as Deferred Revenue as of December 31, 2018 as production and delivery of finished product had not yet been completed.

NOTE 13 – Shareholders’ Deficit

Common Stock

As of December 31, 2018, the Company has 4,000,000,000 shares of common stock authorized and 1,891,617,372 shares issued and outstanding.

On March 14, 2017 the Board of Directors and the holders of a majority of the voting capital stock of the Company increased the Company’s common stock authorization from 800,000,000 to 950,000,000 and on September 19, 2017 the authorization was increased to 4,000,000,000 shares.

During the year ended December 31, 2018 the Company issued 733,729,095 shares of common stock, including 289,370,558 for convertible notes payable conversions, 13,597,469 for director and employee compensation, 29,096,402 for option exercises, 8,150,531 for vendor services rendered, 7,462,688 for the FitWhey acquisition, and 386,051,447 for cash. In September 2018, the Company also cancelled 1,818,180 shares of common stock as part of a legal settlement.

During the year ended December 31, 2017 the Company issued 424,626,143 shares of common stock, including 323,331,050 for convertible notes payable conversions, 1,500,000 for warrant exercises, 30,112,800 for services rendered, 45,000,000 as part of a legal settlement, and 24,682,293 for cash.

During the six months ended December 31, 2017 the Company issued 373,181,339 shares of common stock, including 321,291,865 for convertible notes payable conversions, 45,000,000 as part of a legal settlement, 789,474 for the conversion from Series E Preferred Shares, 5,600,000 for services rendered, and 500,000 for cash.

During the six months ended December 31, 2016 the Company issued 197,090,550 shares of common stock for convertible notes payable conversions, warrant exercises, compensation, cash purchases, services rendered, and a legal settlement.

On March 17, 2017, our Board of Directors approved the Rocky Mountain High Brands, Inc. 2017 Incentive Plan (the “2017 Incentive Plan”). The purpose of the Incentive Plan is to provide a means for the Company to continue to attract, motivate and retain management, key employees, consultants and other independent contractors, and to provide these individuals with greater incentive for their service to the Company by linking their interests in the Company’s success with those of the Company and its shareholders. Initially, the Board authorized 35,000,000 shares of the Company’s common stock to be included in the Plan. The Board of Directors awards these shares at its sole discretion.

On July 14, 2017 the Board of Directors increased the authorized shares in the 2017 Incentive Plan to 65,000,000.

On December 19, 2017 the Board of Directors increased the authorized shares in the 2017 Incentive Plan to 100,000,000.

Preferred Stock

As of December 31, 2018 the Company has 20,000,000 shares of Preferred Stock authorized and 12,789,474 designated through the various Series described below. The remaining 7,210,526 remain undesignated.

F-16

Series A Preferred Stock

The Company has 1,000,000 shares of Series A Preferred Stock designated.

From July 11, 2014 to February 28, 2017, our former Chairman of the Board held all of the1,000,000 shares of the Company’s Series A Preferred Stock. He transferred these shares to LSW Holdings, LLC (“LSW”) on February 28, 2017. As of December 31, 2017, LSW held all of these shares.

On March 13, 2017, the Board of Directors approved a Certificate of Designation for our Series A Preferred Stock. This document revises and restates the rights, preferences and features of our Series A Preferred Stock, which consists of 1,000,000 shares, all of which are issued and outstanding. Holders of our Series A Preferred Stock were formerly entitled to cast 400 votes for every share held, and shares of Series A Preferred Stock were convertible to common stock at a rate of 100 shares of common stock for every share of Series A Preferred Stock. Following the filing of the Certificate of Designation, holders of Series A Preferred Stock were entitled to cast 1,200 votes for every share held, and shares of Series A Convertible Preferred Stock are convertible to common stock at a rate of 1,200 shares of common stock for every share of Series A Preferred Stock.

On July 5, 2017, the Company again amended the Certificate of Designation for our Series A Preferred Stock. The amendment changed the conversion ratio of our Series A Preferred Stock from 1,200 shares of common stock for every share of Series A Preferred stock to 100 shares of common stock for every share of Series A Preferred Stock. The amendment was approved by the Company’s Board of Directors and LSW, the holder of our Series A Preferred Stock.

On July 24, 2017, the Company’s Board of Directors approved an amendment to the Certificate of Designation for the Series A Preferred Stock that changed the voting rights back to 400 votes from 1,200 for every share of Series A Preferred Stock.

On August 30, 2018 in the case entitled Rocky Mountain High Brands, Inc. f/k/a Republic of Texas Brands, Inc. Plaintiff, vs. Jerry Grisaffi, et al, a judgment by the District Court in Dallas County, Texas voided the Series A Preferred Stock ab initio. The shares were cancelled on October 26, 2018 and as of December 31, 2018 are no longer issued and outstanding.

Series B Preferred Stock

The Company has 7,000,000 shares of Series B Preferred Stock designated and none outstanding as of December 31, 2018, December 31, 2017 and June 30, 2017.

Series C Preferred Stock

The Company amended its Articles of Incorporation as of November 13, 2015 to designate 2,000,000 shares of Series C Preferred Stock, which are 12% interest bearing, cumulative, exchangeable, non-voting, convertible preferred stock of the Company. Each Series C Preferred share is convertible 50 shares of common stock.

On November 16, 2015, the holder of a convertible note aggregating $1,107,607 of principal and accrued interest, agreed to a dollar for dollar exchange for same number of Series C Preferred Stock shares. As of June 30, 2017, there were 1,107,607 shares of Series C Preferred shares outstanding and the related redemption value of these shares was classified as a current liability. On October 6, 2017, the Company and the holder reached a legal settlement whereby the Company agreed to an exchange of the Preferred C Stock back to the originating note payable in accordance with the terms of the Exchange Agreement. The holder then assigned the note to GHS in exchange for $1,000,000 consideration paid to him by GHS. As of December 31, 2018 and December 31, 2017, there are no Series C Preferred Stock shares outstanding. Interest expense recognized on these shares for the year ended December 31, 2017 and the six months ended December 31, 2017 and 2016 was $121,598, $43,506, $158,836, respectively.

Series D Preferred Stock

The Company amended its Articles of Incorporation as of March 21, 2016 to designate 2,000,000 shares of Series D Preferred Stock, a non-voting, non-interest bearing convertible preferred stock. Each Series C preferred share is convertible to 100 shares of common stock. As of December 31, 2018, December 31, 2017 and June 30, 2017, there are no Series D preferred shares outstanding.

Series E Preferred Stock

On September 19, 2017, the Board of Directors designated a new Series E Preferred Stock. Holders of Series E Preferred Stock are entitled to cast 2,000 votes per share of Series E Preferred Stock on any proposal to increase our authorized capital stock, with no other voting rights. Series E Preferred Stock is convertible to common stock on a 1:1 basis. On the same day, the Board granted Michael Welch, Chairman of the Board 789,474 shares of Series E Preferred stock as payment for his deferred compensation. On October 31, 2017, Mr. Welch converted his 789,474 shares of Series E Preferred Stock to 789,474 shares of common stock. As of December 31, 2018, December 31, 2017, there are no shares of Series E Preferred Stock outstanding.

F-17

Warrants

During the year ended December 31, 2018, the Company granted no common stock warrants and none were exercised or forfeited. As of December 31, 2018, there were 12,650,000 warrants outstanding. Exercise prices range from $.001 to $.02 per share.

During the year ended December 31, 2017, the Company granted 12,150,000 common stock warrants and none were exercised. As part of a legal settlement, 55,096,825 warrants were returned to the Company and cancelled on October 6, 2017. As of December 31, 2017 there were 650,000 warrants outstanding.

During the six months ended December 31, 2017, the Company granted 12,000,000 common stock warrants and none were exercised. As part of a legal settlement, 55,096,825 warrants were returned to the Company and cancelled on October 6, 2017.

During the six months ended December 31, 2016, the Company granted 9,037,500 common stock warrants and 38,026,204 were exercised.

Options

During the year ended December 31, 2018, the Company issued 13,566,768 options to purchase common stock. The options have an exercise price of $.003 and vested immediately. During the year ended December 31, 2018, 35,100,000 options were exercised and none were forfeited. As of December 31, 2018, there were 46,256,768 options outstanding. Exercise prices range from $.003 to $.045 per share.

During the year ended December 31, 2017, the Company issued 67,790,000 options to purchase common stock. The options have an exercise price ranging from $.003 to $.045 and vested immediately. During the year ended December 31, 2017, no options were exercised and none were forfeited. As of December 31, 2017, there were 67,790,000 options outstanding. Exercise prices range from $.001 to $.045 per share.

During the six months ended December 31, 2017, the Company issued 39,440,000 options to purchase common stock. The options have an exercise price ranging from $.001 and $.003 and vested immediately.

There were no options granted or outstanding during the six months ended December 31, 2016.

NOTE 14 - Concentrations

For the year ended December 31, 2018, the Company’s two largest customers represented 12% and 7% of sales. For the year ended December 31, 2017, the Company’s two largest customers represented 21% and 12% of sales. For the six months ended December 31, 2017, the Company’s two largest customers each represented 6% of sales. For the six months ended December 31, 2016, the Company’s two largest customers represented 75% and 1% of sales.

F-18

NOTE 15 – Income Taxes

The reconciliation of income tax benefit at the U.S. statutory rate of 21% to the Company’s effective rate for the year ended December 31, 2018, the year ended December 31, 2017, and the six months ended December 31, 2017 and 2016 is as follows:

	Year Ended December 31, 2018	Year Ended December 31, 2017	Six Months Ended December 31, 2017	Six Months Ended December 31, 2016
U.S federal statutory rate	(21%)	(34%)	(34%)	(34%)
State income tax, net of federal benefit	(0.0%)	(0.0%)	(0.0%)	(0.0%)
Increase in valuation allowance	21%	34%	34%	34%
Income tax provision (benefit)	0.0%	0.0%	0.0%	0.0%

The tax effects of temporary differences that give rise to the Company’s net deferred tax liability as of December 31, 2018 and December 31, 2017 consist of the following:

Deferred Tax Assets	December 31, 2018	December 31, 2017
Net Operating Losses	$3,990,000	$5,440,000
Less: Valuation Allowance	$(3,990,000)	$(5,440,000)
Deferred Tax Assets – Net	—	—

As of December 31, 2018, the Company has approximately $19,000,000 of federal and state net operating loss carryovers (“NOLs”), which begin to expire in 2028. Utilization of the NOLs may be subject to limitation under the Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under regulations.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against the entire deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

The Company’s deferred tax assets and liabilities were remeasured to reflect the reduction in the U.S. corporate income tax rate from 34% to 21%, resulting in a deferred tax expense of approximately $2,000,000 for the year and six months ended December 31, 2017 that is still fully valued against as of December 31, 2018. This expense is attributable to the Company being in a net deferred tax asset position at the time of remeasurement. As the company maintains fully valuation allowance, this amount can be seen on the rate reconciliation as an adjustment to deferred tax asset and corresponding valuation allowance.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) was signed into law making significant changes to the Internal Revenue Code. Changes include, but are not limited to, a federal corporate tax rate decrease from 35% to 21% for tax years beginning after December 31, 2017, the transition of U.S international taxation from a worldwide tax system to a territorial system, and a one-time transition tax on the mandatory deemed repatriation of foreign earnings. We have estimated our provision for income taxes in accordance with the Tax Act and guidance available as of the date of this filing but have kept the full valuation allowance. As a result have recorded no income tax expense during the six months ended December 31, 2017, the period in which the legislation was enacted.

On December 22, 2017, Staff Accounting Bulletin No. 118 (“SAB 118”) was issued to address the application of US GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the Tax Act. The deferred tax expense recorded in connection with the remeasurement of deferred tax assets is a provisional amount and a reasonable estimate at December 31, 2018 based upon the best information currently available. The ultimate impact may differ from these provisional amounts, possibly materially, due to, among other things, additional analysis, changes in interpretations and assumptions the Company has made, additional regulatory guidance that may be issued, and actions the Company may take as a result of the Tax Act. Any subsequent adjustment to these amounts will be recorded to current tax expense in the quarter of 2018 when the analysis is complete. The accounting is expected to be complete when the 2017 U.S. corporate income tax return is filed in 2018.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against the entire deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

F-19

NOTE 16 – Commitments

Office Leases

The Company has a three-year lease for corporate office space. The lease commenced on September 1, 2016 with monthly payments of $7,715 in year one, $7,972 in year two, and $8,229 in year three. The lease is being accounted for on a straight-line basis over its term.

On January 18, 2018, WFLC entered into a 12-month office use agreement for office space in Denver, Colorado. Monthly payments are $91. The lease was renewed for another 12 months in January 2019. Monthly payments remained $91.

Other Leases

The Company rents storage space from various third parties on a month-to-month basis.

Employee Agreements

The Company has entered into employment agreements with the following Board members and officers:

In 2014, the Company entered into a five-year employment agreement with David M. Seeberger, Vice President and General Counsel. Under the agreement, we agreed to compensate Mr. Seeberger at a rate of $120,000 per year and to bonus obligations based on the profitability of the Company. We also agreed to grant Mr. Seeberger an option to purchase 2,000,000 shares of common stock for par value at any time after January 1, 2015. On February 1, 2018, the Company entered into a new three-year employment agreement with Mr. Seeberger. The new agreement includes base compensation of $120,000 per year and discretionary bonuses as approved by the Board of Directors.

In January 2016, the Company entered into a five-year employment agreement with Michael Welch, Chief Financial Officer. Under the agreement, we agreed to compensate Mr. Welch at a rate of $120,000 per year and to pay a bonus based on the profitability of the Company. Mr. Welch also became Chief Executive Officer on March 1, 2016. His salary was increased to $150,000 per year. In addition, Mr. Welch received 10,000,000 warrants for common stock at a price of $.001 on January 4, 2016 that were exercisable on July 25, 2016. On February 1, 2018, the Company entered into a new three-year employment agreement with Mr. Welch. The new agreement includes base compensation of $150,000 per year and discretionary bonuses as approved by the Board of Directors.

On December 18, 2017, the Company entered into a five-year employment agreement with John Blackington, Chief Commercialization Officer. The agreement includes base compensation of $140,000 per year, 7,000,000 common stock options, an annual bonus of up to 30%, and discretionary bonuses as approved by the Board of Directors. The contract was terminated effective February 6, 2019.

On February 1, 2018, the Company entered into a three-year employment agreement with Jens Mielke, Chief Financial Officer. The agreement includes base compensation of $140,000 per year and discretionary bonuses as approved by the Board of Directors.

On February 1, 2018, the Company entered into a three-year employment agreement with Charles Smith, Chief Operating Officer. The agreement includes base compensation of $120,000 per year and discretionary bonuses as approved by the Board of Directors.

Other Commitments

Under the terms of the agreement with the Poafpybitty Family, the Company is required to pay them the lesser of 3% of the sales of Rocky Mountain High Water Company or $30,000 per year.

F-20

NOTE 17 – Legal Proceedings

Rocky Mountain High Brands, Inc. v Lyonpride Music, LLC, United States District Court Northern District of Texas, 3:18-cv-00045-C, now Lyonpride Music LLC v Rocky Mountain High Brands, Inc., Before the American Arbitration Association, 01-18-0003-1428.

The Company filed a suit against Lyonpride Music, LLC (“Lyonpride”) for fraud and for declaratory relief with respect to a contract between the parties. Lyonpride is seeking monetary damages from the Company for breach of contract and the Company is seeking monetary damages against Lyonpride. The case has been referred to binding arbitration as referenced above. The parties are conducting discovery.

Dallas County Texas, Case Number DC-17-15441 filed November 8, 2017. Rocky Mountain High Brands, Inc. f/k/a Republic of Texas Brands, Inc. Plaintiff, vs. Jerry Grisaffi, Joe Radcliffe, LSW Holdings, LLC, Lily Li, Epic Group One, LLC, Kenneth Radcliffe, Dennis Radcliffe, Phil Uhrik, Michael Radcliffe, Frank Izzo, Morgan Albright, John Garrison, BB Winks, LLC, Crackerjack Classic, LLC, and Universal Consulting, LLC.

The Company sought the return of our Series A Preferred Stock (“Series A”) issued to Jerry Grisaffi (“Grisaffi”), RMHB’s former Chairman of the Board, and common stock issued to certain other defendants or later obtained by certain other defendants for little or no consideration paid to the Company. The Company alleged, among other things, that Grisaffi breached his fiduciary duty to the Company by issuing these Series A shares to himself and common stock to himself and others. RMHB also sought to void the Indemnification and Release Agreement (“Indemnification”) between the Company and Grisaffi that was executed in June 2017.

Grisaffi filed a counterclaim against the Company seeking payment for two promissory notes allegedly owed to him, as well as relief under the Indemnification.  Those notes have been accounted for in the Company’s consolidated financial statements. Those counterclaim matters had been proactively addressed in the Company’s original suit, seeking to void the Indemnification and the two notes based on, among other things, fraud of Grisaffi.  Grisaffi had also filed a derivative suit within the main lawsuit. The Company filed a motion to dismiss the derivative suit and on August 3, 2018 the Trial Court entered an Order Dismissing Derivative Claims, dismissing the derivative suit with prejudice. That Order is final.

In June 2018 LSW Holdings, LLC (“LSW”) and Lily Li (“Li”) filed counterclaims against the Company, generally seeking an increase of voting rights of the Series A shares to 1200:1, a declaration that the Series A shares were validly issued to Grisaffi, challenging the authorized share increase of the Company, claiming securities fraud by the Company with respect to the Series A Shares purchased from Grisaffi and other common stock allegedly purchased by LSW and Li, as well as fraud, breach of contract and negligent misrepresentation by the Company. LSW seeks $10,000,000 in damages from the Company, for the $3,500,000 which was paid to Grisaffi for the Series A shares and for which LSW claims to be the responsibility of the Company to cover, and the remaining $6,500,000 for money allegedly spent by LSW in “developing a distribution system in China” and other alleged “investments” of Li and LSW in the Company. LSW and Li also sought exemplary damages.

On August 30, 2018, the Trial Court entered a final judgment and order in the Company’s favor and against Grisaffi. On August 29, 2018, after a show cause hearing, the Trial Court entered an order sanctioning Grisaffi for his repeated and unexcused refusals to make discovery in the case. As a sanction, the Trial Court struck Grisaffi’s pleadings in the case and, on August 30, 2018, entered a Default Judgment against him. Under the Trial Court’s Default Judgment:

1.	The Court entered a monetary judgment against Grisaffi and in favor of the Company in the amount of $3,500,000 for fraud, breach of fiduciary duty, and conversion with respect to the Series A preferred stock.

2.	The Court declared that the Employment Agreement with Grisaffi dated April 1, 2013 was void ab initio and unenforceable, and that all stock and promissory notes issued in connection with the Employment Agreement were also void ab initio and of no force and effect, including but not limited to:

a.    The 1,000,000 shares of Series A Preferred Stock issued to Grisaffi;

b.    The Convertible Promissory Note issued to Grisaffi in the principal amount of $184,300 dated April 1, 2016; and

c.     The Convertible Promissory Note issued to Grisaffi in the principal amount of $200,150 dated June 19, 2017.

3.	The Court declared that Grisaffi’s sale of the Series A Preferred Stock to LSW was made with actual intent to hinder, delay, or defraud creditors and was thus a fraudulent transfer under Texas law.

4.	The Court declared that the issuance of 10,000,000 shares of common stock to Li and the 11,000,000 shares of common stock issued to Epic One Group, LLC were made without lawful consideration, and constituted breaches of fiduciary duty by Grisaffi.

5.	The Court declared that an Indemnification was procured through fraud and breach of fiduciary duty and is therefore void and unenforceable.

6.	The Court ruled that Grisaffi shall take nothing by his counterclaims in the case.

Furthermore, the Court ruled that our continuing claims against the other defendants in the case were to be severed and docketed under a separate cause of action and case number. We have continued to pursue our claims against the other defendants in the below referenced case.

The judgment and order entered August 30, 2018 concludes our litigation in district court as against Grisaffi. On September 4, 2018, Mr. Grisaffi filed a Notice of Appeal in the case against him.

In The Court Of Appeals For The Fifth District Of Texas Dallas, Texas, Jerry Grisaffi, Appellant v. Rocky Mountain High Brands, Inc, f/k/a Republic of Texas Brands, Inc., Appellee, No. 05-18-01020-CV.

Grisaffi has filed an appeal of the Default Judgment, and submitted his brief on or about February 28, 2019. The Company is preparing its brief which is currently due April 1, 2019. Grisaffi did not appeal the Order Dismissing Derivative Claims. Grisaffi only seeks in his appeal to reverse in part the Default Judgment by striking the paragraph awarding monetary damages, leaving the remainder of the Default Judgment intact.

Dallas County Texas, Case Number DC-18-13491. Rocky Mountain High Brands, Inc. f/k/a Republic of Texas Brands, Inc. Plaintiff, vs. Joe Radcliffe, LSW Holdings, LLC, Lily Li, Epic Group One, LLC, Kenneth Radcliffe, Dennis Radcliffe, Phil Uhrik, Michael Radcliffe, Frank Izzo, Morgan Albright, John Garrison, BB Winks, LLC, Crackerjack Classic, LLC, and Universal Consulting, LLC.

F-21

This is the surviving case of the above case, having been severed on September 12, 2018. In this case, on October 26, 2018 the Court granted our Motion For Summary Judgment, per a Summary Judgment Order, against LSW, holding that all Series A Preferred Shares in RMHB, including the shares issued to Grisaffi and later sold by him to LSW evidenced by Stock Certificate N0. 604 issued by RMHB, to LSW Holdings LLC in the amount of 1,000,000 shares, were void ab initio, and any potential rights thereunder were terminated as of July 11, 2014, when the bankruptcy court signed the Order Confirming Debtor’s Amended Plan of Reorganization. The Series A Preferred Shares have no legal force or effect. The Court also granted a take nothing judgment against LSW on counterclaim Counts 1, 2 and 3. The Company’s transfer agent has cancelled the Series A Preferred Shares. Later, on November 26, 2018, the Court entered an Order of Sanctions against Li and LSW. In the Order of Sanctions, and in response to Li and LSW’s repeated refusals to make proper discovery in the case, the Court struck the pleadings of these parties and ruled that RMHB was entitled to take a default judgment against them.

On February 4, 2019, the Court entered its Default Judgment against Li and LSW. In the Default Judgment, the Court ruled as follows:

1.	The Employment Agreement with Grisaffi dated April 1, 2013 was void ab initio and unenforceable, and that all stock or other instruments issued on the basis or authority of that Employment Agreement were also void ab initio and of no force and effect;

2.	The Series A Preferred Shares that RMHB issued to Grisaffi and later sold by Grisaffi to LSW were void ab initio and any potential rights or remedies thereunder were terminated on July 11, 2014 pursuant to the Order Confirming Debtor’s Amended Plan of Reorganization;

3.	Grisaffi’s issuance and transfer to himself of the 1,000,000 Series A Preferred Shares, and his subsequent transfer of those shares to LSW Holdings, were fraudulent transfers and are voided and set aside;

4.	Grisaffi breached his fiduciary duties to RMHB by, among other things: (i), purporting to sell the Series A Preferred Shares to LSW, (ii) causing the issuance of 11,000,000 shares of common stock to Epic Group One, LLC, and 10,000,000 shares of common stock to Li for no consideration, and (iii) causing the issuance of 113,688,625 shares to the Radcliffe Group at deeply discounted prices;

5.	LSW and Li knowingly participated in Grisaffi’s breaches of fiduciary duty and are therefore jointly and severally liable for all damages and equitable relief arising from such breaches;

6.	The issuance of 10,000,000 shares of common stock to Li was not authorized by the Board of Directors and was both void ab initio and a fraudulent conveyance;

7.	RMHB is entitled to recover all damages proximately resulting from the improper issuance of the 10,000,000 shares of common stock to Li;

8.	Li did not perform and materially breached her agreement to raise money for RMHB;

9.	The 10,000,000 shares of purported common stock issued to Li belongs to RMHB and Li has no further rights or remedies arising out of or related to the 10,000,000 shares;

10.	By virtue of their actions described above, Li and LSW have taken advantage of RMHB and have unjustly enriched themselves at Rocky Mountain High Brands’ expense, and RMHB is entitled to full restitution of all its losses and damages;

11.	LSW Holdings and Li engaged in a civil conspiracy with Grisaffi to commit the wrongs against RMHB described above, and RMHB is entitled to recover from them actual, consequential, and special damages resulting from such wrongs, including their knowing participation in Grisaffi’s breaches of fiduciary duty, breaches of contract, receipt of fraudulent conveyances, and unjust enrichments.

12.	The torts against RMHB committed by LSW Holdings and Li were aggravated by fraud and malice, and RMHB is therefore entitled to exemplary damages.

13.	LSW Holdings and Li shall take nothing by their counterclaims; and

14.	RMHB is entitled to court costs and reasonable attorneys’ fees from LSW Holdings and Li.

The amount of damages and attorneys’ fees to be awarded to RMHB and against LSW Holdings and Li will be determined in a trial currently scheduled for June 3, 2019. We are continuing to pursue our claims against the remaining defendants in the case, which will be adjudicated at trial, currently scheduled for June 3, 2019.

Rocky Mountain High Brands, Inc. v La Dolce Vita Trust and Christine Guthrie, In Her Capacity As Trustee, In The 382nd District Court of Rockwall County, Texas, Cause No. 1-18-1608.

This is a case whereby the Company is attempting to collect on the Default Judgment obtained against Grisaffi. More specifically the Company is requesting the Court to order the La Dolce Vita Trust to turnover fraudulently transferred assets and for additional relief necessary to enforce the Company’s judgment against Grisaffi.

Chet – 5 Broadcasting, Inc. v Rocky Mountain High Brands, Inc., Supreme Court of the State of New Your, County of Ulster, Case No. 18-4416.

The Plaintiff sued the Company, seeking $21,000.00 in damages for breach of contract. The Company is contesting that claim in its entirety and has filed a counterclaim against the Plaintiff for an unspecified amount of damages. This case is new and the parties have not yet conducted any discovery.

F-22

NOTE 18 – Other Income/Expenses

Gain/Loss on Extinguishment of Debt

For the year ended December 31, 2018, the Company recorded a net loss on extinguishment of debt of $191,138 related to the settlement of convertible notes payable. During the year ended and six months ended December 31, 2017, the Company recorded a net gain on extinguishment of debt of $1,200,092 related to the settlement of convertible notes payable. There was no gain or loss on the extinguishment of debt during the six months ended December 31, 2016.

Gain on Change in Redemption Value of Series C Preferred Stock

During the year ended December 31, 2017, the Company recorded a gain of $834,242 on the change in redemption value of Series C Preferred Stock related to the valuation of these shares. There was no change in redemption value for the year ended December 31, 2018 as the Series C Preferred Stock was cancelled in October 2017 as part of a legal settlement with the holder. There was no change in redemption value for six months ended December 31, 2016.

Gain on Lawsuit Judgment and Legal Settlement

In August 2018, the Company recorded a $654,289 gain related to the lawsuit judgment the Company received against Jerry Grisaffi, our former Chairman of the Board. The Company de-recognized two notes payable to Mr. Grisaffi, plus accrued interest, in the amount of $418,865, and de-recognized the related derivative liability of $235,424.

In September 2018, the Company executed a settlement with Statewide Beverage and recorded a gain on legal settlement of $34,435. As part of the settlement, the Company received 1,818,180 of its common shares that had previously been issued to the owners of Statewide Beverage and cancelled them. The Company also recorded the extinguishment of liabilities that had been recorded at the time of the sale of product to Statewide Beverage in 2016.

In November 2018, the Company recorded a gain related to the lawsuit judgment the Company received against LSW in the amount of $1,000 related to a court order to void the Series A Preferred Stock initially issued to the Company’s former Chairman of the Board and later purchased by LSW. The $1,000 gain represents the par value of the 1,000,000 shares cancelled.

NOTE 19 – Subsequent Events

Between January 1 and April 12, 2019 the Company issued 191,774,799 shares of common stock, including 35,000,000 for convertible notes payable conversions, 508,062 for employee compensation, and 156,266,737 for cash.

Holders of convertible notes payable converted $155,981 of outstanding principal between January 1, 2019 and April 12, 2019.

On January 31, 2019 43,715,482 options were forfeited by former members of the Board of Directors. On February 28, 2019, 851,286 options were forfeited by former consultants.

On March 19, 2019, the Board of Directors authorized a reverse split of the Company’s common stock on a one-for-twenty basis. Upon effectiveness, the Company’s authorized common stock will decrease from 4,000,000,000 to 200,000,000.

F-23

Rocky Mountain High Brands, Inc.

Consolidated Balance Sheets

(Unaudited)

	March 31, 2019	December 31, 2018
CURRENT ASSETS

Cash	$277,455	$613,686
Accounts Receivable, net of allowance of $2,544 and $5,275, respectively	9,909	17,324
Inventory	439,066	146,722
Prepaid Expenses and Other Current Assets	449,017	388,074
TOTAL CURRENT ASSETS	1,175,447	1,165,806

Property and Equipment, net	30,119	34,280
Intangible Assets	141,899	148,647
Other Assets	16,767	26,245

TOTAL ASSETS	$1,364,232	$1,374,978

LIABILITIES AND SHAREHOLDERS' DEFICIT

CURRENT LIABILITIES

Accounts Payable and Accrued Liabilities	$631,595	$505,214
Convertible Notes Payable, net of debt discount	760,346	666,596
Notes Payable	34,346	37,493
Accrued Interest	43,164	25,758
Deferred Revenue	466,300	466,300
Derivative Liability	201,907	376,172
TOTAL CURRENT LIABILITIES	2,137,658	2,077,533

SHAREHOLDERS' DEFICIT
Preferred Stock - Series A - Par Value of $.001; 1,000,000 shares designated; No shares issued and outstanding as of March 31, 2019 and December 31, 2018	—	—
Preferred Stock - Series B - Par Value of $.001; 7,000,000 shares designated; No shares issued and outstanding as of March 31, 2019 and December 31, 2018	—	—
Preferred Stock - Series C - Par Value of $.001; 2,000,000 shares designated; No shares issued and outstanding as of March 31, 2019 and December 31, 2018	—	—
Preferred Stock - Series D - Par Value of $.001; 2,000,000 shares designated; No shares issued and outstanding as of March 31, 2019 and December 31, 2018	—	—
Preferred Stock - Series E - Par Value of $.001; 789,474 shares designated; No shares issued and outstanding as of March 31, 2019 and December 31, 2018	—	—
Common Stock - Par Value of $.001; 200,000,000 shares authorized; 104,169,609 shares issued and outstanding as of March 31, 2019; 94,580,869 shares issued and outstanding as of December 31, 2018	104,170	94,581
Additional Paid-In Capital	35,404,015	34,221,215
Accumulated Deficit	(36,281,611)	(35,018,351)
TOTAL SHAREHOLDERS' DEFICIT	(773,426)	(702,555)

TOTAL LIABILITIES AND SHAREHOLDERS' DEFICIT	$1,364,232	$1,374,978

 The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

F-24

Rocky Mountain High Brands, Inc.

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended
	March 31, 2019	March 31, 2018

Sales	$76,429	$50,909

Cost of Sales	75,730	66,990

Gross Profit (Loss)	699	(16,081)

Operating Expenses
General and Administrative	956,640	1,080,518
Advertising and Marketing	209,390	69,822
Total Operating Expenses	1,166,030	1,150,340

Loss from Operations	(1,165,331)	(1,166,421)

Other (Income)/Expenses:
Interest Expense	293,386	2,817,128
(Gain) Loss on Extinguishment of Debt	—	196,500
(Gain) Loss on Change in Fair Value of Derivative Liability	(195,457)	(1,847,985)
Total Other (Income) Expenses	97,929	1,165,643)

Loss Before Income Tax Provision	(1,263,260)	(2,332,064)

Income Tax Provision	—	—

Net Loss	$(1,263,260)	$(2,332,064)

Net Income (Loss) per Common Share - Basic and Diluted	$(0.01)	$(0.03)

Weighted Average Shares Outstanding	99,757,126	68,366,399

 The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

F-25

Rocky Mountain High Brands, Inc.

Consolidated Statements of Cash Flows

(Unaudited)

	Three Months Ended
	March 31, 2019	March 31, 2018

Operating Activities:
Net Loss	$(1,263,260)	$(2,332,064)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation	71,826	224,090
Stock-based payments to vendors	—	61,500
Non-cash interest expense	303,691	2,762,497
Fees and penalties on debt	—	120,251
Gain on change in fair value of derivative liability	(195,457)	(1,847,985)
Loss on extinguishment of debt	—	196,500
Bad debt expense	49	2,489
Depreciation and amortization expense	10,909	4,681
Changes in operating assets and liabilities:
Accounts receivable	7,366	(7,448)
Inventory	(292,344)	11,152
Prepaid expenses and other current assets	(128,767)	27,296
Other assets	9,478	7,500
Accounts payable and accrued liabilities	126,379	(228,252)
NET CASH USED IN OPERATING ACTIVITIES	(1,350,130)	(997,793)

Investing Activities:
Investments in other assets	—	(31,220)
Acquisition of property and equipment	—	(1,050)
NET CASH USED IN INVESTING ACTIVITIES	—	(32,270)

Financing Activities:
Proceeds from issuance of convertible notes	—	300,000
Repayment of convertible notes	—	(172,932)
Repayment of notes payable	(3,147)	(3,042)
Proceeds from issuance of common stock	1,017,046	1,470,000
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,013,899	1,594,026

INCREASE (DECREASE) IN CASH	(336,231)	563,963

CASH - BEGINNING OF PERIOD	613,686	16,983

CASH - END OF PERIOD	$277,455	$580,946

Supplemental cash flow information:
Cash paid for interest	$10,305	$54,631
Cash paid for taxes	$—	$—
Supplemental disclosure of non-cash financing and investing activities:
Common stock issued for conversion of debt	$171,342	$3,371,994
Debt and accrued interest converted for common stock	$156,876	$444,918
Derivative liability relieved upon conversion of related debt	$—	$2,941,860
Beneficial conversion feature recognized as debt discount	$—	$3,328,740

 The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

F-26

 Rocky Mountain High Brands, Inc.

 Consolidated Statements of Shareholders' Deficit for the Three Months Ended March 31, 2019

	Common Stock		Preferred Stock A		Preferred Stock C		Preferred Stock E
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	APIC	Accumulated Deficit	Equity/(Deficit)
Balance - December 31, 2018	94,580,869	$94,581	—	$—	—	$—	—	$—	$34,221,215	$(35,018,351)	$(702,555)

Shares issued for cash	7,813,337	7,813							1,009,233		1,017,046

Shares issued for compensation	25,403	25							3,976		4,001

Shares issued upon conversion of convertible notes	1,750,000	1,750							169,592		171,342

Net loss for the quarter ended March 31, 2019	—	—	—	—	—	—	—	—	—	(1,263,260)	(1,263,260)

Balance - March 31, 2019	104,169,609	$104,170	—	$—	—	$—	—	$—	$35,404,015	$(36,281,611)	$(773,426)

 Rocky Mountain High Brands, Inc.

 Consolidated Statements of Shareholders' Deficit for the Three Months Ended March 31, 2018

	Common Stock		Preferred Stock A		Preferred Stock C		Preferred Stock E
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	APIC	Accumulated Deficit	Equity/(Deficit)

Balance - December 31, 2017	1,159,706,457	$1,159,706	1,000,000	$1,000	—	$—	—	$—	$23,459,809	$(31,662,414)	$(7,041,899)

Shares issued for cash	135,149,014	135,149							1,334,851		1,470,001

Shares issued for compensation	39,693,807	39,694							116,571		156,265

Shares issued upon conversion of convertible notes	168,805,244	168,805							3,203,189		3,371,994

Shares to vendors for services rendered	5,925,423	5,925							55,575		61,500

Beneficial conversion feature recognized on convertible notes payable	—	—							3,328,740		3,328,740

Net loss for the three months ended March 31, 2018	—	—	—	—	—	—	—	—	—	(2,332,064)	(2,332,064)

Balance - March 31, 2018	1,509,279,945	$1,509,280	1,000,000	$1,000	—	$—	—	$—	$31,498,734	$(33,994,478)	$(985,464)

 The Accompanying Notes are an Integral Part of the Consolidated Financial Statements

F-27

 Rocky Mountain High Brands, Inc.

Notes to Consolidated Financial Statements

(Unaudited)

NOTE 1 – General

Rocky Mountain High Brands, Inc. (“RMHB” or the “Company”) was incorporated under the laws of the State of Nevada. On July 17, 2014, the Company changed its name from Republic of Texas Brands Incorporated to Totally Hemp Crazy, Inc and on October 23, 2015, the Company changed its name to Rocky Mountain High Brands, Inc.

RMHB currently operates through its parent company, three wholly-owned subsidiaries and one minority-owned subsidiary, which the Company controls. All subsidiaries are consolidated for financial reporting purposes.

RMHB is a consumer goods company that specializes in developing, manufacturing, marketing, and distributing high-quality, health conscious, cannabidiol (“CBD”) and hemp- infused products that span various categories including beverage, food, fitness, skin care and more. RMHB also markets a naturally high alkaline spring water and a water-based whey protein and energy drink as part of our brand portfolio.

In March 2018, the Company launched the HEMPd brand with tinctures, gummies, water soluble drops, capsules, lotions, salves, and E-juice liquids. In October 2018, the Company introduced CBD-infused waters in four flavors and plans to introduce additional HEMPd product offerings in the future. HEMPd products are marketed through the Company’s Rocky Mountain Hemp Company subsidiary. In November 2018, the Company discontinued sales of its vape-related products.

On July 25, 2018 the Company acquired the assets of BFIT Brands, LLC (“BFIT”), an Arizona limited liability company. These assets include the cash, accounts receivable, inventory, FitWhey trademark, recipes and formulas of BFIT’s FitWhey branded water-based protein drinks containing caffeine and a vitamin-B pack.

The Company continues to market its naturally flavored hemp-infused functional beverage, Mango Energy. RMHB also bottles and distributes its naturally high alkaline spring water under the name Eagle Spirit Spring Water.

NOTE 2 – Summary of Significant Accounting Policies

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements and with the instructions to Form 10-Q and Article 10 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements. In the opinion of the Company’s management, the accompanying unaudited consolidated financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of March 31, 2019 and the results of operations and cash flows for the periods presented. The results of operations for the three months ended March 31, 2019 are not necessarily indicative of the operating results for the full fiscal year or any future period. These unaudited consolidated financial statements should be read in conjunction with the financial statements and related notes thereto included in the Company’s form 10-K for the year ended December 31, 2018 filed with the SEC on April 15, 2019.

Principles of Consolidation

The consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States. The consolidated financial statements include the accounts of the Company, its wholly-owned and controlled subsidiaries. All intercompany balances and transactions have been eliminated.

Use of Estimates

The preparation of the financial statements in conformity with Generally Accepted Accounting Principles (“GAAP”) requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain of the Company’s estimates could be affected by external conditions, including those unique to its industry, and general economic conditions. It is possible that these external factors could have an effect on the Company’s estimates that could cause actual results to differ from its estimates. The Company re-evaluates all of its accounting estimates at least quarterly based on these conditions and record adjustments when necessary.

F-28

Cash

The Company considers all short-term highly liquid investments with an original maturity at the date of purchase of three months or less to be cash equivalents.

Revenue Recognition

The Company follows the guidance of the Accounting Standards Codification (“ASC”) Topic 606, “Revenue from Contracts with Customers,” as amended. It records revenue when persuasive evidence of an arrangement exists, product delivery has occurred, the selling price to the customer is fixed or determinable and collectability of the revenue is reasonably assured. The Company has not experienced any significant returns from customers and accordingly, in management’s opinion, no reserve for returns has been provided. Payments received prior to shipment of goods are recorded as deferred revenue.

The following table represents sales by sales channel for each of the periods:

	Three Months Ended
	March 31, 2019	March 31, 2018
Online	$60,960	$26,982
Distributor	1,421	18,836
Retailer	14,048	5,091
Total	$76,429	$50,909

All sales for all periods presented were to domestic customers.

Due to the nature of the Company’s revenue from contracts with customers, the Company does not have material contract assets or liabilities that fall under the scope of ASC 606.

The Company’s revenues accounted for under ASC 606, generally, do not require significant estimates or judgments based on the nature of the Company’s revenue streams. The sales prices are generally fixed at the point of sale and all consideration from contracts is included in the transaction price. The Company’s contracts do not include multiple performance obligations or material variable consideration.

Accounts Receivable and Allowance for Doubtful Accounts Receivable

The Company has a policy of reserving for uncollectible accounts based on the best estimate of the amount of probable credit losses in our existing accounts receivable. We extend credit to customers based on an evaluation of their financial condition and other factors. The Company generally does not require collateral or other security to support accounts receivable and perform ongoing credit evaluations of customers and maintain an allowance for potential bad debts if required.

It is determined whether an allowance for doubtful accounts is required by evaluating specific accounts where information indicates the customers may have an inability to meet financial obligations. In these cases, we use assumptions and judgment, based on the best available facts and circumstances, to record a specific allowance for those customers against amounts due to reduce the receivable to the amount expected to be collected. These specific allowances are re-evaluated and adjusted as additional information is received. The amounts calculated are analyzed to determine the total amount of the allowance. The Company may also record a general allowance as necessary.

Direct write-offs are taken in the period when we have exhausted our efforts to collect overdue and unpaid receivables or otherwise evaluate other circumstances that indicate the collectability of receivables.

Inventories

Inventories, which consist only of the Company’s finished products held for resale, are stated at the lower of cost, determined using the first-in, first-out, and net realizable value. Net realizable value is the estimated selling price, in the ordinary course of business, less estimated costs to dispose of the product.

If the Company identifies excess, obsolete or unsalable items, its inventories are written down to their realizable value in the period in which the impairment is first identified. Shipping and handling costs incurred for inventory purchases and product shipments are recorded in cost of sales in the Company’s statements of operations.

F-29

Fair Value Measurements

The Company adopted the provisions of ASC Topic 820, “Fair Value Measurements and Disclosures,” which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses are carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The carrying amounts of our short- and long-term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features such as concurrent issuances of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.

ASC 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC 820 also establishes a fair value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 describes three levels of inputs that may be used to measure fair value:

•	Level 1 — quoted prices in active markets for identical assets or liabilities.

•	Level 2 — quoted prices for similar assets and liabilities in active markets or inputs that are observable.

•	Level 3 — inputs that are unobservable (for example cash flow modeling inputs based on assumptions).

The derivative liability, which relates to the conversion feature of convertible debt and common stock warrants and options, is classified as a Level 3 liability, and is the only financial liability measure at fair value on a recurring basis.

The change in the Level 3 financial instrument is as follows:

Balance, December 31, 2018	$376,172
Issued during the three months ended March 31, 2019	$21,192
Exercises/Conversions	$—
Change in fair value recognized in operations	$(195,457)
Balance, March 31, 2019	$201,907

The estimated fair value of the derivative instruments was valued using the Black-Scholes option pricing model, using the following assumptions as of March 31, 2019:

Estimated Dividends	None
Expected Volatility	66.7%
Risk Free Interest Rate	2.396%
Expected term	.1 to 3.75 years

Property and Equipment

Property and equipment is stated at cost less accumulated depreciation. Depreciation is provided for on a straight-line basis over the useful lives of the assets. Expenditures for additions and improvements are capitalized; repairs and maintenance are expensed as incurred.

Leases

The Company accounts for leases in accordance with Financial Accounting Standards Board (“FASB”) Topic 840 Leases. In February 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-02, Leases (Topic 842), which requires lessees to recognize on the balance sheet a right-of-use asset, representing their right to use the underlying asset for the lease term, and a lease liability for all leases with terms greater than 12 months. The guidance also requires qualitative and quantitative disclosures designed to assess the amount, timing and uncertainty of cash flows arising from leases. ASU 2016-02 was effective for calendar year-end public companies on January 1, 2019. The Company’s status as an emerging growth company allows it to defer the adoption of this standard by one year and the Company has elected to do so. The Company plans to adopt this new standard on January 1, 2020. The Company is currently evaluating the impact that ASU 2016-02 will have on its consolidated financial statements.

F-30

Capitalized Software

Direct costs related to software development, including coding, website application development, infrastructure development and graphics development, are capitalized and included in other assets. Amortization is provided for on a straight-line basis over the useful life of the software. Costs related to planning, content development, and operating and maintaining software are expensed as incurred.

Impairment of Long-Lived Assets

The Company evaluates intangible assets for impairment whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flow and recognizes an impairment loss when the estimated undiscounted future cash flow expected to result from the use of the asset plus the net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. When the Company identifies an impairment, it reduces the carrying amount of the asset to its estimated fair value based on a discounted cash flow approach or, when available and appropriate, to comparable market values. No impairment charges were recorded during the three months ended March 31, 2019 and 2018.

Share-based Payments

Share-based payments to employees, including grants of employee stock options, are recognized as compensation expense in the financial statements based on their fair values, in accordance with FASB ASC Topic 718. That expense is recognized over the period during which an employee is required to provide services in exchange for the award, known as the requisite service period (usually the vesting period). The Company had no common stock options or common stock equivalents granted or outstanding for all periods presented.

The Company issued restricted stock to consultants and employees for various services. Cost for these transactions are measured at the fair value of the consideration received or the fair value of the equity instruments issued, whichever is more reliably measurable. The value of the common stock is to be measured at the earlier of (i) the date at which a firm commitment for performance by the counterparty to earn the equity instruments is reached or (ii) the date at which the counterparty's performance is complete.

Convertible Instruments

The Company evaluates and accounts for conversion options embedded in convertible instruments in accordance with ASC 815 “Derivatives and Hedging Activities.” Applicable GAAP requires companies to bifurcate conversion options from their host instruments and account for them as freestanding derivative financial instruments according to certain criteria. The criteria include circumstances in which (a) the economic characteristics and risks of the embedded derivative instrument are not clearly and closely related to the economic characteristics and risks of the host contract, (b) the hybrid instrument that embodies both the embedded derivative instrument and the host contract is not re-measured at fair value under other GAAP with changes in fair value reported in earnings as they occur and (c) a separate instrument with the same terms as the embedded derivative instrument would be considered a derivative instrument.

Preferred Stock

We apply the guidance enumerated in ASC 480 “Distinguishing Liabilities from Equity” when determining the classification and measurement of preferred stock. Preferred shares subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. We classify conditionally redeemable preferred shares (if any), which includes preferred shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control, as temporary equity. At all other times, we classified our preferred shares in stockholders’ equity. Our preferred shares do not feature any redemption rights within the holders’ control or conditional redemption features not within our control. Accordingly, unless otherwise noted, all issuances of preferred stock are presented as a component of consolidated shareholders’ deficit.

Advertising

Advertising and marketing expenses are charged to operations as incurred.

F-31

Income Taxes

The Company uses the asset and liability method of accounting for income taxes in accordance with ASC Topic 740, “Income Taxes.” Under this method, income tax expense is recognized for the amount of: (i) taxes payable or refundable for the current year and (ii) deferred tax consequences of temporary differences resulting from matters that have been recognized in an entity’s financial statements or tax returns. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in the results of operations in the period that includes the enactment date. A valuation allowance is provided to reduce the deferred tax assets reported if based on the weight of the available positive and negative evidence, it is more likely than not some portion or all of the deferred tax assets will not be realized.

ASC Topic 740.10.30 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. ASC Topic 740.10.40 provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. The Company has no material uncertain tax positions.

NOTE 3 – Going Concern

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has a shareholders’ deficit of $773,426 and an accumulated deficit of $36,281,611 as of March 31, 2019 and has generated operating losses since inception. These factors, among others, raise substantial doubt about the ability of the Company to continue as a going concern. The Company’s continuation as a going concern is dependent upon its ability to generate revenues and its ability to continue raising capital.

On June 27, 2018, the Company entered into a Securities Purchase Agreement (“SPA”) with GHS Investments, LLC (“GHS”), which provides for GHS to purchase up to $15,000,000 of the Company’s common stock over a 24-month period based on a contractually agreed upon market discount. The SPA replaces the Equity Financing Agreement the Company entered into with GHS on October 12, 2017. On August 8, 2018, the Company filed a registration statement with the Securities and Exchange Commission (“SEC”) to register up to 16,000,000 shares of our common stock to be purchased by GHS under the SPA. The registration statement became effective on October 10, 2018 and the Company sold all the available shares under the SPA. On May 15, 2019, the Company filed a registration statement for 30,000,000 shares to be purchased by GHS. Management believes the SPA, along with bridge financing from GHS, will provide sufficient cash flows until cash flows from operations become consistently positive.

NOTE 4 – Inventory

Inventory consists of the following:

	March 31, 2019	December 31, 2018
Finished inventory	$64,367	$84,730
Raw materials and packaging	374,699	61,992
Total	$439,066	$146,722

NOTE 5 – Prepaid Expenses and Other Current Assets

Prepaid expenses and other current assets consist of the following:

	March 31, 2019	December 31, 2018
Prepaid officers’ compensation	$253,233	$291,617
Prepaid directors’ compensation	—	29,442
Prepaid production	156,000	_____--
Other prepaid expenses and current assets	39,784	67,015
Total	$449,017	$388,074

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NOTE 6 – Property and Equipment

Property and equipment consist of the following:

	March 31, 2019	December 31, 2018
Vehicles	$29,598	$29,598
Furniture and equipment	45,322	41,422
Personal computers	17,901	17,901
	92,821	88,921
Less: accumulated depreciation	62,702	54,641
Total	$30,119	$34,280

For the three months ended March 31, 2019 and 2018, depreciation expense was $4,161 and $4,681, respectively.

NOTE 7 – Acquisition

FitWhey Brands Inc. (acquisition of the assets of BFIT Brands, LLC)

On July 25, 2018, the Company purchased the assets of BFIT Brands, LLC, an Arizona-based company. The acquired assets include the cash, accounts receivable, inventory, FitWhey trademark, recipes and formulas of BFIT’s FitWhey branded water-based protein drinks containing caffeine and a vitamin-B pack. The Company paid $230,438 including common stock issued to the owners of BFIT of $75,000, forgiveness of a note receivable of $80,000 plus accrued interest of $438, and $75,000 to be paid to the owners of BFIT over time based on 5% of net sales of FitWhey products. No liabilities were assumed by the Company in the transaction.

The purchase price of the assets of BFIT Brands, LLC assets was preliminarily allocated as follows:

Purchase Price
Common stock issued	$75,000
Note payable and accrued interest forgiven	80,438
Earnout liability	75,000
Total	$230,438

Allocation
Cash	$15,612
Accounts receivable	5,763
Inventory	76,922
Software	31,000
Formulas	12,500
Trademark	2,500
Goodwill	86,141
Total	$230,438

The Company is obtaining an outside valuation of these assets.

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The following represents the unaudited pro forma statement of operations of the Company for the three months ended March 31, 2018 had FitWhey been acquired on January 1, 2018:

Sales	$89,018
Cost of Sales	129,171
Gross Loss	(40,453)
Operating Expenses	1,158,299
Loss From Operations	(1,198,452)
Other Expenses	1,165,643
Loss Before Income Tax Provision	(2,364,095)
Income Tax Provision	—
Net Loss	$(2,364,095)
Net Loss Per Common Share-Basic and Diluted	$(0.03)
Weighted Average Shares Outstanding	68,366,399

NOTE 8 – Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consist of the following:

	March 31, 2019	December 31, 2018
Accounts payable	$440,502	$308,717
Accrued compensation	27,000	25,500
Other accrued expenses	164,093	170,997
Total	$631,595	$505,214

NOTE 9 – Convertible Notes Payable

Convertible notes payable consist of the following:

	Interest Rates	Term	Conversion Rates	March 31, 2019	December 31, 2018
GHS Investments, LLC (fixed conversion)	10%	.1 - .3 years	0.10	$715,098	$871,079
LSW Holdings, LLC (variable conversion)	6%	—	(a)	179,000	179,000
Discount				(133,752)	(383,483)
Total				$760,346	$666,596

(a)	50% discount on the average of the 3 lowest closing bid prices during the 10 trading days prior to conversion ($0.053).

For the three months ended March 31, 2019 and 2018, interest expense on these notes, including amortization of the discount, was $293,189 and $375,546, respectively.

All tangible and intangible assets of the Company are pledged as security.

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NOTE 10 – Notes Payable

Notes payable consist of the following:

	Interest Rate	Term	March 31, 2019	December 31, 2018
Notes payable	0%	.6 years	$34,346	$37,493

As of March 31, 2019 and December 31, 2018, notes payable includes three notes: two non-interest bearing notes totaling $30,000 that originated prior to the Company’s 2014 bankruptcy proceedings and a three-year note executed on September 1, 2016 relating to the purchase of used office furniture and equipment from our landlord. The Company executed the note payable in the amount of $40,122 at an interest rate of 0% and with monthly payments of $1,115. The Company imputed interest on the note and recorded a discounted note balance of $36,634.

For the three months ended March 2019 and 2018, interest expense on the furniture and equipment note was $197 and $631, respectively.

NOTE 11 – Deferred Revenue

In December 2017, the Company executed a three-year Master Manufacturing Agreement with CBD Alimentos SA de CV (“CBD-Alimentos”), a Mexican food and beverage distributor. Under the agreement (as amended), CBD Alimentos, through its sister company, CBD Life, will be our exclusive distributor in Mexico for all of our CBD-infused energy and functional beverages. In turn, we will be CBD Alimentos’ exclusive supplier of such products. The beverages supplied to CBD Alimentos will be private label products made to order for CBD Alimentos, and we will cooperate on laboratory and taste-testing of each batch of beverages at the co-packing facility. In accordance with the Agreement, RMHB opened a separate operating bank account for all deposits made by CBD Alimentos towards the purchase of ingredients and packaging. CBD Alimentos is required to maintain a positive cash balance in the account at all times. The Company has full unilateral authority to disburse funds from the bank account to vendors, suppliers, co-packers and the Company solely for the purposes of production and the Company’s margin on the sale. CBD Alimentos’ initial purchase order, including a deposit of $466,300 was received in December 2018. The $466,300 is accounted for as Deferred Revenue as of March 31, 2019 and December 31, 2018 as production and delivery of finished product had not yet been completed.

NOTE 12 – Shareholders’ Deficit

Common Stock

As of March 31, 2019, the Company has 200,000,000 shares of common stock authorized and 104,169,609 shares issued and outstanding.

During the three months ended March 31, 2019 the Company issued 9,588,740 shares of common stock, including 1,750,000 shares for convertible notes payable conversions, 7,813,337 shares for cash, and 25,403 shares for compensation.

Preferred Stock

The Company has 20,000,000 shares of preferred stock authorized as of March 31, 2019, of which 12,789,474 are specifically designated to a series of preferred stock and 7,210,526 remain undesignated.

Series A Preferred Stock

The Company has 1,000,000 shares of Series A Preferred Stock designated, of which none were outstanding as of March 31, 2019 and December 31, 2018. LSW Holdings LLC was the holder of these shares. Lily Li, who was the Company’s Executive Vice President until April 5, 2018, is the Managing Member of LSW and, in that capacity, had the authority to direct voting and investment decisions with regard to its holdings in the Company. On October 26, 2018 these shares were ruled void ab initio by a District Court in Dallas County, Texas. The Company cancelled these shares effective that date.

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Series B Preferred Stock

The Company has 7,000,000 shares of Series B Preferred Stock designated, of which none were outstanding as of March 31, 2019 and December 31, 2018.

Series C Preferred Stock

The Company has 2,000,000 shares of Series C Preferred Stock designated, of which none were outstanding as of March 31, 2019 and December 31, 2018. Series C Preferred Stock is 12% interest bearing, cumulative, exchangeable, non-voting, convertible preferred stock of the Company. Each Series C Preferred share is convertible to 2.5 shares of common stock.

Series D Preferred Stock

The Company has 2,000,000 shares of Series D Preferred Stock designated, of which none were outstanding as of March 31, 2019 and December 31, 2018. Series D Preferred Stock is a non-voting, non-interest bearing convertible preferred stock. Each Series D preferred share is convertible to 5 shares of common stock.

Series E Preferred Stock

On September 19, 2017, the Board of Directors approved a new Series E Preferred Stock. Holders of Series E Preferred Stock are entitled to cast 100 votes per share of Series E Preferred Stock on any proposal to increase our authorized capital stock, with no other voting rights. Series E Preferred Stock is convertible to common stock on a 20:1 basis. On the same day, the Board granted our Chairman 789,474 shares of Series E Preferred stock as payment for his deferred compensation. On October 31, 2017, Mr. Welch converted his 789,474 shares of Series E Preferred Stock to 39,474 shares of common stock. As of March 31, 2019 and December 31, 2018 there were no shares outstanding.

Warrants

During the three months ended March 31, 2019 the Company granted no common stock warrants, none were exercised, and none were cancelled.

Options

During the three months ended March 31, 2019 the Company granted to a new employee 500,000 options to purchase common stock with a term of three years and an exercise price of $.06. None of the options were vested as of March 31, 2019. No options were exercised and none were cancelled during the three months ended March 31, 2019.

NOTE 13– Concentrations

During the three months ended March 31, 2019 the Company’s two largest customers accounted for approximately 17% and 2% of sales, respectively. During the three months ended March 31, 2018, the Company’s two largest customers accounted for approximately 28% and 12% of sales, respectively.

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NOTE 14 – Income Taxes

The reconciliation of income tax benefit at the U.S. statutory rate of 21% to the Company’s effective rate for the periods presented is

	Three Months Ended
	March 31, 2019	March 31, 2018
U.S. federal statutory rate	(21%)	(21%)
State income tax, net of federal benefit	(0.0%)	(0.0%)
Increase in valuation allowance	21%	21%
Income tax provision (benefit)	0.0%	0.0%

The tax effects of temporary differences that give rise to the Company’s net deferred tax liability as of March 31, 2019 and December 31, 2018 are:

	March 31 2019	December 31, 2018
Deferred Tax Assets
Net Operating Losses	$4,200,000	$3,990,000
Less: Valuation Allowance	$(4,200,000)	$(3,990,000)
Deferred Tax Assets – Net	—	—

As of March 31, 2018 the Company had approximately $20,000,000 of federal and state net operating loss carryovers (“NOLs”), which begin to expire in 2028. Utilization of the NOLs may be subject to limitation under the Internal Revenue Code Section 382 should there be a greater than 50% ownership change as determined under regulations.

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against the entire deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

On December 22, 2017, the Tax Cuts and Jobs Act of 2017 (the “Tax Act”) was signed into law making significant changes to the Internal Revenue Code. Changes include, but are not limited to, a federal corporate tax rate decrease from 35% to 21% for tax years beginning after December 31, 2017, the transition of U.S international taxation from a worldwide tax system to a territorial system, and a one-time transition tax on the mandatory deemed repatriation of foreign earnings. We have estimated our provision for income taxes in accordance with the Tax Act and guidance available as of the date of this filing but have kept the full valuation allowance. As a result the Company has recorded no income tax expense during the three months ended March 31, 2019.

The Company’s deferred tax assets and liabilities were remeasured to reflect the reduction in the U.S. corporate income tax rate from 34% to 21%, resulting in a deferred tax expense of approximately $2,000,000 in 2017 that is still fully valued against as of March 31, 2019. This expense is attributable to the Company being in a net deferred tax asset position at the time of remeasurement. As the company maintains fully valuation allowance, this amount can be seen on the rate reconciliation as an adjustment to deferred tax asset and corresponding valuation allowance.

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NOTE 15 – Commitments

Office Leases

The Company has a three-year lease for corporate office space. The lease commenced on September 1, 2016 with monthly payments of $7,715 in year one, $7,972 in year two and $8,229 in year three. The lease is being accounted for on a straight-line basis over its term.

On January 18, 2018, the RMHC entered into a 12-month office use agreement for office space in Denver, Colorado. Monthly payments are $91. The lease was renewed for another 12 months in January 2019. Monthly payments remained $91.

Other Leases

The Company rents storage space from various third parties on a month-to-month basis.

NOTE 16 – Legal Proceedings

Rocky Mountain High Brands, Inc. v Lyonpride Music, LLC, United States District Court Northern District of Texas, 3:18-cv-00045-C, now Lyonpride Music LLC v Rocky Mountain High Brands, Inc., Before the American Arbitration Association, 01-18-0003-1428.

The Company filed a suit against Lyonpride Music, LLC (“Lyonpride”) for fraud and for declaratory relief with respect to a contract between the parties. Lyonpride is seeking monetary damages from the Company for breach of contract and the Company is seeking monetary damages against Lyonpride. The case has been referred to binding arbitration as referenced above. The parties are conducting discovery.

Dallas County Texas, Case Number DC-17-15441 filed November 8, 2017. Rocky Mountain High Brands, Inc. f/k/a Republic of Texas Brands, Inc. Plaintiff, vs. Jerry Grisaffi, Joe Radcliffe, LSW Holdings, LLC, Lily Li, Epic Group One, LLC, Kenneth Radcliffe, Dennis Radcliffe, Phil Uhrik, Michael Radcliffe, Frank Izzo, Morgan Albright, John Garrison, BB Winks, LLC, Crackerjack Classic, LLC, and Universal Consulting, LLC.

The Company sought the return of our Series A Preferred Stock (“Series A”) issued to Jerry Grisaffi (“Grisaffi”), RMHB’s former Chairman of the Board, and common stock issued to certain other defendants or later obtained by certain other defendants for little or no consideration paid to the Company. The Company alleged, among other things, that Grisaffi breached his fiduciary duty to the Company by issuing these Series A shares to himself and common stock to himself and others. RMHB also sought to void the Indemnification and Release Agreement (“Indemnification”) between the Company and Grisaffi that was executed in June 2017.

Grisaffi filed a counterclaim against the Company seeking payment for two promissory notes allegedly owed to him, as well as relief under the Indemnification. Those notes have been accounted for in the Company’s consolidated financial statements. Those counterclaim matters had been proactively addressed in the Company’s original suit, seeking to void the Indemnification and the two notes based on, among other things, fraud of Grisaffi. Grisaffi had also filed a derivative suit within the main lawsuit. The Company filed a motion to dismiss the derivative suit and on August 3, 2018 the Trial Court entered an Order Dismissing Derivative Claims, dismissing the derivative suit with prejudice. That Order is final.

In June 2018 LSW Holdings, LLC (“LSW”) and Lily Li (“Li”) filed counterclaims against the Company, generally seeking an increase of voting rights of the Series A shares to 60:1, a declaration that the Series A shares were validly issued to Grisaffi, challenging the authorized share increase of the Company, claiming securities fraud by the Company with respect to the Series A Shares purchased from Grisaffi and other common stock allegedly purchased by LSW and Li, as well as fraud, breach of contract and negligent misrepresentation by the Company. LSW seeks $10,000,000 in damages from the Company, for the $3,500,000 which was paid to Grisaffi for the Series A shares and for which LSW claims to be the responsibility of the Company to cover, and the remaining $6,500,000 for money allegedly spent by LSW in “developing a distribution system in China” and other alleged “investments” of Li and LSW in the Company. LSW and Li also sought exemplary damages.

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On August 30, 2018, the Trial Court entered a final judgment and order in the Company’s favor and against Grisaffi. On August 29, 2018, after a show cause hearing, the Trial Court entered an order sanctioning Grisaffi for his repeated and unexcused refusals to make discovery in the case. As a sanction, the Trial Court struck Grisaffi’s pleadings in the case and, on August 30, 2018, entered a Default Judgment against him. Under the Trial Court’s Default Judgment:

1.	The Court entered a monetary judgment against Grisaffi and in favor of the Company in the amount of $3,500,000 for fraud, breach of fiduciary duty, and conversion with respect to the Series A preferred stock.

2.	The Court declared that the Employment Agreement with Grisaffi dated April 1, 2013 was void ab initio and unenforceable, and that all stock and promissory notes issued in connection with the Employment Agreement were also void ab initio and of no force and effect, including but not limited to:

a.	The 1,000,000 shares of Series A Preferred Stock issued to Grisaffi;
b.	The Convertible Promissory Note issued to Grisaffi in the principal amount of $184,300 dated April 1, 2016; and
c.	The Convertible Promissory Note issued to Grisaffi in the principal amount of $200,150 dated June 19, 2017.

3.	The Court declared that Grisaffi’s sale of the Series A Preferred Stock to LSW was made with actual intent to hinder, delay, or defraud creditors and was thus a fraudulent transfer under Texas law.

4.	The Court declared that the issuance of 500,000 shares of common stock to Li and the 550,000 shares of common stock issued to Epic One Group, LLC were made without lawful consideration, and constituted breaches of fiduciary duty by Grisaffi.

5.	The Court declared that an Indemnification was procured through fraud and breach of fiduciary duty and is therefore void and unenforceable.

6.	The Court ruled that Grisaffi shall take nothing by his counterclaims in the case.

Furthermore, the Court ruled that our continuing claims against the other defendants in the case were to be severeissued to Epic One Group, LLC were made without lawful consideration, and constituted breaches of fiduciary duty by Grisaffi.d and docketed under a separate cause of action and case number. We have continued to pursue our claims against the other defendants in the below referenced case.

The judgment and order entered August 30, 2018 concludes our litigation in district court as against Grisaffi. On September 4, 2018, Mr. Grisaffi filed a Notice of Appeal in the case against him.

In The Court Of Appeals For The Fifth District Of Texas Dallas, Texas, Jerry Grisaffi, Appellant v. Rocky Mountain High Brands, Inc, f/k/a Republic of Texas Brands, Inc., Appellee, No. 05-18-01020-CV.

Grisaffi has filed an appeal of the Default Judgment, and submitted his brief on or about February 28, 2019. The Company is preparing its brief which is currently due April 1, 2019. Grisaffi did not appeal the Order Dismissing Derivative Claims. Grisaffi only seeks in his appeal to reverse in part the Default Judgment by striking the paragraph awarding monetary damages, leaving the remainder of the Default Judgment intact.

Dallas County Texas, Case Number DC-18-13491. Rocky Mountain High Brands, Inc. f/k/a Republic of Texas Brands, Inc. Plaintiff, vs. Joe Radcliffe, LSW Holdings, LLC, Lily Li, Epic Group One, LLC, Kenneth Radcliffe, Dennis Radcliffe, Phil Uhrik, Michael Radcliffe, Frank Izzo, Morgan Albright, John Garrison, BB Winks, LLC, Crackerjack Classic, LLC, and Universal Consulting, LLC.

This is the surviving case of the above case, having been severed on September 12, 2018. In this case, on October 26, 2018 the Court granted our Motion For Summary Judgment, per a Summary Judgment Order, against LSW, holding that all Series A Preferred Shares in RMHB, including the shares issued to Grisaffi and later sold by him to LSW evidenced by Stock Certificate N0. 604 issued by RMHB, to LSW Holdings LLC in the amount of 1,000,000 shares, were void ab initio, and any potential rights thereunder were terminated as of July 11, 2014, when the bankruptcy court signed the Order Confirming Debtor’s Amended Plan of Reorganization. The Series A Preferred Shares have no legal force or effect. The Court also granted a take nothing judgment against LSW on counterclaim Counts 1, 2 and 3. The Company’s transfer agent has cancelled the Series A Preferred Shares. Later, on November 26, 2018, the Court entered an Order of Sanctions against Li and LSW. In the Order of Sanctions, and in response to Li and LSW’s repeated refusals to make proper discovery in the case, the Court struck the pleadings of these parties and ruled that RMHB was entitled to take a default judgment against them.

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On February 4, 2019, the Court entered its Default Judgment against Li and LSW. In the Default Judgment, the Court ruled as follows:

1.	The Employment Agreement with Grisaffi dated April 1, 2013 was void ab initio and unenforceable, and that all stock or other instruments issued on the basis or authority of that Employment Agreement were also void ab initio and of no force and effect;

2.	The Series A Preferred Shares that RMHB issued to Grisaffi and later sold by Grisaffi to LSW were void ab initio and any potential rights or remedies thereunder were terminated on July 11, 2014 pursuant to the Order Confirming Debtor’s Amended Plan of Reorganization;

3.	Grisaffi’s issuance and transfer to himself of the 1,000,000 Series A Preferred Shares, and his subsequent transfer of those shares to LSW Holdings, were fraudulent transfers and are voided and set aside;

4.	Grisaffi breached his fiduciary duties to RMHB by, among other things: (i), purporting to sell the Series A Preferred Shares to LSW, (ii) causing the issuance of 550,000 shares of common stock to Epic Group One, LLC, and 500,000 shares of common stock to Li for no consideration, and (iii) causing the issuance of 5,684,432 shares to the Radcliffe Group at deeply discounted prices;

5.	LSW and Li knowingly participated in Grisaffi’s breaches of fiduciary duty and are therefore jointly and severally liable for all damages and equitable relief arising from such breaches;

6.	The issuance of 500,000 shares of common stock to Li was not authorized by the Board of Directors and was both void ab initio and a fraudulent conveyance;

7.	RMHB is entitled to recover all damages proximately resulting from the improper issuance of the 500,000 shares of common stock to Li;

8.	Li did not perform and materially breached her agreement to raise money for RMHB;

9.	The 500,000 shares of purported common stock issued to Li belongs to RMHB and Li has no further rights or remedies arising out of or related to the 500,000 shares;

10.	By virtue of their actions described above, Li and LSW have taken advantage of RMHB and have unjustly enriched themselves at Rocky Mountain High Brands’ expense, and RMHB is entitled to full restitution of all its losses and damages;

11.	LSW Holdings and Li engaged in a civil conspiracy with Grisaffi to commit the wrongs against RMHB described above, and RMHB is entitled to recover from them actual, consequential, and special damages resulting from such wrongs, including their knowing participation in Grisaffi’s breaches of fiduciary duty, breaches of contract, receipt of fraudulent conveyances, and unjust enrichments.

12.	The torts against RMHB committed by LSW Holdings and Li were aggravated by fraud and malice, and RMHB is therefore entitled to exemplary damages.

13.	LSW Holdings and Li shall take nothing by their counterclaims; and

14.	RMHB is entitled to court costs and reasonable attorneys’ fees from LSW Holdings and Li.

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The amount of damages and attorneys’ fees to be awarded to RMHB and against LSW Holdings and Li will be determined in a trial currently scheduled for June 3, 2019. We are continuing to pursue our claims against the remaining defendants in the case, which will be adjudicated at trial, currently scheduled for June 3, 2019.

Rocky Mountain High Brands, Inc. v La Dolce Vita Trust and Christine Guthrie, In Her Capacity As Trustee, In The 382nd District Court of Rockwall County, Texas, Cause No. 1-18-1608.

This is a case whereby the Company is attempting to collect on the Default Judgment obtained against Grisaffi. More specifically the Company is requesting the Court to order the La Dolce Vita Trust to turnover fraudulently transferred assets and for additional relief necessary to enforce the Company’s judgment against Grisaffi.

Chet – 5 Broadcasting, Inc. v Rocky Mountain High Brands, Inc., Supreme Court of the State of New Your, County of Ulster, Case No. 18-4416.

The Plaintiff sued the Company, seeking $21,000 in damages for breach of contract. The Company is contesting that claim in its entirety and has filed a counterclaim against the Plaintiff for an unspecified amount of damages. This case is new and the parties have not yet conducted any discovery.

NOTE 17 – Subsequent Events

Between April 1, 2019 and May 16, 2019 the Company issued 1,425,571 shares of common stock, all of which were for cash.

On April 22, 2019 the reverse split of the Company’s stock, at a ratio of one share for every 20 shares, was effective. All common stock share and per share amounts in this document reflect this reverse split.

On May 3, 2019, the Company issued a new Convertible Promissory Note to GHS Investments, LLC (“GHS”) in the amount of $105,000. The note bears interest at an annual rate of ten percent (10%), is secured by all of our assets, and is convertible to shares of our common stock at a price of $0.05 per share. The note matures on February 3, 2020.

On May 6, 2019, the Company amended seven Convertible Promissory Notes to GHS with an aggregate principal amount of $715,098. The amendment extends the due dates of the notes originally ranging from April to July 2019 to dates ranging from December 2019 to April 2020. The amendment also changed the fixed conversion price of each of the notes to $.05.

On May 16, 2019, the Company issued a new Convertible Promissory Note to GHS in the amount of $157,500. The note bears interest at an annual rate of ten percent (10%), is secured by all of our assets, and is convertible to shares of  our common stock at a price of $0.05 per share. The note matures on February 16, 2020.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth all expenses to be paid by the Registrant, other than estimated placement agents’ fees and commissions, in connection with our public offering. All amounts shown are estimates except for the SEC registration fee:

SEC registration fee	$278.16
Legal fees and expenses	15,000
Accounting fees and expenses	2,000
Transfer agent and registrar fees	—
Printing and engraving expenses	—
Miscellaneous fees and expenses	—
Total	$17,278.16

Item 14. Indemnification of Directors and Officers

Neither our articles of incorporation, nor our bylaws, prevent us from indemnifying our officers, directors and agents to the extent permitted under the Nevada Revised Statutes (“NRS”). NRS Section 78.7502, provides that a corporation may indemnify any director, officer, employee or agent of a corporation against expenses, including fees, actually and reasonably incurred by him in connection with any defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our charter provides that we will indemnify our directors, officers, employees and agents to the extent and in the manner permitted by the provisions of the NRS, as amended from time to time, subject to any permissible expansion or limitation of such indemnification, as may be set forth in any stockholders’ or directors’ resolution or by contract. Any repeal or modification of these provisions approved by our stockholders will be prospective only and will not adversely affect any limitation on the liability of any of our directors or officers existing as of the time of such repeal or modification. We are also permitted to apply for insurance on behalf of any director, officer, employee or other agent for liability arising out of his actions, whether or not the NRS would permit indemnification.

Our bylaws provide that a director or officer of the Company shall have no personal liability to the Company or its stockholders for damages for breach of fiduciary duty as a director or officer, except for damages for breach of fiduciary duty resulting from (a) acts or omissions which involve intentional misconduct, fraud, or a knowing violation of law, or (b) the payment of dividends in violation of section 78.3900 of the NRS as it may from time to time be amended or any successor provision thereto.

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Item 15. Recent Sales of Unregistered Securities

Date	Name	Shares Issued	Issue Price	Description	Exemption
6/30/2018	Tom Blackington	7,342	0.17	Services Rendered	Section 4(2)
6/30/2018	John Kuhlke	24,247	0.17	Services Rendered	Section 4(2)
7/5/2018	GHS Investments	312,500	0.16	Note Payable Conversion	Rule 506
7/9/2018	GHS Investments	289,116	0.15	Shares Sold	Rule 506
7/25/2018	Tim McGeehan	188,060	0.20	Business acquisition	Rule 506
7/25/2018	Erik Rothchild	104,963	0.20	Business acquisition	Rule 506
7/25/2018	Steve and Alin Dorsey	42,537	0.20	Business acquisition	Rule 506
7/25/2018	Curt and Joyce Farnsworth	17,724	0.20	Business acquisition	Rule 506
7/25/2018	Kathleen McDonough Trust	10,634	0.20	Business acquisition	Rule 506
7/25/2018	Kevin Israel	3,731	0.20	Business acquisition	Rule 506
7/25/2018	Tom Johnson	3,731	0.20	Business acquisition	Rule 506
7/25/2018	Aaron Spradlin	1,754	0.20	Business acquisition	Rule 506
7/26/2018	GHS Investments	312,500	0.16	Note Payable Conversion	Rule 506
7/31/2018	Tom Blackington	8,333	0.15	Services Rendered	Section 4(2)
8/3/2018	GHS Investments	500,000	0.10	Note Payable Conversion	Rule 506
8/14/2018	GHS Investments	500,000	0.10	Note Payable Conversion	Rule 506
8/28/2018	GHS Investments	500,000	0.10	Note Payable Conversion	Rule 506
8/31/2018	Tom Blackington	7,375	0.17	Services Rendered	Section 4(2)
9/5/2018	GHS Investments	500,000	0.10	Note Payable Conversion	Rule 506
9/17/2018	GHS Investments	180,360	0.10	Note Payable Conversion	Rule 506
9/25/2018	GHS Investments	500,000	0.10	Note Payable Conversion	Rule 506
9/30/2018	John Kuhlke	25,757	0.15	Services Rendered	Section 4(2)
10/4/2018	GHS Investments	527,071	0.10	Note Payable Conversion	Rule 506
10/12/2018	GHS Investments	500,000	0.10	Note Payable Conversion	Rule 506
10/16/2018	GHS Investments	1,438,104	0.17	Shares Sold	Rule 506
10/17/2018	Oscar Herrera	75,000	0.26	Services Rendered	Section 4(2)
10/19/2018	John Rustin	41,480	0.24	Shares Sold	Rule 506
10/22/2018	GHS Investments	1,361,063	0.18	Shares Sold	Rule 506
11/5/2018	GHS Investments	2,306,106	0.16	Shares Sold	Rule 506
11/29/2018	GHS Investments	500,000	0.10	Note Payable Conversion	Rule 506
12/4/2018	GHS Investments	728,093	0.10	Note Payable Conversion	Rule 506
12/13/2018	GHS Investments	1,655,819	0.14	Shares Sold	Rule 506
1/2/2019	John Kuhlke	25,403	0.16	Services Rendered	Section 4(2)
1/2/2019	GHS Investments	500,000	0.10	Note Payable Conversion	Rule 506
1/7/2019	GHS Investments	2,313,849	0.13	Shares Sold	Rule 506
1/25/2019	GHS Investments	500,000	0.10	Note Payable Conversion	Rule 506
2/4/2019	GHS Investments	750,000	0.10	Note Payable Conversion	Rule 506
2/5/2019	GHS Investments	1,262,393	0.14	Shares Sold	Rule 506
2/22/2019	GHS Investments	1,167,930	0.14	Shares Sold	Rule 506
3/7/2019	GHS Investments	1,530,315	0.11	Shares Sold	Rule 506
3/20/2019	GHS Investments	1,538,850	0.11	Shares Sold	Rule 506
4/16/2019	GHS Investments	889,666	0.09	Shares Sold	Rule 506
1/2/2019	John Kuhlke	25,403	0.16	Services Rendered	Section 4(2)
1/2/2019	GHS Investments	500,000	0.10	Note Payable Conversion	Rule 506
1/7/2019	GHS Investments	2,313,849	0.13	Shares Sold	Rule 506
1/25/2019	GHS Investments	500,000	0.10	Note Payable Conversion	Rule 506
2/4/2019	GHS Investments	750,000	0.10	Note Payable Conversion	Rule 506
2/5/2019	GHS Investments	1,262,393	0.14	Shares Sold	Rule 506
2/22/2019	GHS Investments	1,167,930	0.14	Shares Sold	Rule 506
3/7/2019	GHS Investments	1,530,315	0.11	Shares Sold	Rule 506
3/20/2019	GHS Investments	1,538,850	0.11	Shares Sold	Rule 506
4/16/2019	GHS Investments	889,666	0.09	Shares Sold	Rule 506
4/30/2019	GHS Investments	535,904	0.04	Shares Sold	Rule 506
5/21/2019	GHS Investments	1,000,000	0.05	Note Payable Conversion	Rule 506

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Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits.

3.1	Articles of Incorporation, as Amended (Incorporated by reference to Registration Statement on Form 10 filed June 22, 2016)

3.2	By-laws, as Amended (Incorporated by reference to Registration Statement on Form 10 filed June 22, 2016)

3.3	Certificate of Amendment of Articles of Incorporation (Incorporated by reference to Current Report on Form 8-K filed March 22, 2019)

5.1	Opinion of Laxague Law, Inc. (Incorporated by reference to Registration Statement on Form S-1 filed May 15, 2019)

10.1	Employment Agreement with Michael Welch (Incorporated by reference to Current Report on Form 8-K filed February 23, 2018)

10.2	Employment Agreement with Jens Mielke (Incorporated by reference to Current Report on Form 8-K filed February 23, 2018)

10.3	Employment Agreement with David M. Seeberger (Incorporated by reference to Current Report on Form 8-K filed February 23, 2018)

10.4	Employment Agreement with Charles Smith (Incorporated by reference to Current Report on Form 8-K filed February 23, 2018)

10.5	Rocky Mountain High Brands, Inc. 2017 Incentive Plan (Incorporated by reference to Current Report on Form 8-K filed April 3, 2017)

10.6	Service Agreement for offices at 9101 LBJ Freeway, Suite 200, Dallas, TX (Incorporated by reference to Registration Statement on Form 10 filed June 22, 2016)

10.7	Distributorship Agreement with Vega Bros. Sales and Distribution, LLC (Incorporated by reference to Registration Statement on Form 10 filed June 22, 2016)

10.8	Water Purchase Agreement (Incorporated by reference to Amended Registration Statement on Form 10 filed September 29, 2016)

10.9	Operating and Management Agreement (Incorporated by reference to Amended Registration Statement on Form 10 filed September 29, 2016)

10.10	Membership Interest Purchase Agreement (Incorporated by reference to Amended Registration Statement on Form 10 filed September 29, 2016)

10.11	First Amended Operating and Management Agreement of Rocky Mountain High Water Company, LLC (Incorporated by reference to Annual Report on Form 10-K filed October 11, 2017)

10.12	LyonPride Music Sponsorship/Promo/Marketing Agreement with Rocky Mountain High Brands, Inc. (Incorporated by reference to Annual Report on Form 10-K filed October 11, 2017)

10.13	LSW Holdings, LLC Convertible Promissory Note dated May 19, 2017 (Incorporated by reference to Registration Statement on Form S-1 filed July 6, 2018)

10.14	LSW Holdings, LLC Convertible Promissory Note dated July 11, 2017 (Incorporated by reference to Annual Report on Form 10-K filed October 11, 2017)

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10.15	Secured Promissory Note with GHS Investments, LLC ($212,328,77 – Exchange for Note issued 11/2/17) (Incorporated by reference to Current Report on Form 8-K filed July 2, 2018)

10.16	Securities Purchase Agreement with GHS Investments, LLC, dated June 27, 2018 (Incorporated by reference to Current Report on Form 8-K filed July 2, 2018)

10.17	Registration Rights Agreement with GHS Investments, LLC, dated June 27, 2018 (Incorporated by reference to Current Report on Form 8-K filed July 2, 2018)

10.18	Agreement with KeHE Distributors, LLC (Incorporated by reference to Registration Statement on Form S-1 filed July 6, 2018)

10.19	Master Services Agreement with Tandem Theory, LLC (Incorporated by reference to Registration Statement on Form S-1 filed July 6, 2018)

10.20	Consulting Agreement with Giovanni Gallucci (Incorporated by reference to Registration Statement on Form S-1 filed July 6, 2018)

10.21	Asset Purchase Agreement with BFIT Brands, LLC (Incorporated by reference to Current Report on Form 8-K filed July 27, 2018)

10.22	Non-competition Agreement with members of BFIT Brands, LLC (Incorporated by reference to Current Report on Form 8-K filed July 27, 2018)

10.23	Employment Agreement with Erik Rothchild (Incorporated by reference to Current Report on Form 8-K filed July 27, 2018)

10.24	Secured Promissory Note with GHS Investments, LLC ($157,500, issued 7/24/18) (Incorporated by reference to Registration Statement on Form S-1/A filed August 8, 2018)

10.25	Secured Promissory Note with GHS Investments, LLC ($157,500 issued 8/9/18) (Incorporated by reference to Registration Statement on Form S-1/A filed September 7, 2018)

10.26	Secured Promissory Note with GHS Investments, LLC ($105,000 issued 8/30/18) (Incorporated by reference to Registration Statement on Form S-1/A filed September 7, 2018)

10.27	Addenda to Secured Promissory Notes (Incorporated by reference to Registration Statement on Form S-1/A filed September 7, 2018)

10.28	Secured Promissory Note with GHS Investments, LLC ($131,250 issued 9/14/18) (Incorporated by reference to Registration Statement on Form S-1/A filed October 9, 2018)

10.29	Secured Promissory Note with GHS Investments, LLC ($55,000 issued 9/28/18) (Incorporated by reference to Registration Statement on Form S-1/A filed October 9, 2018)

10.30	Co-Packing Agreement with Optimus Fulfill, LLC (Incorporated by reference to Current Report on Form 8-K filed January 25, 2019)

10.31	Second Addendum to Master Manufacturer Agreement (Incorporated by reference to Current Report on Form 8-K filed January 25, 2019)

10.32	Beverage Manufacture and Supply Agreement with Texas Wellness Center, LLC (Incorporated by reference to Current Report on Form 8-K filed February 26, 2019)

10.33	Secured Promissory Note with GHS Investments, LLC ($52,500 issued 10/12/18) (Incorporated by reference to Annual Report on Form 10-K filed April 15, 2019)

10.34	Consulting Service Agreement with Mihok & Associates, Inc. (Incorporated by reference to Annual Report on Form 10-K filed April 15, 2019)

10.35	Consulting Agreement with E & E Communications (Incorporated by reference to Annual Report on Form 10-K filed April 15, 2019)

10.36	Securities Purchase Agreement with GHS Investments, LLC (Incorporated by reference to Current Report on Form 8-K filed May 9, 2019)

10.37	Secured Promissory Note with GHS Investments, LLC ($105,000 issued May 3, 2019) (Incorporated by reference to Current Report on Form 8-K filed May 9, 2019)

10.38	Amendment to Promissory Notes (Incorporated by reference to Current Report on Form 8-K filed May 9, 2019)

14.1	Code of Conduct (Incorporated by reference to Current Report on Form 8-K filed February 23, 2018)

14.2	Insider Trading Policy (Incorporated by reference to Current Report on Form 8-K filed October 12, 2017)

21.1	List of Subsidiaries (Incorporated by reference to Annual Report on Form 10-K filed April 15, 2019)

23.1	Consent of Prager Metis CPAs, LLC, Independent Registered Public Accounting Firm*

23.2	Consent of Paritz & Company, PA, Independent Registered Public Accounting Firm*

* Filed herewith

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424 of this chapter);

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§ 230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in Dallas, Texas, on the 12th day of June, 2019.

ROCKY MOUNTAIN HIGH BRANDS, INC.

By:	/s/ Michael Welch
Michael Welch
Chief Executive Officer
(Principal Executive Officer)

By:	/s/ Jens Mielke
Jens Mielke
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael Welch his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him/her and in his name, place and stead, in any and all capacities to sign any or all amendments (including, without limitation, post-effective amendments) to this Registration Statement, any related Registration Statement filed pursuant to Rule 462(b) under the Securities Act of 1933 and any or all pre- or post-effective amendments thereto, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent, or any substitute or substitutes for him, may lawfully do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Michael Welch
Michael Welch	Director, Chairman Chief Executive Officer	June 12, 2019
(Principal Executive Officer)
/s/ Jens Mielke
Jens Mielke	Chief Financial Officer	June 12, 2019
(Principal Financial Officer and Principal Accounting Officer)
/s/ David Seeberger
David Seeberger	Director	June 12, 2019

/s/ Charles Smith
Charles Smith	Director	June 12, 2019

/s/ Dean Blythe
Dean Blythe	Director	June 12, 2019

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